                                                                    EXHIBIT 10.1

                                CREDIT AGREEMENT

                          DATED AS OF OCTOBER 29, 1997

                                     AMONG

                          WHITE CAP INDUSTRIES, CORP.,
                                  AS BORROWER

                          WHITE CAP INDUSTRIES, INC.,
                                  AS GUARANTOR

                         BANK OF AMERICA NATIONAL TRUST
                            AND SAVINGS ASSOCIATION
       AS ADMINISTRATIVE AGENT, SYNDICATION AGENT AND DOCUMENTATION AGENT

                                      AND

                 THE OTHER FINANCIAL INSTITUTIONS PARTY HERETO

                                   ARRANGER:

                         BANCAMERICA ROBERTSON STEPHENS
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                               TABLE OF CONTENTS

       SECTION                                                                            PAGE
                                          ARTICLE I

                                         DEFINITIONS

         1.01    Certain Defined Terms  . . . . . . . . . . . . . . . . . . . . . . . . .   1
         1.02    Other Interpretive Provisions  . . . . . . . . . . . . . . . . . . . . .  31
         1.03    Accounting Principles  . . . . . . . . . . . . . . . . . . . . . . . . .  33

                                          ARTICLE II

                                         THE CREDITS

         2.01    Amounts and Terms of Commitments . . . . . . . . . . . . . . . . . . . .  33
                 (a)      Closing Date Term Loans . . . . . . . . . . . . . . . . . . . .  33
                 (b)      Delayed Draw Term Loans . . . . . . . . . . . . . . . . . . . .  33
                 (c)      Revolving Loans . . . . . . . . . . . . . . . . . . . . . . . .  34
         2.02    Register; Notes  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
                 (a)      The Register  . . . . . . . . . . . . . . . . . . . . . . . . .  34
                 (b)      Notes . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
         2.03    Procedure for Borrowing  . . . . . . . . . . . . . . . . . . . . . . . .  36
         2.04    Conversion and Continuation Elections  . . . . . . . . . . . . . . . . .  37
         2.05    Voluntary Termination or Reduction of Commitments  . . . . . . . . . . .  38
         2.06    Optional Prepayments . . . . . . . . . . . . . . . . . . . . . . . . . .  39
         2.07    Mandatory Prepayments of Loans . . . . . . . . . . . . . . . . . . . . .  39
                 (a)      Asset Dispositions; Events of Loss  . . . . . . . . . . . . . .  39
                 (b)      Equity Issuance . . . . . . . . . . . . . . . . . . . . . . . .  40
                 (c)      Application of Mandatory Prepayments  . . . . . . . . . . . . .  40
                 (d)      General . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
                 (e)      Clean Down  . . . . . . . . . . . . . . . . . . . . . . . . . .  41
         2.08    Repayment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41
                 (a)      Scheduled Payments of Term Loans  . . . . . . . . . . . . . . .  41
                 (b)      The Revolving Credit  . . . . . . . . . . . . . . . . . . . . .  42
         2.09    Interest . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
         2.10    Fees . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43
                 (a)      Facility Underwriting Fee; Agency Fee . . . . . . . . . . . . .  43
                 (b)      Commitment Fees . . . . . . . . . . . . . . . . . . . . . . . .  43
                          (i)      Revolving Commitments  . . . . . . . . . . . . . . . .  43
                          (ii)     Term Loan Commitments  . . . . . . . . . . . . . . . .  43
         2.11    Computation of Fees and Interest . . . . . . . . . . . . . . . . . . . .  44
         2.12    Payments by the Company  . . . . . . . . . . . . . . . . . . . . . . . .  44
         2.13    Payments by the Lenders to the Agent . . . . . . . . . . . . . . . . . .  45
         2.14    Sharing of Payments, Etc.  . . . . . . . . . . . . . . . . . . . . . . .  46
         2.15    Security and Guaranties  . . . . . . . . . . . . . . . . . . . . . . . .  46
         2.16    Extension of Revolving Termination Date, Term Loan Final Maturity
                 Date, Draw Period Termination Date and Term Loan Amortization Dates
                 at Option of Company . . . . . . . . . . . . . . . . . . . . . . . . . .  46

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                               TABLE OF CONTENTS

       SECTION                                                                            PAGE
                                         ARTICLE III

                                    THE LETTERS OF CREDIT

         3.01    The Letter of Credit Subfacility.  . . . . . . . . . . . . . . . . . . .  47
         3.02    Issuance, Amendment and Renewal of Letters of Credit . . . . . . . . . .  49
         3.03    Risk Participations, Drawings and Reimbursements . . . . . . . . . . . .  51
         3.04    Repayment of Participations  . . . . . . . . . . . . . . . . . . . . . .  53
         3.05    Role of the Issuing Lender . . . . . . . . . . . . . . . . . . . . . . .  53
         3.06    Obligations Absolute . . . . . . . . . . . . . . . . . . . . . . . . . .  54
         3.07    Cash Collateral Pledge . . . . . . . . . . . . . . . . . . . . . . . . .  55
         3.08    Letter of Credit Fees  . . . . . . . . . . . . . . . . . . . . . . . . .  56
         3.09    Uniform Customs and Practice . . . . . . . . . . . . . . . . . . . . . .  57
         3.10    Mandatory Prepayments of L/C Obligations . . . . . . . . . . . . . . . .  57

                                          ARTICLE IV

                            TAXES, YIELD PROTECTION AND ILLEGALITY

         4.01    Taxes. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  57
         4.02    Illegality . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  58
         4.03    Increased Costs and Reduction of Return  . . . . . . . . . . . . . . . .  59
         4.04    Funding Losses . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  60
         4.05    Inability to Determine Rates . . . . . . . . . . . . . . . . . . . . . .  60
         4.06    Certificates of Lenders  . . . . . . . . . . . . . . . . . . . . . . . .  61
         4.07    Substitution of Lenders  . . . . . . . . . . . . . . . . . . . . . . . .  61
         4.08    Survival . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  61

                                          ARTICLE V

                                     CONDITIONS PRECEDENT

         5.01    Conditions of Initial Credit Extension . . . . . . . . . . . . . . . . .  62
                 (a)      Documents . . . . . . . . . . . . . . . . . . . . . . . . . . .  62
                          (i)      Credit Agreement and Notes   . . . . . . . . . . . . .  62
                          (ii)     Resolutions; Incumbency Certificates   . . . . . . . .  62
                          (iii)    Organization Documents; Good Standing  . . . . . . . .  62
                          (iv)     Legal Opinions   . . . . . . . . . . . . . . . . . . .  62
                          (v)      Payment of Fees  . . . . . . . . . . . . . . . . . . .  63
                          (vi)     Guaranties and Collateral Documents  . . . . . . . . .  63
                          (vii)    Evidence of Insurance  . . . . . . . . . . . . . . . .  64
                          (viii)   Environmental Questionnaire  . . . . . . . . . . . . .  64
                          (ix)     Certificate  . . . . . . . . . . . . . . . . . . . . .  64
                          (x)      Other Documents  . . . . . . . . . . . . . . . . . . .  64
                 (b)      No Material Adverse Effect  . . . . . . . . . . . . . . . . . .  64

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
       SECTION                                                                            PAGE
                 (c)      Corporate and Capital Structure, Ownership, Tax Structure,
                          Management, Contracts, Etc. . . . . . . . . . . . . . . . . . .  64
                          (i)      Corporate Structure  . . . . . . . . . . . . . . . . .  64
                          (ii)     Capital Structure and Ownership  . . . . . . . . . . .  64
                          (iii)    Tax Structure  . . . . . . . . . . . . . . . . . . . .  64
                          (iv)     Management   . . . . . . . . . . . . . . . . . . . . .  65
                          (v)      Contracts and Plans  . . . . . . . . . . . . . . . . .  65
                          (vi)     Schedule of Leases   . . . . . . . . . . . . . . . . .  65
                 (d)      Termination of Existing Credit Agreements . . . . . . . . . . .  65
                 (e)      Consummation of IPO . . . . . . . . . . . . . . . . . . . . . .  65
                 (f)      Related Agreements  . . . . . . . . . . . . . . . . . . . . . .  65
                          (i)      Approval of Related Agreements   . . . . . . . . . . .  65
                          (ii)     Related Agreements in Full Force and Effect  . . . . .  65
                 (g)      Necessary Governmental Authorizations, Etc. . . . . . . . . . .  66
                 (h)      Financial Statements; Pro Forma Balance Sheet and
                          Projections . . . . . . . . . . . . . . . . . . . . . . . . . .  66
         5.02    Conditions to All Credit Extensions  . . . . . . . . . . . . . . . . . .  67
                 (a)      Notice, Application . . . . . . . . . . . . . . . . . . . . . .  67
                 (b)      Continuation of Representations and Warranties  . . . . . . . .  67
                 (c)      No Existing Default . . . . . . . . . . . . . . . . . . . . . .  67

                                          ARTICLE VI

                                REPRESENTATIONS AND WARRANTIES

         6.01    Corporate Existence and Power  . . . . . . . . . . . . . . . . . . . . .  68
         6.02    Corporate Authorization; No Contravention  . . . . . . . . . . . . . . .  68
         6.03    Governmental Authorization . . . . . . . . . . . . . . . . . . . . . . .  69
         6.04    Binding Effect . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  69
         6.05    Litigation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  69
         6.06    No Default . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  69
         6.07    ERISA Compliance . . . . . . . . . . . . . . . . . . . . . . . . . . . .  70
         6.08    Use of Proceeds; Margin Regulations  . . . . . . . . . . . . . . . . . .  70
         6.09    Title to Properties  . . . . . . . . . . . . . . . . . . . . . . . . . .  70
         6.10    Taxes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  71
         6.11    Financial Condition  . . . . . . . . . . . . . . . . . . . . . . . . . .  71
         6.12    Environmental Matters  . . . . . . . . . . . . . . . . . . . . . . . . .  71
         6.13    Collateral Documents . . . . . . . . . . . . . . . . . . . . . . . . . .  72
         6.14    Regulated Entities . . . . . . . . . . . . . . . . . . . . . . . . . . .  72
         6.15    No Burdensome Restrictions . . . . . . . . . . . . . . . . . . . . . . .  73
         6.16    Copyrights, Patents, Trademarks and Licenses, etc. . . . . . . . . . . .  73
         6.17    Subsidiaries . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  73
         6.18    Insurance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  73
         6.19    Solvency . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  73

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
   SECTION                                                                                PAGE
         6.20    Swap Obligations . . . . . . . . . . . . . . . . . . . . . . . . . . . .  73
         6.21    Disclosure . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  74
         6.22    Related Agreements . . . . . . . . . . . . . . . . . . . . . . . . . . .  74

                                         ARTICLE VII

                                    AFFIRMATIVE COVENANTS

         7.01    Financial Statements . . . . . . . . . . . . . . . . . . . . . . . . . .  75
         7.02    Certificates; Other Information  . . . . . . . . . . . . . . . . . . . .  76
         7.03    Notices  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  76
         7.04    Preservation of Corporate Existence, Etc . . . . . . . . . . . . . . . .  78
         7.05    Maintenance of Property  . . . . . . . . . . . . . . . . . . . . . . . .  79
         7.06    Insurance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  79
         7.07    Payment of Obligations . . . . . . . . . . . . . . . . . . . . . . . . .  79
         7.08    Compliance with Laws . . . . . . . . . . . . . . . . . . . . . . . . . .  80
         7.09    Compliance with ERISA  . . . . . . . . . . . . . . . . . . . . . . . . .  80
         7.10    Inspection of Property and Books and Records . . . . . . . . . . . . . .  80
         7.11    Environmental Laws . . . . . . . . . . . . . . . . . . . . . . . . . . .  80
         7.12    Use of Proceeds  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  81
         7.13    Further Assurances . . . . . . . . . . . . . . . . . . . . . . . . . . .  81
         7.14    Additional Guarantors  . . . . . . . . . . . . . . . . . . . . . . . . .  81

                                         ARTICLE VIII

                                      NEGATIVE COVENANTS

         8.01    Limitation on Liens  . . . . . . . . . . . . . . . . . . . . . . . . . .  82
         8.02    Disposition of Assets  . . . . . . . . . . . . . . . . . . . . . . . . .  84
         8.03    Consolidations and Mergers . . . . . . . . . . . . . . . . . . . . . . .  85
         8.04    Loans, Investments and Acquisitions  . . . . . . . . . . . . . . . . . .  85
         8.05    Limitation on Indebtedness . . . . . . . . . . . . . . . . . . . . . . .  86
         8.06    Transactions with Affiliates . . . . . . . . . . . . . . . . . . . . . .  86
         8.07    Use of Proceeds  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  86
         8.08    Contingent Obligations . . . . . . . . . . . . . . . . . . . . . . . . .  87
         8.09    Capital Expenditures . . . . . . . . . . . . . . . . . . . . . . . . . .  87
         8.10    Lease Obligations  . . . . . . . . . . . . . . . . . . . . . . . . . . .  88
         8.11    Restricted Payments  . . . . . . . . . . . . . . . . . . . . . . . . . .  88
         8.12    Financial Covenants  . . . . . . . . . . . . . . . . . . . . . . . . . .  89
         8.13    ERISA  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  90
         8.14    Change in Business . . . . . . . . . . . . . . . . . . . . . . . . . . .  90
         8.15    Accounting Changes . . . . . . . . . . . . . . . . . . . . . . . . . . .  90

                                          ARTICLE IX

                                      EVENTS OF DEFAULT

         9.01    Event of Default . . . . . . . . . . . . . . . . . . . . . . . . . . . .  91

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
       SECTION                                                                           PAGE
                 (a)      Non-Payment . . . . . . . . . . . . . . . . . . . . . . . . . .  91
                 (b)      Representation or Warranty  . . . . . . . . . . . . . . . . . .  91
                 (c)      Specific Defaults . . . . . . . . . . . . . . . . . . . . . . .  91
                 (d)      Other Defaults  . . . . . . . . . . . . . . . . . . . . . . . .  92
                 (e)      Cross-Default . . . . . . . . . . . . . . . . . . . . . . . . .  92
                 (f)      Insolvency; Voluntary Proceedings . . . . . . . . . . . . . . .  92
                 (g)      Involuntary Proceedings . . . . . . . . . . . . . . . . . . . .  93
                 (h)      ERISA . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  93
                 (i)      Monetary Judgments  . . . . . . . . . . . . . . . . . . . . . .  93
                 (j)      Non-Monetary Judgments  . . . . . . . . . . . . . . . . . . . .  93
                 (k)      Change of Control . . . . . . . . . . . . . . . . . . . . . . .  94
                 (l)      Loss of Licenses  . . . . . . . . . . . . . . . . . . . . . . .  94
                 (m)      Adverse Change  . . . . . . . . . . . . . . . . . . . . . . . .  94
                 (n)      Guarantor Defaults  . . . . . . . . . . . . . . . . . . . . . .  94
                 (o)      Invalidity of Subordination Provisions  . . . . . . . . . . . .  94
                 (p)      Collateral  . . . . . . . . . . . . . . . . . . . . . . . . . .  94
         9.02    Remedies . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  95
         9.03    Specified Swap Contract Remedies . . . . . . . . . . . . . . . . . . . .  95
         9.04    Rights Not Exclusive . . . . . . . . . . . . . . . . . . . . . . . . . .  96

                                          ARTICLE X

                                          THE AGENT

         10.01   Appointment and Authorization; "Agent" . . . . . . . . . . . . . . . . .  96
         10.02   Delegation of Duties . . . . . . . . . . . . . . . . . . . . . . . . . .  97
         10.03   Liability of Agent . . . . . . . . . . . . . . . . . . . . . . . . . . .  97
         10.04   Reliance by Agent  . . . . . . . . . . . . . . . . . . . . . . . . . . .  97
         10.05   Notice of Default  . . . . . . . . . . . . . . . . . . . . . . . . . . .  98
         10.06   Credit Decision  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  98
         10.07   Indemnification of Agent . . . . . . . . . . . . . . . . . . . . . . . .  99
         10.08   Agent in Individual Capacity . . . . . . . . . . . . . . . . . . . . . .  99
         10.09   Successor Agent  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  99
         10.10   Withholding Tax  . . . . . . . . . . . . . . . . . . . . . . . . . . . . 100
         10.11   Collateral Matters . . . . . . . . . . . . . . . . . . . . . . . . . . . 102
         10.12   Co-Agents  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 103

                                          ARTICLE XI

                                        MISCELLANEOUS

         11.01   Amendments and Waivers . . . . . . . . . . . . . . . . . . . . . . . . . 103
         11.02   Notices  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 104
         11.03   No Waiver; Cumulative Remedies . . . . . . . . . . . . . . . . . . . . . 105
         11.04   Costs and Expenses . . . . . . . . . . . . . . . . . . . . . . . . . . . 105
         11.05   Company Indemnification  . . . . . . . . . . . . . . . . . . . . . . . . 106
         11.06   Marshalling; Payments Set Aside  . . . . . . . . . . . . . . . . . . . . 107
         11.07   Successors and Assigns . . . . . . . . . . . . . . . . . . . . . . . . . 107
         11.08   Assignments, Participations, etc.  . . . . . . . . . . . . . . . . . . . 107
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
        SECTION                                                                           PAGE
         11.09   Confidentiality  . . . . . . . . . . . . . . . . . . . . . . . . . . . . 110
         11.10   Set-off  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 110
         11.11   Automatic Debits of Fees . . . . . . . . . . . . . . . . . . . . . . . . 111
         11.12   Notification of Addresses, Lending Offices, Etc. . . . . . . . . . . . . 111
         11.13   Counterparts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 111
         11.14   Severability . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 111
         11.15   No Third Parties Benefited . . . . . . . . . . . . . . . . . . . . . . . 111
         11.16   Governing Law and Jurisdiction . . . . . . . . . . . . . . . . . . . . . 111
         11.17   Waiver of Jury Trial . . . . . . . . . . . . . . . . . . . . . . . . . . 112
         11.18   Entire Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . 112

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
SCHEDULES

Schedule 1.01             Determination of Offshore Rate Margin, Base
                          Rate Margin Standby L/C Fee Rate and Commitment
                          Fee Rate
Schedule 2.01             Commitments and Pro Rata Shares
Schedule 6.05             Litigation
Schedule 6.11             Permitted Liabilities
Schedule 6.12             Environmental Matters
Schedule 6.17             Minority Interests
Schedule 6.18             Insurance Matters
Schedule 8.01             Permitted Liens
Schedule 8.05             Permitted Indebtedness
Schedule 8.08             Contingent Obligations
Schedule 11.02            Lending Offices; Addresses for Notices

EXHIBITS

Exhibit A                 Form of Notice of Borrowing
Exhibit B                 Form of Notice of Conversion/Continuation
Exhibit C                 Form of Compliance Certificate
Exhibit D                 Form of Term Note
Exhibit E                 Form of Revolving Note
Exhibit F                 Form of Company Pledge Agreement
Exhibit G                 Form of Company Security Agreement
Exhibit H                 Form of Subsidiary Guaranty
Exhibit I                 Form of Company Trademark Security Agreement
Exhibit J                 Form of Subsidiary Security Agreement
Exhibit K                 Form of Holdings Pledge Agreement
Exhibit L                 Form of Holdings Guaranty
Exhibit M                 Form of Assignment and Acceptance
Exhibit N                 Form of Legal Opinion of Dorsey & Whitney LLP
Exhibit O                 Form of Legal Opinion of O'Melveny & Myers LLP
Exhibit P                 Form of Extension Notice
Exhibit Q                 Form of Permitted Acquisition Certificate

                                CREDIT AGREEMENT

         This CREDIT AGREEMENT is entered into as of October 29, 1997, among White Cap Industries, Corp. (formerly known as White Cap Industries, Inc.), a California corporation (the "Company"), White Cap Industries, Inc. (formerly known as White Cap Holdings, Inc.), a Delaware corporation ("Holdings"), the several financial institutions from time to time party to this Agreement (collectively, the "Lenders"; individually, a "Lender"), and Bank of America National Trust and Savings Association, as letter of credit issuing lender and as administrative agent, syndication agent and documentation agent for the Lenders.

         WHEREAS, the Lenders have agreed, on the terms and conditions set forth herein, to extend certain credit facilities to the Company, the proceeds of which shall be used to provide financing for permitted acquisitions, working capital and other general purposes of the Company and its Subsidiaries; and

         WHEREAS, the Company desires to secure all of the obligations hereunder and under the other Loan Documents by granting to the Agent, for the benefit of the Lenders, a first priority Lien on certain of its assets; and

         WHEREAS, Holdings has agreed to guarantee the obligations hereunder and under the other Loan Documents, and to secure its guarantee by granting to the Agent, for the benefit of the Lenders, a first priority Lien on the capital stock of the Company;

         NOW, THEREFORE, in consideration of the mutual agreements, provisions and covenants contained herein, the parties agree as follows:

                                   ARTICLE I

                                  DEFINITIONS

         1.01 Certain Defined Terms. The following terms have the following meanings:

                 "Acquired Business" means the entity or assets acquired by the Company or a Subsidiary of the Company in an Acquisition, whether before or after the date hereof.

                 "Acquired Business EBITDA" means for any period ending on or before the date of any Acquisition of an Acquired Business the sum (determined in accordance with GAAP) of (a) the net income (or net loss) of the Acquired Business for the applicable period ending on the date of such Acquisition, plus (b) all amounts treated as interest and

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
         all depreciation, amortization and other similar non-cash charges to the extent included in the determination of such net income (or loss), plus (c) all accrued taxes on or measured by income to the extent included in the determination of such net income (or loss), provided, however, that net income (or loss) shall be computed for these purposes without giving effect to extraordinary losses or extraordinary gains; provided that with respect to any Acquired Business acquired pursuant to a Permitted Acquisition made after the Closing Date, the Acquired Business EBITDA of such Acquired Business shall be subject to adjustment in accordance with clause (e) of the definition of Permitted Acquisition.

                 "Acquisition" means any transaction or series of related transactions for the purpose of or resulting, directly or indirectly, in (a) the acquisition of all or substantially all of the assets of a Person, or of any business or division of a Person, (b) the acquisition of in excess of 50% of the capital stock, partnership interests, membership interests or equity of any Person (other than a Person that is a Subsidiary), or otherwise causing any Person to become a Subsidiary, or (c) a merger or consolidation or any other combination with another Person (other than a Person that is a Subsidiary) provided that the Company or the Subsidiary is the surviving entity.

                 "Affiliate" means, as to any Person, any other Person which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. A Person shall be deemed to control another Person if the controlling Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of the other Person, whether through the ownership of voting securities, membership interests, by contract, or otherwise.

                 "Agent" means BofA in its capacity as administrative agent, syndication agent and documentation agent for the Lenders hereunder, and any successor Agent arising under Section 10.09.

                 "Agent-Related Persons" means BofA and any successor agent arising under Section 10.09, together with their respective Affiliates (including, in the case of BofA, BARS), and the officers, directors, employees, agents and attorneys-in-fact of such Persons and Affiliates.

                 "Agent's Payment Office" means the address for payments set forth on Schedule 11.02 or such other address as the Agent may from time to time specify.

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
                 "Aggregate Specified Swap Amount" means, at any time, the sum of all Specified Swap Amounts owing to all Swap Providers.

                 "Agreement" means this Credit Agreement.

                 "Asset Coverage Ratio" means, as at any date of determination, the ratio of (a) 75% of Consolidated Accounts Receivable in which the Agent has a valid and perfected first priority security interest and the account debtors for which are Persons located in the United States, plus 60% of Consolidated Inventory in which the Agent has a valid and perfected first priority security interest to (b) the aggregate outstanding amount of the Term Loans plus the Effective Amount of the outstanding Revolving Loans and L/C Obligations less, during the period May 1 through November 15 in each year, $5,000,000.

                 "Assignee" has the meaning specified in subsection 11.08(a).

                 "Assignment and Acceptance" has the meaning specified in subsection 11.08(a).

                 "Attorney Costs" means and includes all fees and disbursements of any law firm or other external counsel, the allocated cost of internal legal services and all disbursements of internal counsel.

                 "Bankruptcy Code" means the Federal Bankruptcy Reform Act of 1978 (11 U.S.C. Section101, et seq.).

                 "Base Rate" means, for any day, the higher of: (a) 0.50% per annum above the latest Federal Funds Rate; and (b) the rate of interest in effect for such day as publicly announced from time to time by BofA in San Francisco, California, as its "reference rate." (The "reference rate" is a rate set by BofA based upon various factors including BofA's costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate.) Any change in the reference rate announced by BofA shall take effect at the opening of business on the day specified in the public announcement of such change.

                 "Base Rate Loan" means a Loan that bears interest based on the Base Rate.

                 "Base Rate Margin" means (a) during the period from the Closing Date through the date the Compliance Certificate with respect to the Company's financial statements for the period ending March 31, 1998 is delivered to the Lenders

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
         pursuant to subsection 7.02(b), the rate per annum determined as of the Closing Date in accordance with Schedule 1.01 attached hereto, and
         (b) thereafter the rate per annum determined in accordance with
         Schedule 1.01 attached hereto.

                 "BARS" means BancAmerica Robertson Stephens, a Delaware corporation.

                 "BofA" means Bank of America National Trust and Savings Association, a national banking association.

                 "Borrowing" means a borrowing hereunder consisting of Loans of the same Type made to the Company on the same day by the Lenders under
         Article II, and, other than in the case of Base Rate Loans, having the same Interest Period.

                 "Borrowing Date" means any date on which a Borrowing occurs under Section 2.03.

                 "Business Day" means any day other than a Saturday, Sunday or other day on which commercial banks in New York City or San Francisco are authorized or required by law to close and, if the applicable Business Day relates to any Offshore Rate Loan, means such a day on which dealings are carried on in the applicable offshore dollar interbank market.

                 "Capital Adequacy Regulation" means any guideline, request or directive of any central bank or other Governmental Authority, or any other law, rule or regulation, whether or not having the force of law, in each case, regarding capital adequacy of any bank or of any corporation controlling a bank.

                 "Cash Collateralize" means to pledge and deposit with or deliver to the Agent, for the benefit of the Agent, the Issuing Lender and the Lenders, as additional Collateral for the Obligations, cash or deposit account balances pursuant to documentation in form and substance reasonably satisfactory to the Agent and the Issuing Lender (which documents are hereby consented to by the Lenders). Derivatives of such term shall have corresponding meaning. The Company hereby grants the Agent, for the benefit of the Agent, the Issuing Lender and the Lenders, a security interest in all such cash and deposit account balances. Cash collateral shall be maintained in blocked, non-interest bearing deposit accounts at BofA.

                 "CERCLA" has the meaning specified in the definition of "Environmental Laws."


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
                 "Change of Control" means any of (a) the acquisition by any "person" or "group" (as such terms are used in sections 13(d) and 14(d) of the Exchange Act) (other than KRG or Greg Grosch) at any time of beneficial ownership of thirty percent (30%) or more of the outstanding capital stock of Holdings on a fully-diluted basis, (b) the failure of individuals who are members of the board of directors of the Company on the Closing Date (together with any new or replacement directors whose initial nomination for election was approved by a majority of the directors who were either directors on the Closing Date or previously so approved) to constitute a majority of the board of directors of the Company, or (c) the failure of Holdings to own 100% of the outstanding capital stock of the Company.

                 "Closing" means the time at which all conditions precedent set forth in Section 5.01 are satisfied or waived (or, in the case of subsection 5.01(a)(v), waived by the Person entitled to receive such payment).

                 "Closing Date" means the date on which the Closing occurs.

                 "Closing Date Term Loans" means the Term Loans made on the Closing Date pursuant to subsection 2.01(a).

                 "Code" means the Internal Revenue Code of 1986, and regulations promulgated thereunder.

                 "Collateral" means all property and interests in property and proceeds thereof now owned or hereafter acquired by the Company and the Guarantors in or upon which a Lien now or hereafter exists pursuant to this Agreement or the Collateral Documents in favor of the Lenders, or the Agent on behalf of the Lenders.

                 "Collateral Documents" means, collectively, (a) the Holdings Pledge Agreement, the Company Pledge Agreement, the Company Trademark Security Agreement, the Company Security Agreement, the Subsidiary Security Agreement, and all other security agreements and other similar agreements between Holdings, the Company or any Subsidiary or any Guarantor and the Lenders or the Agent for the benefit of the Lenders now or hereafter delivered to the Lenders or the Agent pursuant to or in connection with the transactions contemplated hereby, and all financing statements (or comparable documents now or hereafter filed in accordance with the Uniform Commercial Code or comparable law) against the Company or any Subsidiary or any Guarantor as debtor in favor of the Lenders or the Agent for the benefit of the Lenders as secured party, and (b) any amendments, supplements, modifications, renewals, replacements, consolidations, substitutions and extensions of any of the foregoing.

                 "Commercial Letter of Credit" means any Letter of Credit issued for the account of the Company for the purpose of providing the primary payment mechanism through the presentation of documents for the purchase of materials, goods or services by the Company or its Subsidiaries.

                 "Commitment," as to each Lender, means such Lender's Revolving Loan Commitment and/or Term Loan Commitment, and "Commitments" means such commitments of all Lenders in the aggregate.

                 "Commitment Fee Rate" means (a) during the period from the Closing Date through the date the Compliance Certificate with respect to the Company's financial statements for the period ending March 31, 1998 is delivered to the Lenders pursuant to subsection 7.02(b), the greater of 0.30% per annum and the rate per annum determined as of the Closing Date in accordance with Schedule 1.01 attached hereto, and (b) thereafter the rate per annum determined in accordance with Schedule
         1.01 attached hereto.

                 "Company" means White Cap Industries, Corp. (formerly known as White Cap Industries, Inc.), a Delaware corporation.

                 "Company Pledge Agreement" means the Company Pledge Agreement, substantially in the form of Exhibit F attached hereto, executed and delivered by the Company pursuant to Section 7.14, as amended, supplemented or otherwise modified from time to time.

                 "Company Security Agreement" means the Company Security Agreement, substantially in the form of Exhibit G attached hereto, executed and delivered by the Company on the Closing Date, as amended, supplemented or otherwise modified from time to time.

                 "Company Trademark Security Agreement" means the Company Trademark Security Agreement, substantially in the form of Exhibit I attached hereto, executed and delivered by the Company on the Closing Date, as amended, supplemented or otherwise modified from time to time.

                 "Compliance Certificate" means a certificate substantially in the form of Exhibit C.

                 "Consolidated Accounts Receivable" means the accounts receivable of Holdings, the Company and its Subsidiaries arising from the sale of goods or services in the ordinary course of business, determined on a consolidated basis in accordance with GAAP.

                 "Consolidated Adjusted EBITDA" means, for any period, (a) Consolidated Company EBITDA for such period, plus (b) the aggregate of Acquired Business EBITDA for such period, plus (c) to the extent such charges are included in the determination of EBITDA, certain one-time charges relating to the IPO, consisting of up to a $1,000,000 bonus paid to Rick Gagnon plus taxes thereon of up to $14,500, up to $130,000 paid for securities D&O insurance, up to $77,000 for termination costs associated with a former chief financial officer, up to $77,000 for termination costs associated with the former controller of Viking, and up to $150,000 for a non-refundable deposit related to the terminated purchase of a new corporate airplane.

                 "Consolidated Capital Expenditures" means, for any period, the sum of (a) the aggregate of all expenditures (whether paid in cash or other consideration or accrued as a liability and including that portion of capital leases which is capitalized on the consolidated balance sheet of Holdings, the Company and its Subsidiaries) by Holdings, the Company and its Subsidiaries during that period that, in conformity with GAAP, are included in "additions to property, plant or equipment" or comparable items reflected in the consolidated statement of cash flows of Holdings, the Company and its Subsidiaries plus (b) to the extent not covered by clause (a) of this definition, the aggregate of all expenditures by Holdings, the Company and its Subsidiaries during that period to purchase or develop computer software or systems (but only to the extent such expenditures are capitalized on the consolidated balance sheet of Holdings, the Company and its Subsidiaries in conformity with GAAP).

                 "Consolidated Company EBITDA" means, for any period, EBITDA of Holdings, the Company and its Subsidiaries, determined on a consolidated basis in accordance with GAAP.

                 "Consolidated Fixed Charges" means, for any period, the sum of
         (a) gross interest expense payable in cash during such period, excluding, to the extent included in gross interest expense, certain one-time interest charges incurred in 1997, consisting of up to $2,430,000 in prepayment penalties to certain lenders, up to $5,411,000 in prepayment penalties to a senior subordinated investor, up to $1,200,000 for deferred loan fees and up to $167,000 in interest expense related to the exercise of a warrant issued to former shareholders of A-Y, a to-be-determined make whole payment payable to NationsCredit for extinguishment of a $1,040,000 lease due August, 2000, provided that such lease is extinguished before December 31, 1997, and (b) scheduled principal payments during such period on Indebtedness described in clauses (a), (b), (c), (d), (e), (f) and (g) of the definition of Indebtedness, all for Holdings, the Company and its Subsidiaries on a consolidated basis determined in accordance with GAAP. During the period from the Closing Date through September 30, 1998, Consolidated Fixed Charges shall be calculated from November 1, 1997 and annualized for the measurement period.

                 "Consolidated Inventory" means the inventory of Holdings, the Company and its Subsidiaries, determined on a consolidated basis in accordance with GAAP.

                 "Consolidated Net Income" means the net income of Holdings, the Company and its Subsidiaries, determined on a consolidated basis in accordance with GAAP.

                 "Consolidated Net Worth" means the net worth of Holdings, the Company and its Subsidiaries, determined on a consolidated basis in accordance with GAAP.

                 "Consolidated Total Debt" means all Indebtedness of Holdings, the Company and its Subsidiaries, determined on a consolidated basis in accordance with GAAP.

                 "Consolidated Total Debt to Adjusted EBITDA Ratio" means, as at any date of determination, the ratio of Consolidated Total Debt as of such date to Consolidated Adjusted EBITDA for the four fiscal quarters ending on or immediately prior to such date, for Holdings, the Company and its Subsidiaries on a consolidated basis determined in accordance with GAAP, provided that for purposes of this definition, Consolidated Total Debt shall exclude guarantees of Indebtedness under the SBA loan program as described on Schedule 8.08, so long as the obligation covered by such guaranty is not in default.

                 "Contingent Obligation" means, as to any Person, any direct or indirect liability of that Person, whether or not contingent, with or without recourse, (a) with respect to any Indebtedness, lease, dividend, letter of credit or other obligation (the "primary obligations") of another Person (the "primary obligor"), including any obligation of that Person (i) to purchase, repurchase or otherwise acquire such primary obligations or any security therefor, (ii) to advance or provide funds for the payment or discharge of any such primary obligation, or to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency or any balance sheet item, level of income or financial condition of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation, or (iv) otherwise to assure or hold harmless the holder of any such primary obligation against loss in respect thereof (each, a "Guaranty Obligation"); (b) with respect to any Surety Instrument issued for the account of that Person or as to which that Person is otherwise liable for reimbursement of drawings or payments; (c) to purchase any materials, supplies or other property from, or to obtain the services of, another Person if the relevant contract or other related document or obligation requires that payment for such materials, supplies or other property, or for such services, shall be made regardless of whether delivery of such materials, supplies or other property is ever made or tendered, or such services are ever performed or tendered, or (d) in respect of any Swap Contract. The amount of any Contingent Obligation shall, in the case of Guaranty Obligations, be deemed equal to the stated or determinable amount of the primary obligation in respect of which such Guaranty Obligation is made or, if not stated or if indeterminable, the maximum reasonably anticipated liability in respect thereof, and in the case of other Contingent Obligations other than in respect of Swap Contracts, shall be equal to the maximum reasonably anticipated liability in respect thereof and, in the case of Contingent Obligations in respect of Swap Contracts, shall be equal to the Swap Termination Value.

                 "Contractual Obligation" means, as to any Person, any provision of any security issued by such Person or of any agreement, undertaking, contract, indenture, mortgage, deed of trust or other instrument, document or agreement to which such Person is a party or by which it or any of its property is bound.

                 "Conversion/Continuation Date" means any date on which, under
         Section 2.04, the Company (a) converts Loans of one Type to another Type, or (b) continues as Loans of the same Type, but with a new Interest Period, Loans having Interest Periods expiring on such date.

                 "Credit Extension" means and includes (a) the making of any Loans hereunder, and (b) the Issuance of any Letters of Credit hereunder.

                 "Default" means any event or circumstance which, with the giving of notice, the lapse of time, or both, would (if not cured or otherwise remedied during such time) constitute an Event of Default.

                 "Delayed Draw Term Loans" means the Term Loans made subsequent to the Closing Date and on or before the Draw Period Termination Date pursuant to subsection 2.01(b).


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                 "Disposition" means (a) the sale, lease, conveyance or other disposition of property, other than sales or other dispositions expressly permitted under subsection 8.02(a), and (b) the sale or transfer by the Company or any Subsidiary of the Company of any equity securities issued by such Subsidiary to any Person other than a Wholly-Owned Subsidiary of the Company.

                 "Dollars," "dollars" and "$" each mean lawful money of the United States.

                 "Draw Period Termination Date" means the second anniversary of the Closing Date, or such later date as may be determined pursuant to
         Section 2.16.

                 "EBITDA" means, with respect to any Person and with respect to any period, the sum of (a) the net income (or net loss) for such period, plus (b) all amounts treated as interest and all depreciation, amortization and other similar non-cash charges to the extent included in the determination of such net income (or loss), plus (c) all income taxes to the extent included in the determination of such net income (or loss); provided, however, that net income (or loss) shall be computed for these purposes without giving effect to extraordinary losses or extraordinary gains, all determined in accordance with GAAP.

                 "Effective Amount" means (a) with respect to any Revolving Loans on any date, the aggregate outstanding principal amount thereof after giving effect to any Borrowings and prepayments or repayments of Revolving Loans occurring on such date; and (b) with respect to any outstanding L/C Obligations on any date, the amount of such L/C Obligations on such date after giving effect to any Issuances of Letters of Credit occurring on such date and any other changes in the aggregate amount of the L/C Obligations as of such date, including as a result of any reimbursements of outstanding unpaid drawings under any Letters of Credit or any reductions in the maximum amount available for drawing under Letters of Credit taking effect on such date.

                 "Eligible Assignee" means (a) a commercial bank organized under the laws of the United States, or any state thereof, and having a combined capital and surplus of at least $100,000,000; (b) a commercial bank organized under the laws of any other country which is a member of the Organization for Economic Cooperation and Development (the "OECD"), or a political subdivision of any such country, and having a combined capital and surplus of at least $100,000,000, provided that such bank is acting through a branch or agency located in the country in which it is organized or another country which is also a member of the

         OECD; (c) any other entity which is an "accredited investor" (as defined in Regulation D under the Securities Act) which extends credit or buys loans as one of its businesses, including but not limited to, insurance companies, mutual funds and lease financing companies, and
         (d) a Person that is primarily engaged in the business of lending that is (i) a Subsidiary of a Lender, (ii) a Subsidiary of a Person of which a Lender is a Subsidiary, or (iii) a Person of which a Lender is a Subsidiary; provided that no Affiliate of the Company shall be an Eligible Assignee.

                 "Employment Agreements" means the employment agreements entered into between the Company and Greg Grosch, Rick Gagnon and Chris Lane.

                 "Environmental Claims" means all claims, however asserted, by any Governmental Authority or other Person alleging potential liability or responsibility for violation of any Environmental Law, or for release or injury to the environment or threat to public health, personal injury (including sickness, disease or death), property damage, natural resources damage, or otherwise alleging liability or responsibility for damages (punitive or otherwise), cleanup, removal, remedial or response costs, restitution, civil or criminal penalties, injunctive relief, or other type of relief, resulting from or based upon the presence, placement, discharge, emission or release (including intentional and unintentional, negligent and non-negligent, sudden or non-sudden, accidental or non-accidental, placement, spills, leaks, discharges, emissions or releases) of any Hazardous Material at, in, or from Property, whether or not owned by the Company.

                 "Environmental Laws" means all federal, state or local laws, statutes, common law duties, rules, regulations, ordinances and codes, together with all administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authorities, in each case relating to environmental, health, safety and land use matters; including the Comprehensive Environmental Response, Compensation and Liability Act of 1980 ("CERCLA"), the Clean Air Act, the Federal Water Pollution Control Act of 1972, the Solid Waste Disposal Act, the Federal Resource Conservation and Recovery Act, the Toxic Substances Control Act, the Emergency Planning and Community Right-to-Know Act, the California Hazardous Waste Control Law, the California Solid Waste Management, Resource, Recovery and Recycling Act, the California Water Code and the California Health and Safety Code, and similar laws in other states.

                 "ERISA" means the Employee Retirement Income Security Act of 1974, and regulations promulgated thereunder.

                 "ERISA Affiliate" means any trade or business (whether or not incorporated) under common control with the Company within the meaning of Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the
         Code).

                 "ERISA Event" means (a) a Reportable Event with respect to a Pension Plan; (b) a withdrawal by the Company or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations which is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by the Company or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization; (d) the filing of a notice of intent to terminate, the treatment of a Plan amendment as a termination under Section 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Pension Plan or Multiemployer Plan; (e) an event or condition which might reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan; or
         (f) the imposition of any liability under Title IV of ERISA, other than PBGC premiums due but not delinquent under Section 4007 of ERISA, upon the Company or any ERISA Affiliate.

                 "Estimated Remediation Costs" means all costs associated with performing work to remediate contamination of real property or groundwater, including engineering and other professional fees and expenses, costs to remove, transport and dispose of contaminated soil, costs to "cap" or otherwise contain contaminated soil, and costs to pump and treat water and monitor water quality.

                 "Eurodollar Reserve Percentage" has the meaning specified in the definition of "Offshore Rate".

                 "Event of Default" means any of the events or circumstances specified in Section 9.01.

                 "Event of Loss" means, with respect to any property, any of the following: (a) any loss, destruction or damage of such property;
         (b) the receipt of written notice of the institution of any proceedings for the condemnation or seizure of such property or for the exercise of any right of eminent domain; or (c) any actual condemnation, seizure or taking, by exercise of the power of eminent domain or otherwise, of such property, or confiscation of such property or the requisition of the use of such property.

                 "Exchange Act" means the Securities Exchange Act of 1934, as amended, and regulations promulgated thereunder.

                 "Existing Credit Agreements" means the Loan and Security Agreement, dated February 25, 1997, between the Company and Mellon Bank, N.A. and the Note Purchase Agreement, dated February 25, 1997, between the Company and Churchill Capital Partners II.

                 "FDIC" means the Federal Deposit Insurance Corporation, and any Governmental Authority succeeding to any of its principal functions.

                 "Federal Funds Rate" means, for any day, the rate set forth in the weekly statistical release designated as H.15(519), or any successor publication, published by the Federal Reserve Bank of New York (including any such successor, "H.15(519)") on the preceding Business Day opposite the caption "Federal Funds (Effective)"; or, if for any relevant day such rate is not so published on any such preceding Business Day, the rate for such day will be the arithmetic mean as determined by the Agent of the rates for the last transaction in overnight Federal funds arranged prior to 9:00 a.m. (New York City time) on that day by each of three leading brokers of Federal funds transactions in New York City selected by the Agent.

                 "Fee Letter" has the meaning specified in subsection 2.10(a).

                 "Fixed Charge Coverage Ratio Step Down Dates" means the dates December 30, 1999, December 31, 1999, March 30, 2000, March 31, 2000,
         June 29, 2000, June 30, 2000, September 29, 2000 and September 30, 2000 set forth in subsection 8.12(a).

                 "FRB" means the Board of Governors of the Federal Reserve System, and any Governmental Authority succeeding to any of its principal functions.

                 "Further Taxes" means any and all present or future taxes, levies, assessments, imposts, duties, deductions, fees, withholdings or similar charges (including, without limitation, net income taxes and franchise taxes), and all liabilities with respect thereto, imposed by any jurisdiction on account of any Taxes or Other Taxes payable or paid pursuant to Section 4.01.

                 "GAAP" means generally accepted accounting principles set forth from time to time in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the U.S. accounting profession), which are applicable to the circumstances as of the date of determination.

                 "Governmental Authority" means any nation or government, any state or other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

                 "Guaranties" means the Holdings Guaranty executed and delivered by Holdings on the Closing Date and all Subsidiary Guaranties thereafter executed and delivered by the Subsidiary Guarantors.

                 "Guarantor" means Holdings and each Subsidiary of the Company which executes and delivers Subsidiary Guaranty pursuant to Section 7.14.

                 "Guaranty Obligation" has the meaning specified in the definition of "Contingent Obligation."

                 "Hazardous Materials" means all those substances that are regulated by, or which may form the basis of liability under, any Environmental Law, including any substance identified under any Environmental Law as a pollutant, contaminant, hazardous waste, hazardous constituent, special waste, hazardous substance, hazardous material, or toxic substance, or petroleum or petroleum derived substance or waste.

                 "Holdings" means White Cap Industries, Inc. (formerly known as White Cap Holdings, Inc.), a Delaware corporation.

                 "Holdings Guaranty" means the Holdings Guaranty, in substantially the form of Exhibit L attached hereto, executed and delivered by Holdings on the Closing Date, as amended, supplemented or otherwise modified from time to time.

                 "Holdings Pledge Agreement" means the Holdings Pledge Agreement, in substantially the form of Exhibit K attached hereto, executed and delivered by Holdings on the Closing Date, as amended, supplemented or otherwise modified from time to time.

                 "Honor Date" has the meaning specified in subsection 3.03(c).

                 "Hostile Acquisition" means the acquisition of the capital stock or other equity interests of a Person through a tender offer or similar solicitation of the owners of such capital stock or other equity interests which has not been approved (prior to such acquisition) by resolutions of the Board of Directors of such Person or by similar action if such Person is not a corporation, and as to which such approval has not been withdrawn.

                 "Indebtedness" of any Person means, without duplication, (a) all indebtedness for borrowed money; (b) all obligations issued, undertaken or assumed as the deferred purchase price of property or services (other than trade payables and accrued liabilities entered into in the ordinary course of business on ordinary terms); (c) all non-contingent reimbursement or payment obligations with respect to Surety Instruments; (d) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses; (e) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to property acquired by the Person (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such property); (f) all obligations with respect to capital leases; (g) all indebtedness referred to in clauses
         (a) through (f) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or in property (including accounts and contracts rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness; and
         (h) all Guaranty Obligations in respect of indebtedness or obligations of others of the kinds referred to in clauses (a) through (g) above.

                 "Indemnified Liabilities" has the meaning specified in Section 11.05.

                 "Indemnified Person" has the meaning specified in Section
         11.05.

                 "Independent Auditor" has the meaning specified in subsection 7.01(a).

                 "Insolvency Proceeding" means, with respect to any Person, (a) any case, action or proceeding with respect to such Person before any court or other Governmental Authority relating to bankruptcy, reorganization, insolvency, liquidation, receivership, dissolution, winding-up or relief of debtors, or (b) any general assignment for the benefit of creditors, composition, marshalling of assets for creditors, or other, similar arrangement in respect of its creditors generally or any substantial portion of its creditors; undertaken under U.S. Federal, state or foreign law, including the Bankruptcy Code.

                 "Interest Payment Date" means, as to any Loan other than a Base Rate Loan, the last day of each Interest Period applicable to such Loan and, as to any Base Rate Loan, the last Business Day of each calendar month and each date such Loan is converted into another Type of Loan, provided, however, that if any Interest Period for an Offshore Rate Loan exceeds three months, the date that falls three months after the beginning of such Interest Period and after each Interest Payment Date thereafter is also an Interest Payment Date.

                 "Interest Period" means, as to any Offshore Rate Loan, the period commencing on the Borrowing Date of such Loan or on the Conversion/Continuation Date on which the Loan is converted into or continued as an Offshore Rate Loan, and ending on the date one, two, three or six months thereafter as selected by the Company in its Notice of Borrowing or Notice of Conversion/Continuation;

         provided that:

                          (i) if any Interest Period would otherwise end on a day that is not a Business Day, that Interest Period shall be extended to the following Business Day unless the result of such extension would be to carry such Interest Period into another calendar month, in which event such Interest Period shall end on the preceding Business Day;

                          (ii) any Interest Period pertaining to an Offshore Rate Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and

                          (iii) no Interest Period with respect to any portion of the Term Loans shall extend beyond the Term Loan Final Maturity Date, and no Interest Period with respect to any portion of the Revolving Loans shall extend beyond the Revolving Termination Date; and

                          (iv) no Interest Period with respect to any portion of the Term Loans shall extend beyond a date on which Company is required to make a scheduled payment of principal of the Term Loans, unless the sum of (a) the aggregate principal amount of Term Loans that are Base Rate Loans plus (b) the aggregate principal amount of Term Loans that are Offshore Rate Loans with Interest Periods expiring on or before such date equals or exceeds the principal amount required to be paid on the Term Loans on such date.

                 "IPO" means the initial public offering of the common stock of Holdings pursuant to the Registration Statement on Form S-1 filed with the SEC on August 15, 1997, as amended from time to time.

                 "IRS" means the Internal Revenue Service, and any Governmental Authority succeeding to any of its principal functions under the Code.

                 "Issuance Date" has the meaning specified in subsection
         3.01(a).

                 "Issue" means, with respect to any Letter of Credit, to issue or to extend the expiry of, or to renew or increase the amount of, such Letter of Credit; and the terms "Issued," "Issuing" and "Issuance" have corresponding meanings.

                 "Issuing Lender" means BofA in its capacity as issuer of one or more Letters of Credit hereunder, together with any replacement letter of credit issuer arising under subsection 10.01(b) or Section 10.09.

                 "Joint Venture" means a single-purpose corporation, partnership, limited liability company, joint venture or other similar legal arrangement (whether created by contract or conducted through a separate legal entity) now or hereafter formed by the Company or any of its Subsidiaries with another Person in order to conduct a common venture or enterprise with such Person.

                 "KRG" means KRG Capital Partners, LLC, a Colorado limited liability company.

                 "KRG Transaction Advisory Agreement" means the Transaction Advisory Agreement between KRG Capital Partners, LLC, White Cap Industries, Corp. and White Cap Industries, Inc., dated as of October 27, 1997.

                 "L/C Advance" means each Lender's participation in any L/C Borrowing in accordance with its Pro Rata Share.

                 "L/C Amendment Application" means an application form for amendment of outstanding standby or commercial documentary letters of credit as shall at any time be in use at the Issuing Lender, as the Issuing Lender shall request.

                 "L/C Application" means an application form for issuances of Standby Letters of Credit or Commercial Letters of Credit as shall at any time be in use at the Issuing Lender, as the Issuing Lender shall request.

                 "L/C Borrowing" means an extension of credit resulting from a drawing under any Letter of Credit which shall not have been reimbursed on the date when made nor converted into a Borrowing of Revolving Loans under subsection 3.03(c).

                 "L/C Commitment" means the commitment of the Issuing Lender to Issue, and the commitment of the Lenders severally to participate in, Letters of Credit from time to time Issued or outstanding under
         Article III, in an aggregate amount not to exceed on any date the amount of $10,000,000, as the same shall be reduced as a result of a reduction in the L/C Commitment pursuant to Section 2.05; provided that the L/C Commitment is a part of the Revolving Loan Commitments, rather than a separate, independent commitment.

                 "L/C Obligations" means at any time the sum of (a) the aggregate undrawn amount of all Letters of Credit then outstanding, plus (b) the amount of all unreimbursed drawings under all Letters of Credit, including all outstanding L/C Borrowings.

                 "L/C-Related Documents" means the Letters of Credit, the L/C Applications, the L/C Amendment Applications and any other document relating to any Letter of Credit, including any of the Issuing Lender's standard form documents for letter of credit issuances.

                 "Lender" means the institutions specified in the introductory clause hereto. Unless the context otherwise clearly requires, "Lender" includes any such institution in its capacity as Issuing Lender or Swap Provider. Unless the context otherwise clearly requires, references to any such institution as a "Lender" shall also include any of such institution's Affiliates that may at any time of determination be Swap Providers.

                 "Lending Office" means, as to any Lender, the office or offices of such Lender specified as its "Lending Office" or "Domestic Lending Office" or "Offshore Lending Office," as the case may be, on
         Schedule 11.02, or such other office or offices as the Lender may from time to time notify the Company and the Agent.

                 "Letters of Credit" means any letters of credit (whether Standby Letters of Credit or Commercial Letters of Credit) Issued by the Issuing Lender pursuant to Article III.

                 "Lien" means any security interest, mortgage, deed of trust, pledge, hypothecation, assignment, charge or deposit arrangement, encumbrance, lien (statutory or other) or preferential arrangement of any kind or nature whatsoever in respect of any property (including those created by, arising under or evidenced by any conditional sale or other title retention agreement, the interest of a lessor under a capital lease, any financing lease having substantially the same economic effect as any of the foregoing, or the filing of any financing statement naming the owner of the asset to which such lien relates as debtor, under the Uniform Commercial Code or any comparable law) and any contingent or other agreement to provide any of the foregoing, including the interest of a purchaser of Receivables under any Receivables Purchase Facility but not including the interest of a lessor under an operating lease.

                 "Loan" means an extension of credit by a Lender to the Company under Article II or Article III, and may be a Base Rate Loan or an Offshore Rate Loan (each, a "Type" of Loan), and includes any Revolving Loan or Term Loan.

                 "Loan Documents" means this Agreement, the Notes, the Guaranties, the Collateral Documents, the Fee Letters, the L/C Related Documents, any documents evidencing or relating to Specified Swap Contracts, and all other documents delivered to the Agent or any Lender in connection with the transactions contemplated by this Agreement.

                 "Loan Exposure" means the Term Loan Exposure or the Revolving Loan Exposure.

                 "Loan Party" means each of Holdings, the Company and any of its Subsidiaries from time to time executing a Loan Document, and "Loan Parties'" means all such Persons collectively.

                 "Majority Lenders" means at any time Lenders then holding at least 60% of the then aggregate amount of Term Loan Exposure and Revolving Loan Exposure or, if the Commitments have been terminated and no Loans are then outstanding, Lenders then owed a Specified Swap Amount of at least 60% of the Aggregate Specified Swap Amount.

                 "Margin Stock" means "margin stock" as such term is defined in Regulation G, T, U or X of the FRB.

                 "Material Adverse Effect" means (a) a material adverse change in, or a material adverse effect upon, the operations, business, properties, condition (financial or otherwise) or prospects of Holdings, the Company, or the Company and its Subsidiaries taken as a whole; (b) a material impairment of the ability of Holdings, the Company or any Subsidiary to perform its material obligations under any Loan Document and to avoid any Event of Default; or (c) a material adverse effect upon (i) the legality, validity, binding effect or enforceability against Holdings, the Company or any Subsidiary of any Loan Document, or (ii) the perfection or priority of any Lien granted under any of the Collateral Documents.

                 "Material Subsidiary" means, at any time, any Subsidiary having at such time either (a) total (gross) revenues for the preceding four fiscal quarter period in excess of $500,000 or (b) total assets, as of the last day of the preceding fiscal quarter, having a net book or market value in excess of $500,000, in each case, based upon the Company's most recent annual or quarterly financial statements delivered to the Agent under Section 7.01.

                 "Multiemployer Plan" means a "multiemployer plan," within the meaning of Section 4001(a)(3) of ERISA, to which the Company or any ERISA Affiliate makes, is making, or is obligated to make contributions or, during the preceding three calendar years, has made, or been obligated to make, contributions.

                 "Net Issuance Proceeds" means, as to any issuance or incurrence of debt or issuance of equity by any Person, cash proceeds and non-cash proceeds received or receivable by such Person in connection therewith, net of reasonable out-of-pocket costs and expenses paid or incurred in connection therewith in favor of any Person not an Affiliate of such Person, such costs and expenses not to exceed ordinary and customary amounts for similar transactions.

                 "Net Proceeds" means, as to any Disposition by a Person, proceeds in cash, checks or other cash equivalent financial instruments as and when received by such Person, net of: (a) the direct costs relating to such Disposition excluding amounts payable to such Person or any Affiliate of such Person, except that KRG shall not be deemed an Affiliate of the Company or of Holdings for this purpose,
         (b) sale, use or other transaction taxes paid or payable by such Person as a direct result thereof, and (c) amounts required to be applied to repay principal, interest and prepayment premiums and penalties and other charges on Indebtedness secured by a Lien on the asset which is the subject of such Disposition. "Net Proceeds" shall also include proceeds paid on account of any Event of Loss, net of (i) all money actually applied to repair, replace or reconstruct the damaged property or property affected by the condemnation or taking,
         (ii) all of the costs and expenses reasonably incurred in connection with the collection of such proceeds, award or other payments, and
         (iii) any
         amounts retained by or paid to parties having superior rights to such proceeds, awards or other payments.

                 "Note" means a Revolving Note or a Term Note, and "Notes" means all such notes collectively.

                 "Notice of Borrowing" means a notice in substantially the form of Exhibit A.

                 "Notice of Conversion/Continuation" means a notice in substantially the form of Exhibit B.

                 "Obligations" means all advances, debts, liabilities, obligations, covenants and duties arising under this Agreement, the Notes or any other Loan Document owing by the Company or any Guarantor to any Lender, the Agent, or any Indemnified Person, whether direct or indirect (including those acquired by assignment), absolute or contingent, due or to become due, now existing or hereafter arising.

                 "Offshore Rate" means, for any Interest Period, with respect to Offshore Rate Loans comprising part of the same Borrowing, the rate of interest per annum (rounded upward to the next 1/16th of 1%) determined by the Agent as follows:

         Offshore Rate =                LIBOR
                         ------------------------------------
                         1.00 - Eurodollar Reserve Percentage

         Where,

                 "Eurodollar Reserve Percentage" means for any day for any Interest Period the maximum reserve percentage (expressed as a decimal, rounded upward to the next 1/100th of 1%) in effect on such day (whether or not applicable to any Lender) under regulations issued from time to time by the FRB for determining the maximum reserve requirement (including any emergency, supplemental or other marginal reserve requirement) with respect to Eurocurrency funding (currently referred to as "Eurocurrency liabilities"); and

                          "LIBOR" means the rate of interest per annum
                 determined by the Agent to be the rate of interest per annum notified to the Agent by the Reference Lender as the rate of interest at which dollar deposits in the approximate amount of the amount of the Loan to be made or continued as, or converted into, an Offshore Rate Loan by such Reference Lender and having a maturity comparable to such Interest Period would be offered to major banks in the London interbank market at their request at approximately 11:00 a.m. (London time) two Business Days prior to the commencement of such Interest Period. Such rate shall be the same rate as quoted by such Reference Lender to all other borrowers for similar amounts of loans as of the same time.

                          The Offshore Rate shall be adjusted automatically as
                 to all Offshore Rate Loans then outstanding as of the effective date of any change in the Eurodollar Reserve Percentage.

                 "Offshore Rate Loan" means a Loan that bears interest based on the Offshore Rate.

                 "Offshore Rate Margin" means (a) during the period from the Closing Date through the date the Compliance Certificate with respect to the Company's financial statements for the period ending March 31, 1998 is delivered to the Lenders pursuant to subsection 7.02(b), the greater of 1.00% per annum and the rate per annum determined as of the Closing Date in accordance with Schedule 1.01 attached hereto, and (b) thereafter the rate per annum determined in accordance with Schedule
         1.01 attached hereto.

                 "Organization Documents" means, for any corporation, the certificate or articles of incorporation, the bylaws, any certificate of determination or instrument relating to the rights of preferred shareholders of such corporation, any shareholder rights agreement, and all applicable resolutions of the board of directors (or any committee thereof) of such corporation.

                 "Other Taxes" means any present or future stamp, court or documentary taxes or any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or from the execution, delivery, performance, enforcement or registration of, or otherwise with respect to, this Agreement or any other Loan Documents.

                 "Participant" has the meaning specified in subsection
         11.08(d).

                 "PBGC" means the Pension Benefit Guaranty Corporation, or any Governmental Authority succeeding to any of its principal functions under ERISA.

                 "Pension Plan" means a pension plan (as defined in Section 3(2) of ERISA) subject to Title IV of ERISA which the Company sponsors, maintains, or to which it makes, is making, or is obligated to make contributions, or in the case of a multiple employer plan (as described in Section 4064(a) of ERISA) has made contributions at any time during the immediately preceding five (5) plan years.

                 "Permitted Acquisition" means an Acquisition with respect to which all of the following conditions shall have been satisfied:

                          (a) the Acquired Business being acquired shall derive most of its revenues from the same line of business as is carried on by the Company and its Subsidiaries as of the date hereof;

                          (b)     the Acquisition shall not be a Hostile
                 Acquisition;

                          (c) the Acquired Business shall have a positive Acquired Business EBITDA for the four fiscal quarter period immediately preceding the date of the Acquisition;

                          (d) the financial statements of the Acquired Business shall have been audited by one of the "Big Six" accounting firms or by another independent accounting firm of national or regional repute or otherwise satisfactory to the Majority Lenders, or if such financial statements have not been audited by such an accounting firm, such financial statements shall have been approved by the Majority Lenders, except in the case of Project Beta, as described in the Confidential Information Memorandum of September 1997, which shall be deemed to be preapproved by the Lenders as of the date hereof based on its tax returns;

                          (e) any adjustments in EBITDA of the Acquired Business made in determining Acquired Business EBITDA shall have been approved by the Majority Lenders; provided that adjustments in EBITDA resulting from owners' salaries, or other cash compensation or fringe benefits such as life insurance or club memberships provided to such owners that will either be eliminated or replaced by a lower salary and benefits upon the consummation of the Acquisition will not require approval of the Majority Lenders so long as the Company provides supporting documentation for such adjustments, in form and substance satisfactory to the Majority Lenders;

                          (f) the Total Consideration paid for the Target shall not exceed 7.5 times the Acquired Business EBITDA for the four fiscal quarter period immediately preceding the date of the Acquisition, except in the case of Burke, as described in the Confidential Information Memorandum of September 1997 as Project Alpha;

                          (g) if the Total Consideration for the Acquired Business exceeds $25,000,000, the Acquisition shall have been approved by the Majority Lenders; and

                          (h) after giving effect to the Acquisition, (i) the Consolidated Total Debt to Adjusted EBITDA Ratio, on a pro forma basis including the Acquired Business, shall be less than 3.00 to 1.0, (ii) there shall be at least $7,500,000 available under the Revolving Loan Commitment for Borrowings thereunder, and (iii) no Default or Event of Default shall exist, including with respect to the covenants contained in section 8.12 on a pro forma basis.

                 "Permitted Acquisition Certificate" means a certificate substantially in the form of Exhibit Q.

                 "Permitted Liens" has the meaning specified in Section 8.01.

                 "Permitted Swap Obligations" means all obligations (contingent or otherwise) of the Company or any Subsidiary existing or arising under Swap Contracts, provided that each of the following criteria is satisfied: (a) such obligations are (or were) entered into by such Person in the ordinary course of business for the purpose of directly mitigating risks associated with liabilities, commitments or assets held by such Person, or changes in the value of securities issued by such Person in conjunction with a securities repurchase program not otherwise prohibited hereunder, and not for purposes of speculation or taking a "market view;" and (b) such Swap Contracts do not contain (i) any provision ("walk-away" provision) exonerating the non-defaulting party from its obligation to make payments on outstanding transactions to the defaulting party, or (ii) with respect to any Swap Contract that is not a Specified Swap Contract, any provision creating or permitting the declaration of an event of default, termination event or similar event upon the occurrence of an Event of Default hereunder (other than an Event of Default under subsection 9.01(a)).

                 "Person" means an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture or Governmental Authority.

                 "Plan" means an employee benefit plan (as defined in Section 3(3) of ERISA) which the Company sponsors or maintains or to which the Company makes, is making, or is obligated to make contributions and includes any Pension Plan.

                 "Pledged Collateral" has the meaning specified in the Holdings Pledge Agreement and the Company Pledge Agreement.

                 "Pro Rata Share" means (a) with respect to all payments, computations and other matters relating to the Term Loan Commitment or the Term Loan of any Lender, the percentage obtained by dividing (x) the Term Loan Exposure of that Lender by (y) the aggregate Term Loan Exposure of all Lenders, (b) with respect to all payments, computations and other matters relating to the Revolving Loan Commitment or the Revolving Loans and L/C Obligations of any Lender, the percentage obtained by dividing (x) the Revolving Loan Exposure of that Lender by (y) the aggregate Revolving Loan Exposure of all Lenders, and (c) for all other purposes with respect to each Lender, the percentage obtained by dividing (x) the sum of the Term Loan Exposure of that Lender plus the Revolving Loan Exposure of that Lender by (y) the sum of the aggregate Term Loan Exposure of all Lenders plus the aggregate Revolving Loan Exposure of all Lenders, in any such case as the applicable percentage may be adjusted by assignments permitted pursuant to Section 11.08. The initial Pro Rata Share of each Lender for purposes of each of clauses (a) and (b) of the preceding sentence is set forth opposite the name of that Lender in Schedule 2.01 annexed hereto.

                 "Recapitalization" means the consummation of the IPO, the repayment of all outstanding Indebtedness under the Existing Credit Agreements and the termination of the Existing Credit Agreements, and the entering into this Agreement and the making of the initial Loans hereunder.

                 "Recapitalization Financing Requirements" means the aggregate of all amounts necessary (a) to pay in full all outstanding Indebtedness under the Existing Credit Agreements, and (b) to pay Transaction Costs.

                 "Receivables" shall mean all obligations of any obligor (whether now existing or hereafter arising) under a contract for sale of goods or services by the Company or any of its Subsidiaries, which shall include any obligation of such obligor (whether now existing or hereafter arising) to pay interest, finance charges or amounts with respect thereto, and, with respect to any of the foregoing receivables or obligations, (a) all of the interest of the Company or any of its Subsidiaries in the goods (including returned goods) the sale of which gave rise to such receivable or obligation after the passage of title thereto to any obligor, (b) all other Liens and property subject thereto from time to time purporting to secure payment of such receivables or obligations, and (c) all guarantees, insurance, letters of credit and other agreements or arrangements of whatever character from time to time supporting or securing payment of any such receivables or obligations.

                 "Receivables Purchase Facility" shall mean any agreement of the Company or any of its Subsidiaries providing for sales, transfers or conveyances of Receivables purporting to be sales (and considered sales under GAAP).

                 "Reference Lender" means BofA.

                 "Register" has the meaning specified in subsection 2.02(a)(i).

                 "Related Agreements" means, collectively, the KRG Transaction Advisory Agreement and the Employment Agreements.

                 "Replacement Lender" has the meaning specified in Section
4.07.

                 "Reportable Event" means, any of the events set forth in
         Section 4043(b) of ERISA or the regulations thereunder, other than any such event for which the 30-day notice requirement under ERISA has been waived in regulations issued by the PBGC.

                 "Required Revolving Lenders" means Lenders having at least 60% of the Revolving Loan Exposure.

                 "Requirement of Law" means, as to any Person, any law (statutory or common), treaty, rule or regulation or determination of an arbitrator or of a Governmental Authority, in each case applicable to or binding upon the Person or any of its property or to which the Person or any of its property is subject.

                 "Responsible Officer" means the chief executive officer or the president of the Company, or any other officer having substantially the same authority and responsibility; or, with respect to compliance with financial covenants, the chief financial officer or the treasurer of the Company, or any other officer having substantially the same authority and responsibility.

                 "Revolving Clean-Down Amount" means $15,000,000.

                 "Revolving Loan" means a Loan made by a Lender to the Company pursuant to subsection 2.01(c).

                 "Revolving Loan Commitment," as to each Lender, has the meaning specified in Section 2.01, and "Revolving Loan Commitments" means such commitments of all Lenders in the aggregate.

                 "Revolving Loan Exposure" means, with respect to any Lender as of any date of determination (a) prior to the termination of the Revolving Loan Commitments, that Lender's Revolving Loan Commitment and (b) after the termination of the Revolving Loan Commitments, the sum of (x) the aggregate outstanding principal amount of the Revolving Loans of that Lender plus (y) the amount of such Lender's pro rata share of the L/C Obligations.

                 "Revolving Notes" means (a) the promissory notes of Company issued pursuant to subsection 2.02(b) on the Closing Date and (b) any promissory notes issued by Company pursuant to subsection 11.08(c) in connection with assignments of the Revolving Loan Commitments and Revolving Loans of any Lenders, in each case substantially in the form of Exhibit E annexed hereto, as they may be amended, supplemented or otherwise modified from time to time.

                 "Revolving Termination Date" means the earlier to occur of:

                          (a) October 29, 2001 or such later date as may be determined pursuant to Section 2.16;

                          (b) the date on which the Commitments terminate in accordance with the provisions of this Agreement.

                 "SEC" means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.

                 "Securities Act" means the Securities Act of 1933, as amended, and regulations promulgated thereunder.

                 "Solvent" means, as to any Person at any time, that (a) the fair value of the property of such Person is greater than the amount of such Person's liabilities (including a reasonable estimate of disputed, contingent and unliquidated liabilities) as such value is established and liabilities evaluated for purposes of Section 101(31) of the Bankruptcy Code and, in the alternative, for purposes of the California Uniform Fraudulent Transfer Act; (b) the present fair saleable value of the property of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured; (c) such Person is able to realize upon its property and pay its debts and other liabilities (including a reasonable estimate of disputed, contingent and unliquidated liabilities) as they mature in the normal course of business; (d) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay as such debts and liabilities mature; and (e) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person's property would constitute unreasonably small capital.

                 "Specified Swap Amount" means, at any time, in respect of Specified Swap Contracts to which any Swap Provider is party, the Swap Termination Value relating thereto; provided that for purposes of this definition, any Swap Termination Value that is negative as to (i.e., owing by) any Swap Provider shall be deemed equal to zero (0).

                 "Specified Swap Contract" means any Swap Contract made or entered into at any time, or in effect at any time (whether heretofore or hereafter), whether directly or indirectly, and whether as a result of assignment or transfer or otherwise, between the Company and any Swap Provider, which Swap Contract is or was intended by the Company to have been entered into, in part or entirely, for purposes of mitigating interest rate or currency exchange risk relating to any Loan (which intent shall conclusively be deemed to exist if the Company so represents to the Swap Provider in writing), and as to which the final scheduled payment by the Company is not later than the Revolving Termination Date.

                 "Standby Letter of Credit" means a Letter of Credit other than a Commercial Letter of Credit.

                 "Standby L/C Fee Rate" means (a) during the period from the Closing Date through the date the Compliance Certificate with respect to the Company's financial statements for the period ending March 31, 1998 is delivered to the Lenders pursuant to subsection 7.02(b), the greater of 1% per annum and the rate per annum determined as of the Closing Date in accordance with Schedule 1.01 attached hereto, and (b) thereafter the rate per annum determined in accordance with Schedule
         1.01 attached hereto.

                 "Subordinated Indebtedness" means Indebtedness of the Company subordinated in right of payment to the Obligations pursuant to documentation containing maturities, amortization schedules, covenants, defaults, remedies, subordination provisions and other material terms in form and substance reasonably satisfactory to the Agent and the Majority Lenders.

                 "Subsidiary" of a Person means any corporation, association, partnership, limited liability company, joint venture or other business entity of which more than 50% of the voting stock, membership interests or other equity interests (in the case of Persons other than corporations), is owned or controlled directly or indirectly by the Person, or one or more of the Subsidiaries of the Person, or a combination thereof. Unless the context otherwise clearly requires, references herein to a "Subsidiary" refer to a Subsidiary of the Company.

                 "Subsidiary Guarantor" means each Subsidiary of the Company which executes and delivers a Subsidiary Guaranty pursuant to Section 7.14.

                 "Subsidiary Guaranty" means the Subsidiary Guaranty, in substantially the form of Exhibit H attached hereto, executed and delivered by the Subsidiary Guarantors, as amended, supplemented or otherwise modified from time to time.

                 "Subsidiary Security Agreement" means the Subsidiary Security Agreement, in substantially the form of Exhibit J attached hereto, executed and delivered by the Subsidiary Guarantors, as amended, supplemented or otherwise modified from time to time.

                 "Surety Instruments" means all letters of credit (including standby and commercial), banker's acceptances, bank guaranties, shipside bonds, surety bonds and similar instruments.

                 "Swap Contract" means any agreement, whether or not in writing, relating to any transaction that is a rate swap, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap or option, bond, note or bill option, interest rate option, forward foreign exchange transaction, cap, collar or floor transaction, currency swap, cross-currency rate swap, swaption, currency option or any other, similar transaction (including any option to enter into any of the foregoing) or any combination of the foregoing, and, unless the context otherwise clearly requires, any master agreement relating to or governing any or all of the foregoing.

                 "Swap Provider" means any Lender, or any Affiliate of any Lender, that is at the time of determination a party to a Swap Contract with the Company.

                 "Swap Termination Value" means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a) the amount(s) determined as the mark-to-market value(s) for such Swap Contracts, as determined by the Company based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts (which may include any Lender.)

                 "Taxes" means any and all present or future taxes, levies, assessments, imposts, duties, deductions, fees, withholdings or similar charges, and all liabilities with respect thereto, excluding, in the case of each Lender and the Agent, respectively, taxes imposed on or measured by its net income by the jurisdiction (or any political subdivision thereof) under the laws of which such Lender or the Agent, as the case may be, is organized or maintains a lending office.

                 "Term Loan" means a Loan made by a Lender to the Company pursuant to subsections 2.01(a) or (b).

                 "Term Loan Amortization Dates" means the scheduled dates set forth in subsection 2.08(a) for repayment of installments of the Term Loans.

                 "Term Loan Commitment" means the commitment of a Lender to make Term Loans to the Company pursuant to subsections 2.01(a) and
         (b), and "Term Loan Commitments" means such commitments of all Lenders in the aggregate.

                 "Term Loan Exposure" means, with respect to any Lender as of any date of determination (i) prior to the funding of any Term Loan, that Lender's Term Loan Commitment, (ii) after the funding of any Term Loan or Term Loans, but prior to the Draw Period Termination Date, the outstanding principal amount of the Term Loans of that Lender plus that Lender's remaining Term Loan Commitment, if any and (iii) after the Draw Period Termination Date, the outstanding principal amount of the Term Loans of that Lender.

                 "Term Loan Final Maturity Date" means October 29, 2001 or such later date as may be determined pursuant to Section 2.16.

                 "Term Notes" means (i) the promissory notes of Company issued pursuant to subsection 2.02(b) on the Closing Date and (ii) any promissory notes issued by the Company pursuant to subsection 11.08(c) in connection with assignments of the Term Loan Commitments or Term Loans of any Lenders, in each case substantially in the form of Exhibit D annexed hereto, as they may be amended, supplemented or otherwise modified from time to time.

                 "Total Consideration" means the total amount of (a) cash paid in connection with any Acquisition, plus (b) Indebtedness payable to the seller in connection with such Acquisition, plus (c) the present value of covenants not to compete entered into in connection with such Acquisition or other future payments which are required to be made over a period of time and are not contingent upon the Company meeting financial performance objectives (discounted at the Base Rate), but only to the extent not included in clause (a) or (b) above, plus (d) the amount of Indebtedness assumed in connection with such Acquisition.

                 "Transaction Costs" means the fees, costs and expenses payable by Holdings and/or the Company in connection with the transactions contemplated by the IPO, the Loan Documents and the Related Agreements.

                 "Type" has the meaning specified in the definition of "Loan."

                 "UCC" means the Uniform Commercial Code as in effect in the State of California.

                 "Unfunded Pension Liability" means the excess of a Plan's benefit liabilities under Section 4001(a)(16) of ERISA, over the current value of that Plan's assets, determined in accordance with the assumptions used for funding the Pension Plan pursuant to Section 412 of the Code for the applicable plan year.

                 "United States" and "U.S." each means the United States of America.

                 "Viking" means Viking Distributing Co., a California corporation, which has been merged with and into the Company.

                 "Voting Stock" means securities of any class or classes, the holders of which are ordinarily, in the absence of contingencies, entitled to elect a majority of the corporate directors (or Persons performing similar functions).

                 "Wholly-Owned Subsidiary" means any corporation in which (other than directors' qualifying shares required by law) 100% of the capital stock of each class having ordinary voting power, and 100% of the capital stock of every other class, in each case, at the time as of which any determination is being made, is owned, beneficially and of record, by the Company, or by one or more of the other Wholly-Owned Subsidiaries, or both.

         1.02    Other Interpretive Provisions.

                 (a) The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms.

                 (b) The words "hereof", "herein", "hereunder" and similar words refer to this Agreement as a whole and not to any particular provision of this Agreement; and subsection, Section, Schedule and Exhibit references are to this Agreement unless otherwise specified.

                 (c)      (i)     The term "documents" includes any and all
         instruments, documents, agreements, certificates, indentures, notices and other writings, however evidenced.

                          (ii) The term "including" is not limiting and means "including without limitation."

                          (iii) In the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including"; the words "to" and "until" each mean "to but excluding", and the word "through" means "to and including."

                          (iv) The term "property" includes any kind of property or asset, real, personal or mixed, tangible or intangible.

                 (d) Unless otherwise expressly provided herein, (i) references to agreements (including this Agreement) and other contractual instruments shall be deemed to include all subsequent amendments and other modifications thereto, but only to the extent such amendments and other modifications are not prohibited by the terms of any Loan Document, and (ii) references to any statute or regulation are to be construed as including all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting the statute or regulation.

                 (e) The captions and headings of this Agreement are for convenience of reference only and shall not affect the interpretation of this Agreement.

                 (f) This Agreement and other Loan Documents may use several different limitations, tests or measurements to regulate the same or similar matters. All such limitations, tests and measurements are cumulative and shall each be performed in accordance with their terms. Unless otherwise expressly provided, any reference to any action of the Agent or the Lenders by way of consent, approval or waiver shall be deemed modified by the phrase "in its/their sole discretion."

                 (g) This Agreement and the other Loan Documents are the result of negotiations among and have been reviewed by counsel to the Agent, the Company and the other parties, and are the products of all parties. Accordingly, they shall not be construed against the Lenders or the Agent merely because of the Agent's or Lenders' involvement in their preparation.

         1.03 Accounting Principles. (a) Unless the context otherwise clearly requires, all accounting terms not expressly defined herein shall be construed, and all financial computations required under this Agreement shall be made, in accordance with GAAP, consistently applied.

                 (b) References herein to "fiscal year" and "fiscal quarter" refer to such fiscal periods of the Company.

                                   ARTICLE II

                                  THE CREDITS

         2.01    Amounts and Terms of Commitments.  (a)     Closing Date Term
Loans. Subject to the terms and conditions of this Agreement, each Lender severally agrees to lend to the Company at the time of Closing on the Closing Date an amount not exceeding its Pro Rata Share of the lesser of $20,000,000 and the aggregate amount of the Term Loan Commitments to be used for the purpose of paying a portion of the Recapitalization Financing Requirements.
The amount of each Lender's Term Loan Commitment is set forth opposite its name on Schedule 2.01 annexed hereto and the aggregate amount of the Term Loan Commitments is $75,000,000; provided that the Term Loan Commitments of the Lenders shall be adjusted to give effect to any assignments of the Term Loan Commitments pursuant to subsection 11.08. Each Lender's Term Loan Commitment shall expire immediately and without further action on November 14, 1997 if the Closing Date Term Loans are not made on or before that date. Amounts borrowed under this subsection 2.01(a) and subsequently repaid or prepaid may not be reborrowed.

                 (b) Delayed Draw Term Loans. Subject to the terms and conditions of this Agreement, each Lender severally agrees to lend to the Company from time to time during the period from and excluding the Closing Date to and including the Draw Period Termination Date an amount not exceeding its Pro Rata Share of the aggregate amount of the Term Loan Commitments less (i) the aggregate amount of Closing Date Term Loans made pursuant to subsection 2.01(a), to be used for the purpose of paying a portion of the cost of Permitted Acquisitions and (ii) the aggregate amount of Delayed Draw Term Loans previously made pursuant to this subsection. Amounts borrowed under this subsection 2.01(b) shall be for the amount of cash paid in connection with any Permitted Acquisition plus reasonable transaction fees and expenses itemized by the Company in the Permitted Acquisition Certificate, as required under Section 5.02(a), such fees and expenses to be paid at the closing of the Permitted Acquisition or within 30 days thereafter. Amounts borrowed under this subsection 2.01(b) and subsequently repaid or prepaid may not be reborrowed.

                 (c) Revolving Loans. Subject to the terms and conditions of this Agreement, each Lender severally agrees, subject to the limitations set forth below with respect to the maximum amount of Revolving Loans permitted to be outstanding from time to time, to lend to the Company from time to time during the period from the time of Closing on the Closing Date to but excluding the Revolving Termination Date an aggregate amount not exceeding its Pro Rata Share of the aggregate amount of the Revolving Loan Commitments to be used for the purposes identified in subsection 7.12; provided that the aggregate amount of Revolving Loans made on the Closing Date shall not exceed $5,000,000; and provided further that for at least 30 consecutive days during each period beginning each December 31 and ending the following March 31, the sum of the Effective Amount of all Revolving Loans plus the Effective Amount of all L/C Obligations shall not exceed at any time the Revolving Clean-Down Amount. The original amount of each Lender's Revolving Loan Commitment is set forth opposite its name on Schedule 2.01 annexed hereto and the aggregate original amount of the Revolving Loan Commitments is $25,000,000; provided that the Revolving Loan Commitments of the Lenders shall be adjusted to give effect to any assignments of the Revolving Loan Commitments pursuant to subsection 11.08; and provided, further that the amount of the Revolving Loan Commitments shall be reduced from time to time by the amount of any reductions thereto made pursuant to Section 2.05. Each Lender's Revolving Loan Commitment shall expire on the Revolving Termination Date and all Revolving Loans and all other amounts owed hereunder with respect to the Revolving Loans and the Revolving Loan Commitments shall be paid in full no later than that date; provided that each Lender's Revolving Loan Commitment shall expire immediately and without further action on November 14, 1997 if the Closing Date Term Loans and the initial Revolving Loans are not made on or before that date, provided, however, that, after giving effect to any Borrowing of Revolving Loans, the Effective Amount of all outstanding Revolving Loans and the Effective Amount of all L/C Obligations, shall not at any time exceed the combined Revolving Loan Commitments; and provided further, that the Effective Amount of the Revolving Loans of any Lender plus the participation of such Lender in the Effective Amount of all L/C Obligations shall not at any time exceed such Lender's Revolving Loan Commitment. Amounts borrowed under this subsection 2.01(c) may be repaid and reborrowed to but excluding the Revolving Termination Date.

         2.02    Register; Notes.

                 (a)      The Register.

                 (i) The Agent shall maintain, at its address referred to in Section 11.02, a register for the recordation of the names and addresses of Lenders and the Commitments and Loans of each Lender from time to time (the "Register"). The Register shall be available for inspection by the Company or any Lender at any reasonable time and from time to time upon reasonable prior notice.

                 (ii) The Agent shall record in the Register the Term Loan Commitment and Revolving Loan Commitment and the Term Loans and Revolving Loans from time to time of each Lender, and each repayment or prepayment in respect of the principal amount of the Term Loans or Revolving Loans of each Lender. Any such recordation shall be conclusive and binding on the Company and each Lender, absent manifest error; provided that failure to make any such recordation, or any error in such recordation, shall not affect any Lender's Commitments or the Company's obligations in respect of any applicable Loans.

                 (iii) Each Lender shall record on its internal records (including, without limitation, the Notes held by such Lender) the amount of each Term Loan and each Revolving Loan made by it and each payment in respect thereof. Any such recordation shall be conclusive and binding on the Company, absent manifest error; provided that failure to make any such recordation, or any error in such recordation, shall not affect any Lender's Commitments or the Company's obligations in respect of any applicable Loans; and provided, furtherthat in the event of any inconsistency between the Register and any Lender's records, the recordations in the Register shall govern.

                 (iv) The Company, Agent and the Lenders shall deem and treat the Persons listed as Lenders in the Register as the holders and owners of the corresponding Commitments and Loans listed therein for all purposes hereof, and no assignment or transfer of any such Commitment or Loan shall be effective, in each case unless and until an Assignment Agreement effecting the assignment or transfer thereof shall have been accepted by Agent and recorded in the Register as provided in subsection 11.08(b). Prior to such recordation, all amounts owed with respect to the applicable Commitment or Loan shall be owed to the Lender listed in the Register as the owner thereof, and any request, authority or consent of any Person who, at the time of making such request or giving such authority or consent, is listed in the Register as a Lender shall be conclusive and binding on any subsequent holder, assignee or transferee of the corresponding Commitments or Loans.

                 (b) Notes. The Company shall execute and deliver on the Closing Date (i) to each Lender (or to the Agent for that Lender) (a) a Term Note substantially in the form of Exhibit D annexed hereto to evidence that Lender's Term Loans, in the principal amount of that Lender's Term Loan Commitment and with other appropriate insertions, and (b) a Revolving Note substantially in the form of Exhibit E annexed hereto to evidence that Lender's Revolving Loans, in the principal amount of that Lender's Revolving Loan Commitment and with other appropriate insertions.

                 The Agent may deem and treat the payee of any Note as the owner thereof for all purposes hereof unless and until an Assignment and Acceptance effecting the assignment or transfer thereof shall have been accepted by Agent as provided in subsection 11.08. Until the Company receives written notice of such assignment, the Company may deem and treat such payee as the owner of such Note. Any request, authority or consent of any person or entity who, at the time of making such request or giving such authority or consent, is the holder of any Note shall be conclusive and binding on any subsequent holder, assignee or transferee of that Note or of any Note or Notes issued in exchange therefor.

         2.03    Procedure for Borrowing.  (a)     Each Borrowing shall be made
upon the Company's irrevocable written notice delivered to the Agent in the form of a Notice of Borrowing which notice must be received by the Agent prior to (i) 10:00 a.m. (San Francisco time) three Business Days prior to the requested Borrowing Date, in the case of Offshore Rate Loans; and (ii) 9:00 a.m. (San Francisco time) on the requested Borrowing Date, in the case of Base Rate Loans, specifying:

                                  (A)      the amount of the Borrowing, which
                 shall be in an aggregate minimum amount of $2,000,000 in the case of Offshore Rate Loans and $1,000,000 in the case of Base Rate Loans or any multiple of $100,000 in excess thereof;

                                  (B)      the requested Borrowing Date, which
                 shall be a Business Day;

                                  (C)      the Type of Loans comprising the
                 Borrowing; and

                                  (D)      the duration of the Interest Period
                 applicable to such Loans included in such notice;

provided, however, that with respect to the Borrowing to be made on the Closing Date, the Notice of Borrowing shall be delivered to the Agent not later than 9:00 a.m. (San Francisco time) on the Closing Date and such Borrowing will consist of Base Rate Loans only; and further provided that if so requested by the Agent, all Borrowings during the first 60 days following the Closing Date shall have the same Interest Period and shall be Offshore Rate Loans for Interest Periods of one month or, at the Company's option, Base Rate Loans.

                 (b) The Agent will promptly notify each Lender of its receipt of any Notice of Borrowing and of the amount of such Lender's Pro Rata Share of that Borrowing.

                 (c) Each Lender will make the amount of its Pro Rata Share of each Borrowing available to the Agent for the account of the Company at the Agent's Payment Office by 11:00 a.m. (San Francisco time) on the Borrowing Date requested by the Company in funds immediately available to the Agent. The proceeds of all such Loans will then be made available to the Company by the Agent at such office by crediting the account of the Company on the books of BofA with the aggregate of the amounts made available to the Agent by the Lenders and in like funds as received by the Agent.

                 (d) After giving effect to any Borrowing, unless the Agent shall otherwise consent, there may not be more than eight different Interest Periods in effect.

         2.04    Conversion and Continuation Elections.  (a)    The Company may,
upon irrevocable written notice to the Agent in accordance with subsection 2.04(b):

                                  (i)      elect, as of any Business Day, in
         the case of Base Rate Loans, or as of the last day of the applicable Interest Period, in the case of Offshore Rate Loans, to convert any such Loans (or any part thereof in an amount not less than $2,000,000, or that is in an integral multiple of $100,000 in excess thereof) into Loans of any other Type; or

                                  (ii)     elect, as of the last day of the
         applicable Interest Period, to continue any Loans having Interest Periods expiring on such day (or any part thereof in an amount not less than $2,000,000, or that is in an integral multiple of $100,000 in excess thereof);

provided, that if at any time the aggregate amount of Offshore Rate Loans in respect of any Borrowing is reduced, by payment, prepayment, or conversion of part thereof to be less than $2,000,000, such Offshore Rate Loans shall automatically convert into Base Rate Loans, and on and after such date the right of the Company to continue such Loans as, and convert such Loans into, Offshore Rate Loans shall terminate.

                 (b) The Company shall deliver a Notice of Conversion/Continuation to be received by the Agent not later than 9:00 a.m. (San Francisco time) at least (i) three Business Days in advance of the Conversion/Continuation Date, if the Loans are to be converted into or continued as Offshore Rate Loans; and (ii) one Business Day in advance of the Conversion/Continuation Date, if the Loans are to be converted into Base Rate Loans, specifying:

                                  (A)      the proposed Conversion/Continuation
                 Date;

                                  (B)      the aggregate amount of Loans to be
                 converted or continued;

                                  (C) the Type of Loans resulting from the proposed conversion or continuation; and

                                  (D)      other than in the case of
                 conversions into Base Rate Loans, the duration of the requested Interest Period.

                 (c) If upon the expiration of any Interest Period applicable to Offshore Rate Loans, the Company has failed to select timely a new Interest Period to be applicable to such Offshore Rate Loans, the Company shall be deemed to have elected an Interest Period of one month for such Offshore Rate Loans effective as of the expiration date of such Interest Period.

                 (d) The Agent will promptly notify each Lender of its receipt of a Notice of Conversion/Continuation, or, if no timely notice is provided by the Company, the Agent will promptly notify each Lender of the details of any automatic conversion. All conversions and continuations shall be made ratably according to the respective outstanding principal amounts of the Loans with respect to which the notice was given held by each Lender.

                 (e) Unless the Majority Lenders otherwise consent, during the existence of a Default or Event of Default, the Company may not elect to have a Revolving Loan or Term Loan converted into or continued as an Offshore Rate Loan.

                 (f) After giving effect to any conversion or continuation of Loans, unless the Agent shall otherwise consent, there may not be more than eight different Interest Periods in effect.

         2.05 Voluntary Termination or Reduction of Commitments. The Company may, upon not less than five Business Days' prior notice to the Agent,
(a) terminate all (and not less than all) of the Commitments prior to the Closing Date, and (b) terminate the Term Loan Commitment and the Revolving Commitments, or from time to time permanently reduce the Term Loan Commitments and/or the Revolving Commitments by an aggregate minimum amount of $3,000,000 or any multiple of $100,000 in excess thereof; unless, after giving effect thereto and to any prepayments of Loans made on the effective date thereof, (a) the Effective Amount of all Term Loans would exceed the Term Loan Commitments then in effect (b) the Effective Amount of all Revolving Loans and L/C Obligations together would exceed the amount of the Revolving Loan Commitments then in effect, or (c) the Effective Amount of all L/C Obligations then outstanding would exceed the L/C

Commitment then in effect. Once terminated or reduced in accordance with this Section, the Commitments may not be increased. Any termination or reduction of the Commitments shall be applied to each Lender according to its Pro Rata Share. All accrued commitment fees to, but not including the effective date of any reduction or termination of Commitments, shall be paid on the effective date of such reduction or termination.

         2.06 Optional Prepayments. Subject to Section 4.04, the Company may, at any time or from time to time, upon not less than three Business Days' irrevocable notice (in the case of Offshore Rate Loans) or one Business Day's irrevocable notice (in the case of Base Rate Loans) to the Agent, ratably prepay Revolving Loans in whole or in part, in minimum amounts of $2,000,000 (in the case of Offshore Rate Loans) or $1,000,000 (in the case of Base Rate Loans) or in each case any multiple of $1,000,000 in excess thereof and ratably prepay Term Loans in whole or in part, in minimum amounts of $2,000,000 or any multiple of $1,000,000 in excess thereof; provided that the Company may not prepay any Term Loans under this Section 2.06 unless after giving effect to such prepayment no Default or Event of Default then exists or would occur as a result of such prepayment. Such notice of prepayment shall specify the date and amount of such prepayment and the Type(s) of Loans to be prepaid. The Agent will promptly notify each Lender of its receipt of any such notice, and of such Lender's Pro Rata Share of such prepayment. If such notice is given by the Company, the Company shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein, together with accrued interest to each such date on the amount prepaid and any amounts required pursuant to Section 4.04. Optional prepayments of Term Loans made prior to the Draw Period Termination Date shall be applied to reduce the outstanding principal amount of the Term Loans. Optional prepayments of Term Loans made after the Draw Period Termination Date shall be applied to reduce the installments of principal set forth in Section 2.08(a) (as such installments may have been previously reduced) on a pro rata basis.

         2.07 Mandatory Prepayments of Loans. (a) Asset Dispositions; Events of Loss. If the Company or any Subsidiary shall at any time or from time to time make or agree to make a Disposition or shall suffer an Event of Loss resulting in aggregate Net Proceeds in excess of $500,000 in any fiscal year of the Company, then (i) the Company shall promptly notify the Agent of such proposed Disposition or Event of Loss (including the amount of the estimated Net Proceeds to be received by the Company or such Subsidiary in respect thereof) and (ii) promptly upon, and in no event later than five days after, receipt by the Company or the Subsidiary of the Net Proceeds of such Disposition or Event of Loss, the Company shall prepay the Term Loans in accordance with Subsection 2.07(c) in an aggregate amount equal to 100% of the amount of such Net Proceeds in the case of a

Disposition and in an aggregate amount equal to 100% of such Net Proceeds in the case of an Event of Loss; provided in the case of each Disposition and Event of Loss, if the Company states in its notice of such event that the Company or the applicable Subsidiary intends to reinvest, within 90 days of the applicable Disposition or receipt of Net Proceeds from an Event of Loss, the Net Proceeds thereof in assets similar to the assets which were subject to such Disposition or Event of Loss, then the Company shall not be required to make a mandatory prepayment under this subsection 2.07(a) in respect of such Net Proceeds to the extent such Net Proceeds are actually reinvested in such similar assets within a 180-day period; provided, that as a result of giving effect to such reinvestment no Default or Event of Default then exists or would occur as a result of such reinvestment. Promptly after the end of such 180-day period, the Company will notify the Agent whether it has reinvested such Net Proceeds in such similar assets, and to the extent such Net Proceeds have not been so reinvested, the Company will promptly prepay the Term Loans in the amount of such Net Proceeds not so reinvested.

                 (b) Equity Issuance. If after the Closing Date the Company or Holdings shall issue new common or preferred equity, other than common stock issued in connection with the exercise of employee stock options and other than equity securities issued in connection with Acquisitions, the Company shall promptly notify the Agent of the estimated Net Issuance Proceeds of such issuance to be received by the Company in respect thereof. Promptly upon, and in no event later than five days after, receipt by the Company of Net Issuance Proceeds of such issuance, the Company shall prepay the Term Loans in an aggregate amount equal to 50% of the amount of such Net Issuance Proceeds.

                 (c) Application of Mandatory Prepayments. All prepayments of Term Loans required by subsections (a) and (b) above shall be applied to reduce the outstanding principal amount thereof and prepayments made after the Draw Period Termination Date shall be applied as follows: 50% of each such prepayment shall be applied to reduce the installments of principal set forth in subsection 2.08(a) (as such installments may have been previously reduced) on a pro rata basis and 50% of each such prepayment shall be applied to reduce the installments of principal set forth in subsection 2.08(a) (as such installments may have been previously reduced) in the inverse order of the maturity thereof.

                 (d) General. Any prepayments pursuant to subsections 2.07(a) or (b) shall be applied first to any Base Rate Loans then outstanding and then to Offshore Rate Loans with the shortest Interest Periods remaining; provided, however, that if the amount of Base Rate Loans then outstanding is not sufficient to satisfy the entire prepayment requirement, the Company may, at its option, place any amounts which it would otherwise be required to use to prepay Offshore Rate Loans on a day other than the last day of the Interest Period therefor in an interest-bearing account pledged to the Agent for the benefit of the Lenders until the end of such Interest Period at which time such pledged amounts will be applied to prepay such Offshore Rate Loans. The Company shall pay, together with each prepayment under subsections 2.07(a) or (b), accrued interest on the amount prepaid and any amounts required pursuant to Section 4.04.

                 (e) Clean Down. The Company shall ensure that for at least 30 consecutive days during each period beginning each December 31 and ending the following March 31, the sum of the Effective Amount of all Revolving Loans plus the Effective Amount of all L/C Obligations does not exceed the Revolving Clean-Down Amount.

         2.08    Repayment.

                 (a) Scheduled Payments of Term Loans. The Company shall make principal payments on the aggregate amount of the Term Loans that is outstanding on the Draw Period Termination Date, in installments on the dates set forth below, the amount of each such installment being equal to the percentage shown for the applicable repayment date of the aggregate amount of the Term Loans outstanding on the Draw Period Termination Date:

                 Date                                            Percentage
                ------                                           ----------
             December 31, 1999                                       4.25%
             March 31, 2000                                          4.25%
             June 30, 2000                                           4.25%
             September 30, 2000                                      4.25%
             December 31, 2000                                       4.25%
             March 31, 2001                                          4.25%
             June 30, 2001                                           4.50%
             Term Loan Final Maturity Date                          70.00%

; provided that the scheduled installments of principal of the Term Loans determined as set forth above shall be reduced in connection with any voluntary or mandatory prepayments of the Term Loans in accordance with Sections 2.06 and 2.07; and provided, further that the Term Loans and all other amounts owed hereunder with respect to the Term Loans shall be paid in full no later than the Term Loan Final Maturity Date, and the final installment payable by the Company in respect of the Term Loans on such date shall be in an amount, if such amount is different from that specified above, sufficient to repay all amounts owing by the Company under this Agreement with respect to the Term Loans, and provided further that the Term Loan Amortization Dates set forth above are subject to extension pursuant to Section 2.16.

                 (b) The Revolving Credit. The Company shall repay to the Lenders on the Revolving Termination Date the aggregate principal amount of Revolving Loans outstanding on such date.

         2.09    Interest.

                 (a) Subject to subsection 2.09(d), the Term Loans shall bear interest on the outstanding principal amount thereof from the applicable Borrowing Date at a rate per annum equal to the Offshore Rate plus the Offshore Rate Margin or the Base Rate plus the Base Rate Margin, as the case may be (and subject to the Company's right to convert to another Type of Loan under Section 2.04).

                 (b) Subject to subsection 2.09(d), each Revolving Loan shall bear interest on the outstanding principal amount thereof from the applicable Borrowing Date at a rate per annum equal to the Offshore Rate plus the Offshore Rate Margin or the Base Rate plus the Base Rate Margin, as the case may be (and subject to the Company's right to convert to other Types of Loans under Section 2.04).

                 (c) Interest on each Loan shall be paid in arrears on each Interest Payment Date. Interest shall also be paid on the date of any prepayment of Loans under Section 2.06 or 2.07 for the portion of the Loans so prepaid and upon payment (including prepayment) in full thereof and, during the existence of any Event of Default, interest shall be paid on demand of the Agent at the request or with the consent of the Majority Lenders.

                 (d) Notwithstanding subsections (a) and (b) of this Section and Section 2.04, while any Event of Default exists or after acceleration, the Company shall pay interest (after as well as before entry of judgment thereon to the extent permitted by law) on the principal amount of all outstanding Obligations, at a rate per annum which is determined by adding 2% per annum to the Offshore Rate plus the Offshore Rate Margin or the Base Rate plus the Base Rate Margin, as applicable, then in effect for such Loans and fees and, in the case of Obligations not subject to the Offshore Rate Margin or the Base Rate Margin, at a rate per annum equal to the rate per annum otherwise applicable thereto plus 2%; provided, however, that, on and after the expiration of any Interest Period applicable to any Term Loan or Revolving Loan that is an Offshore Rate Loan outstanding on the date of occurrence of such Event of Default or acceleration, the principal amount of such Loan shall, during the continuation of such Event of Default or after acceleration, bear interest at a rate per annum equal to the Base Rate plus the Base Rate Margin plus 2%, and provided, further, that in the absence of acceleration, any adjustments pursuant to this subsection 2.09(d) shall be made at the election of the Majority Lenders and with written notice to the Company.

                 (e) Anything herein to the contrary notwithstanding, the obligations of the Company to any Lender hereunder shall be subject to the limitation that payments of interest shall not be required for any period for which interest is computed hereunder, to the extent (but only to the extent) that contracting for or receiving such payment by such Lender would be contrary to the provisions of any law applicable to such Lender limiting the highest rate of interest that may be lawfully contracted for, charged or received by such Lender, and in such event the Company shall pay such Lender interest at the highest rate permitted by applicable law.

         2.10 Fees. (a) Facility Underwriting Fee; Agency Fee. The Company shall pay a facility underwriting fee to BofA and BARS for BofA and BARS's own account, a portion of which shall be distributed by BARS to the Lenders in accordance with separate agreements between each Lender and BARS, and shall pay an agency fee to the Agent for the Agent's own account, as required by the letter agreement ("Fee Letter") between the Company, BofA and BARS dated September 11, 1997.

                 (b) Commitment Fees. (i) Revolving Commitments. The Company shall pay to the Agent for the account of each Lender having a Revolving Loan Commitment a commitment fee calculated at a rate per annum equal to the Commitment Fee Rate on the average daily unused portion of such Lender's Revolving Loan Commitment, computed on a quarterly basis in arrears on the last Business Day of each calendar quarter based upon the daily utilization for that quarter as calculated by the Agent. For purposes of calculating utilization under this subsection, the Revolving Loan Commitments shall be deemed used to the extent of the Effective Amount of Revolving Loans then outstanding, plus the Effective Amount of L/C Obligations then outstanding. Such commitment fee shall accrue from the Closing Date to the Revolving Termination Date and shall be due and payable quarterly in arrears on the last Business Day of each March, June, September and December commencing on December 31, 1997 through the Revolving Termination Date, with the final payment to be made on the Revolving Termination Date; provided that, in connection with any reduction or termination of Commitments under Section 2.05, the accrued commitment fee calculated for the period ending on such date shall also be paid on the date of such reduction or termination, with the following quarterly payment being calculated on the basis of the period from such reduction or termination date to such quarterly payment date. The commitment fees provided in this subsection shall accrue at all times after the above-mentioned commencement date, including at any time during which one or more conditions in Article V are not met.

                          (ii)    Term Loan Commitments.  The Company shall pay
to the Agent for the account of each Lender having a Term Loan Commitment a commitment fee calculated at a rate per annum equal to the Commitment Fee Rate on the average daily unused portion of such Lender's Term Loan Commitment, computed on a quarterly basis in arrears on the last Business Day of each calendar quarter based upon the daily utilization for that quarter as calculated by the Agent. Each Lender's Term Loan Commitment shall be deemed to be used at the time a Term Loan is made by such Lender, and such Term Loan Commitment shall not be reinstated upon prepayment, whether optional or mandatory, of such Term Loan. Such commitment fee shall accrue from the Closing Date to the Draw Period Termination Date and shall be due and payable quarterly in arrears on the last Business Day of each March, June, September and December commencing on December 31, 1997 through the Draw Period Termination Date, with the final payment to be made on the Revolving Termination Date; provided that, in connection with any reduction or termination of Commitments under Section 2.05, the accrued commitment fee calculated for the period ending on such date shall also be paid on the date of such reduction or termination, with the following quarterly payment being calculated on the basis of the period from such reduction or termination date to such quarterly payment date. The commitment fees provided in this subsection shall accrue at all times after the above- mentioned commencement date, including at any time during which one or more conditions in Article V are not met.

         2.11 Computation of Fees and Interest. (a) All computations of fees and computations of interest based on the Offshore Rate shall be made on the basis of a 360-day year and actual days elapsed (which results in more interest being paid than if computed on the basis of a 365-day year). All computations of interest based on the Base Rate shall be made on the basis of a 365 or 366-day year, as applicable, and actual days elapsed. Interest and fees shall accrue during each period during which interest or such fees are computed from the first day thereof to the last day thereof.

                 (b) Each determination of an interest rate or fee by the Agent shall be presumed to be correct unless within a reasonable period of time the Company or any Lender establishes that an error has been made.

                 (c) The Reference Lender shall use its best efforts to furnish quotations of rates to the Agent as contemplated hereby.

         2.12 Payments by the Company. (a) All payments to be made by the Company shall be made without set-off, recoupment or counterclaim. Except as otherwise expressly provided herein, all payments by the Company shall be made to the Agent for the account of the Lenders at the Agent's Payment Office, and shall be made in dollars and in immediately available funds, no later than 10:00 a.m. (San Francisco time) on the date specified herein. The Agent will promptly distribute to each Lender its Pro Rata Share (or other applicable share as expressly provided herein) of such payment in like funds as received. Any payment received by the Agent later than 10:00 a.m. (San Francisco time) shall be deemed to have been received on the following Business Day and any applicable interest or fee shall continue to accrue.

                 (b) Subject to the provisions set forth in the definition of "Interest Period" herein, whenever any payment is due on a day other than a Business Day, such payment shall be made on the following Business Day, and such extension of time shall in such case be included in the computation of interest or fees, as the case may be.

                 (c) Unless the Agent receives notice from the Company prior to the date on which any payment is due to the Lenders that the Company will not make such payment in full as and when required, the Agent may assume that the Company has made such payment in full to the Agent on such date in immediately available funds and the Agent may (but shall not be so required), in reliance upon such assumption, distribute to each Lender on such due date an amount equal to the amount then due such Lender. If and to the extent the Company has not made such payment in full to the Agent, each Lender shall repay to the Agent on demand such amount distributed to such Lender, together with interest thereon at the Federal Funds Rate for each day from the date such amount is distributed to such Lender until the date repaid.

         2.13 Payments by the Lenders to the Agent. (a) Unless the Agent receives notice from a Lender on or prior to the Closing Date or, with respect to any Borrowing after the Closing Date, at least one Business Day prior to the date of such Borrowing, that such Lender will not make available as and when required hereunder to the Agent for the account of the Company the amount of that Lender's Pro Rata Share of the Borrowing, the Agent may assume that each Lender has made such amount available to the Agent in immediately available funds on the Borrowing Date and the Agent may (but shall not be so required), in reliance upon such assumption, make available to the Company on such date a corresponding amount. If and to the extent any Lender shall not have made its full amount available to the Agent in immediately available funds and the Agent in such circumstances has made available to the Company such amount, that Lender shall on the Business Day following such Borrowing Date make such amount available to the Agent, together with interest at the Federal Funds Rate for each day during such period. A notice of the Agent submitted to any Lender with respect to amounts owing under this subsection (a) shall be conclusive, absent manifest error. If such amount is so made available, such payment to the Agent shall constitute such Lender's Loan on the date of Borrowing for all purposes of this Agreement. If such amount is not made available to the Agent on the Business Day following the Borrowing Date, the Agent will notify the Company of such failure to fund and, upon demand by the Agent, the Company shall pay such amount to the Agent for the Agent's account, together with interest thereon for each day elapsed since the date of such

Borrowing, at a rate per annum equal to the interest rate applicable at the time to the Loans comprising such Borrowing.

                 (b) The failure of any Lender to make any Loan on any Borrowing Date shall not relieve any other Lender of any obligation hereunder to make a Loan on such Borrowing Date, but no Lender shall be responsible for the failure of any other Lender to make the Loan to be made by such other Lender on any Borrowing Date.

         2.14 Sharing of Payments, Etc. If, other than as expressly provided elsewhere herein, any Lender shall obtain on account of the Obligations in its favor any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) in excess of its ratable share (or other share contemplated hereunder), such Lender shall immediately
(a) notify the Agent of such fact, and (b) purchase from the other Lenders such participations in the Loans made by them as shall be necessary to cause such purchasing Lender to share the excess payment pro rata with each of them; provided, however, that if all or any portion of such excess payment is thereafter recovered from the purchasing Lender, such purchase shall to that extent be rescinded and each other Lender shall repay to the purchasing Lender the purchase price paid therefor, together with an amount equal to such paying Lender's ratable share (according to the proportion of (i) the amount of such paying Lender's required repayment to (ii) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered. The Company agrees that any Lender so purchasing a participation from another Lender may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off, but subject to Section 10.10) with respect to such participation as fully as if such Lender were the direct creditor of the Company in the amount of such participation. The Agent will keep records (which shall be conclusive and binding in the absence of manifest error) of participations purchased under this Section and will in each case notify the Lenders following any such purchases or repayments.

         2.15 Security and Guaranties. (a) All Obligations of the Company and the Guarantors under this Agreement, the Notes and all other Loan Documents shall be secured in accordance with the Collateral Documents.

                 (b) All Obligations of the Company under this Agreement, each of the Notes and all other Loan Documents shall be unconditionally guaranteed by the Guarantors pursuant to the Guaranties.

         2.16 Extension of Revolving Termination Date, Term Loan Final Maturity Date, Draw Period Termination Date and Term Loan Amortization Dates at Option of Company.

                 (a) Provided that no Event of Default or Default shall have occurred and be continuing, and subject to the conditions set forth in this subsection 2.16, the Company shall have the option to request the extension of the Revolving Termination Date, the Term Loan Final Maturity Date, the Draw Period Termination Date, the Term Loan Amortization Dates and the Fixed Charge Coverage Ratio Step Down Dates for a period of one year. The Company may exercise such option by delivering to the Agent a written notice (an "Extension Notice") in substantially the form of Exhibit P hereto, no earlier than 18 months from the Closing Date and no later than 20 months from the Closing Date. The Agent shall notify each Lender promptly of its receipt of an Extension Notice. Each Lender shall have the right, in its sole discretion, to consent or not to consent to such extension, and each Lender shall notify the Agent within 45 days of its receipt of such notice from the Agent (or if any such day is not a Business Day, the next succeeding Business
Day) whether it agrees to so extend the Revolving Termination Date, the Term Loan Final Maturity Date, the Draw Period Termination Date, the Term Loan Amortization Dates and the Fixed Charge Coverage Ratio Step Down Dates; the failure by any Lender to make such notification shall be deemed to be a decision by such Lender not to consent to the extension. The Agent shall notify the Company and each Lender within 60 days of the receipt by the Agent of an Extension Notice as to whether or not Lenders holding 100% of the Commitments and Loans have approved the extension (identifying any Lenders that have not approved the extension) and, if such Lenders have approved the extension, upon the giving of such notice by the Agent, the Revolving Termination Date, the Term Loan Final Maturity Date, the Draw Period Termination Date, the Term Loan Amortization Dates and the Fixed Charge Coverage Ratio Step Down Dates shall each be extended automatically by one year.

                 (b) The Revolving Termination Date, the Term Loan Final Maturity Date, the Draw Period Termination Date and the Term Loan Amortization Dates shall not be extended if any Lender shall not so consent to such extension.

                                  ARTICLE III

                             THE LETTERS OF CREDIT

         3.01 The Letter of Credit Subfacility. (a) On the terms and conditions set forth herein (i) the Issuing Lender agrees, (A) from time to time on any Business Day during the period from the Closing Date to the Revolving Termination Date to issue Letters of Credit for the account of the Company, and to amend or renew Letters of Credit previously issued by it, in accordance with subsections 3.02(c) and 3.02(d), and (B) to honor drafts under the Letters of Credit; and (ii) the Lenders severally agree to participate in Letters of Credit Issued for the account of the Company; provided, that the Issuing Lender shall not be obligated to Issue, and no Lender shall be obligated to participate in, any Letter of Credit if as of the date of Issuance of such Letter of Credit (the "Issuance Date") (1) the Effective Amount of all L/C Obligations plus the Effective Amount of all Revolving Loans exceeds the Revolving Loan Commitments, (2) the participation of any Lender in the Effective Amount of all L/C Obligations plus the Effective Amount of the Revolving Loans of such Lender exceeds such Lender's Revolving Loan Commitment, or (3) the Effective Amount of L/C Obligations exceeds the L/C Commitment. Within the foregoing limits, and subject to the other terms and conditions hereof, the Company's ability to obtain Letters of Credit shall be fully revolving, and, accordingly, the Company may, during the foregoing period, obtain Letters of Credit to replace Letters of Credit which have expired or which have been drawn upon and reimbursed.

                 (b)      The Issuing Lender will not Issue any Letter of
Credit if:

                          (i) The Issuing Lender has actual knowledge that any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain the Issuing Lender from Issuing such Letter of Credit, or any Requirement of Law applicable to the Issuing Lender or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over the Issuing Lender shall prohibit, or request that the Issuing Lender refrain from, the Issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon the Issuing Lender with respect to such Letter of Credit any restriction, reserve or capital requirement (for which the Issuing Lender is not otherwise compensated hereunder) not in effect on the Closing Date, or shall impose upon the Issuing Lender any unreimbursed loss, cost or expense which was not applicable on the Closing Date and which the Issuing Lender in good faith deems material to it;

                          (ii) the Issuing Lender has received written notice from any Lender, the Agent or the Company, on or prior to the Business Day prior to the requested date of Issuance of such Letter of Credit, that one or more of the applicable conditions contained in
         Article V is not then satisfied;

                          (iii) the expiry date of any requested Letter of Credit is (A) more than 365 days after the date of Issuance, unless the Required Revolving Lenders have approved such expiry date in writing, or (B) more than 90 days after the Revolving Termination Date, unless all of Lenders with a Revolving Loan Commitment have approved such expiry date in writing;

                          (iv) the Issuing Lender has received written notice that the expiry date of any requested Letter of Credit is prior to the maturity date of any financial obligation to be supported by the requested Letter of Credit;

                          (v) any requested Letter of Credit is denominated in a currency other than Dollars, does not provide for drafts, or is not otherwise in form and substance acceptable to the Issuing Lender, or the Issuance of a Letter of Credit shall violate any applicable policies of the Issuing Lender; or

                          (vi) the Issuing Lender has received written notice that any standby Letter of Credit is for the purpose of supporting the issuance of any letter of credit by any other Person.

         3.02 Issuance, Amendment and Renewal of Letters of Credit. (a) Each Letter of Credit shall be issued upon the irrevocable written request of the Company received by the Issuing Lender (with a copy sent by the Company to the Agent) at least four days (or such shorter time as the Issuing Lender may agree in a particular instance in its sole discretion) prior to the proposed date of issuance. Each such request for issuance of a Letter of Credit shall be by facsimile, confirmed promptly in an original writing, in the form of an L/C Application, and shall specify in form and detail satisfactory to the Issuing Lender: (i) the proposed date of issuance of the Letter of Credit (which shall be a Business Day); (ii) the face amount of the Letter of Credit;
(iii) the expiry date of the Letter of Credit; (iv) the name and address of the beneficiary thereof; (v) the documents to be presented by the beneficiary of the Letter of Credit in case of any drawing thereunder; (vi) the full text of any certificate to be presented by the beneficiary in case of any drawing thereunder; and (vii) such other matters as the Issuing Lender may require.

                 (b) At least two Business Days prior to the Issuance of any Letter of Credit, the Issuing Lender will confirm with the Agent (by telephone or in writing) that the Agent has received a copy of the L/C Application or L/C Amendment Application from the Company and, if not, the Issuing Lender will provide the Agent with a copy thereof. Unless the Issuing Lender has received notice on or before the Business Day immediately preceding the date the Issuing Lender is to issue a requested Letter of Credit from the Agent (A) directing the Issuing Lender not to issue such Letter of Credit because such issuance is not then permitted under subsection 3.01(a) as a result of the limitations set forth in clauses (1) through (3) thereof or subsection 3.01(b)(ii); or (B) that one or more conditions specified in Article V are not then satisfied; then, subject to the terms and conditions hereof, the Issuing Lender shall, on the requested date, issue a Letter of Credit for the account of the Company in accordance with the Issuing Lender's usual and customary business practices.

                 (c) From time to time while a Letter of Credit is outstanding and prior to the Revolving Termination Date, the Issuing Lender will, upon the written request of the Company received by the Issuing Lender (with a copy sent by the Company to the Agent) at least four days (or such shorter time as the Issuing Lender may agree in a particular instance in its sole discretion) prior to the proposed date of amendment, amend any Letter of Credit issued by it. Each such request for amendment of a Letter of Credit shall be made by facsimile, confirmed promptly in an original writing, made in the form of an L/C Amendment Application and shall specify in form and detail satisfactory to the Issuing Lender: (i) the Letter of Credit to be amended;
(ii) the proposed date of amendment of the Letter of Credit (which shall be a Business Day); (iii) the nature of the proposed amendment; and (iv) such other matters as the Issuing Lender may require. The Issuing Lender shall be under no obligation to amend any Letter of Credit if: (A) the Issuing Lender would have no obligation at such time to issue such Letter of Credit in its amended form under the terms of this Agreement; or (B) the beneficiary of any such Letter of Credit does not accept the proposed amendment to the Letter of Credit. The Agent will promptly notify the Lenders of the receipt by it of any L/C Application or L/C Amendment Application.

                 (d) The Issuing Lender and the Lenders agree that, while a Letter of Credit is outstanding and prior to the Revolving Termination Date, at the option of the Company and upon the written request of the Company received by the Issuing Lender (with a copy sent by the Company to the Agent) at least four days (or such shorter time as the Issuing Lender may agree in a particular instance in its sole discretion) prior to the proposed date of notification of renewal, the Issuing Lender shall be entitled to authorize the renewal of any Letter of Credit issued by it. Each such request for renewal of a Letter of Credit shall be made by facsimile, confirmed promptly in an original writing, in the form of an L/C Amendment Application, and shall specify in form and detail satisfactory to the Issuing Lender: (i) the Letter of Credit to be renewed; (ii) the proposed date of notification of renewal of the Letter of Credit (which shall be a Business Day); (iii) the revised expiry date of the Letter of Credit; and (iv) such other matters as the Issuing Lender may require. The Issuing Lender shall be under no obligation so to renew any Letter of Credit if: (A) the Issuing Lender would have no obligation at such time to issue or amend such Letter of Credit in its renewed form under the terms of this Agreement; or (B) the beneficiary of any such Letter of Credit does not accept the proposed renewal of the Letter of Credit. If any outstanding Letter of Credit shall provide that it shall be automatically renewed unless the beneficiary thereof receives notice from the Issuing Lender that such Letter of Credit shall not be renewed, and if at the time of renewal the Issuing Lender would be entitled to authorize the automatic renewal of such Letter of Credit in accordance with this subsection 3.02(d) upon the request of the Company but the Issuing Lender shall not have received any L/C Amendment Application from the Company with respect to such renewal or other written direction by the Company with respect thereto, the Issuing Lender shall nonetheless be permitted to allow such Letter of Credit to renew, and the Company and the Lenders hereby authorize such renewal, and, accordingly, the Issuing Lender shall be deemed to have received an L/C Amendment Application from the Company requesting such renewal.

                 (e) The Issuing Lender may, at its election (or as required by the Agent at the direction of the Required Revolving Lenders), deliver any notices of termination or other communications to any Letter of Credit beneficiary or transferee, and take any other action as necessary or appropriate, at any time and from time to time, in order to cause the expiry date of a Letter of Credit that provides for automatic renewal to be a date not later than the Revolving Termination Date.

                 (f) This Agreement shall control in the event of any conflict with any L/C-Related Document (other than any Letter of Credit).

                 (g) The Issuing Lender will also deliver to the Agent, concurrently or promptly following its delivery of a Letter of Credit, or amendment to or renewal of a Letter of Credit, to an advising bank or a beneficiary, a true and complete copy of each such Letter of Credit or amendment to or renewal of a Letter of Credit.

         3.03 Risk Participations, Drawings and Reimbursements. (a) [Intentionally omitted].

                 (b) Immediately upon the Issuance of each Letter of Credit, each Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the Issuing Lender a participation in such Letter of Credit and each drawing thereunder in an amount equal to the product of (i) the Pro Rata Share of such Lender, times (ii) the maximum amount available to be drawn under such Letter of Credit and the amount of such drawing, respectively. For purposes of subsection 2.01(c), each Issuance of a Letter of Credit shall be deemed to utilize the Revolving Loan Commitment of each Lender by an amount equal to the amount of such participation.

                 (c) In the event of any request for a drawing under a Letter of Credit by the beneficiary or transferee thereof, the Issuing Lender will promptly notify the Company. The Company shall reimburse the Issuing Lender prior to 10:00 a.m. (San Francisco time), on each date that any amount is paid by the

Issuing Lender under any Letter of Credit (each such date, an "Honor Date"), in an amount equal to the amount so paid by the Issuing Lender. In the event the Company fails to reimburse the Issuing Lender for the full amount of any drawing under any Letter of Credit by 10:00 a.m. (San Francisco time) on the Honor Date, the Issuing Lender will promptly notify the Agent and the Agent will promptly notify each Lender thereof, and the Company shall be deemed to have requested that Base Rate Loans be made by the Lenders to be disbursed on the Honor Date under such Letter of Credit, subject to the amount of the unutilized portion of the Revolving Loan Commitment and subject to the conditions set forth in Section 5.02. Any notice given by the Issuing Lender or the Agent pursuant to this subsection 3.03(c) may be oral if promptly confirmed in writing (including by facsimile); provided that the lack of such a prompt confirmation shall not affect the conclusiveness or binding effect of such notice.

                 (d) Each Lender shall upon any notice pursuant to subsection 3.03(c) make available to the Agent for the account of the relevant Issuing Lender an amount in Dollars and in immediately available funds equal to its Pro Rata Share of the amount of the drawing, whereupon the participating Lenders shall (subject to subsection 3.03(e)) each be deemed to have made a Revolving Loan consisting of a Base Rate Loan to the Company in that amount.
If any Lender so notified fails to make available to the Agent for the account of the Issuing Lender the amount of such Lender's Pro Rata Share of the amount of the drawing by no later than 12:00 noon (San Francisco time) on the Honor Date, then interest shall accrue on such Lender's obligation to make such payment, from the Honor Date to the date such Lender makes such payment, at a rate per annum equal to the Federal Funds Rate in effect from time to time during such period. The Agent will promptly give notice of the occurrence of the Honor Date, but failure of the Agent to give any such notice on the Honor Date or in sufficient time to enable any Lender to effect such payment on such date shall not relieve such Lender from its obligations under this Section 3.03.

                 (e) With respect to any unreimbursed drawing that is not converted into Revolving Loans consisting of Base Rate Loans to the Company in whole or in part, because of the Company's failure to satisfy the conditions set forth in Section 5.02 or for any other reason, the Company shall be deemed to have incurred from the Issuing Lender an L/C Borrowing in the amount of such drawing, which L/C Borrowing shall be due and payable on demand (together with interest) and shall bear interest at a rate per annum equal to the Base Rate plus 2% per annum, and each Lender's payment to the Issuing Lender pursuant to subsection 3.03(d) shall be deemed payment in respect of its participation in such L/C Borrowing and shall constitute an L/C Advance from such Lender in satisfaction of its participation obligation under this Section 3.03.

                 (f) Each Lender's obligation in accordance with this Agreement to make the Revolving Loans or L/C Advances, as contemplated by this
Section 3.03, as a result of a drawing under a Letter of Credit, shall be absolute and unconditional and without recourse to the Issuing Lender and shall not be affected by any circumstance, including (i) any set-off, counterclaim, recoupment, defense or other right which such Lender may have against the Issuing Lender, the Company or any other Person for any reason whatsoever; (ii) the occurrence or continuance of a Default, an Event of Default or a Material Adverse Effect; or (iii) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing; provided, however, that each Lender's obligation to make Revolving Loans under this Section 3.03 is subject to the conditions set forth in Section 5.02.

         3.04 Repayment of Participations. (a) Upon (and only upon) receipt by the Agent for the account of the Issuing Lender of immediately available funds from the Company (i) in reimbursement of any payment made by the Issuing Lender under the Letter of Credit with respect to which any Lender has paid the Agent for the account of the Issuing Lender for such Lender's participation in the Letter of Credit pursuant to Section 3.03 or (ii) in payment of interest thereon, the Agent will pay to each Lender, in the same funds as those received by the Agent for the account of the Issuing Lender, the amount of such Lender's Pro Rata Share of such funds, and the Issuing Lender shall receive the amount of the Pro Rata Share of such funds of any Lender that did not so pay the Agent for the account of the Issuing Lender.

                 (b) If the Agent or the Issuing Lender is required at any time to return to the Company, or to a trustee, receiver, liquidator, custodian, or any official in any Insolvency Proceeding, any portion of the payments made by the Company to the Agent for the account of the Issuing Lender pursuant to subsection 3.04(a) in reimbursement of a payment made under the Letter of Credit or interest or fee thereon, each Lender shall, on demand of the Agent, forthwith return to the Agent or the Issuing Lender the amount of its Pro Rata Share of any amounts so returned by the Agent or the Issuing Lender plus interest thereon from the date such demand is made to the date such amounts are returned by such Lender to the Agent or the Issuing Lender, at a rate per annum equal to the Federal Funds Rate in effect from time to time.

         3.05 Role of the Issuing Lender. (a) Each Lender and the Company agree that, in paying any drawing under a Letter of Credit, the Issuing Lender shall not have any responsibility to obtain any document (other than any sight draft and certificates expressly required by the Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document.

                 (b) No Agent-Related Person nor any of the respective correspondents, participants or assignees of the Issuing Lender shall be liable to any Lender for: (i) any action taken or omitted in connection herewith at the request or with the approval of the Lenders (including the Majority Lenders); (ii) any action taken or omitted in the absence of gross negligence or willful misconduct; or (iii) the due execution, effectiveness, validity or enforceability of any L/C-Related Document.

                 (c) The Company hereby assumes all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit; provided, however, that this assumption is not intended to, and shall not, preclude the Company's pursuing such rights and remedies as it may have against the beneficiary or transferee at law or under any other agreement. No Agent-Related Person, nor any of the respective correspondents, participants or assignees of the Issuing Lender, shall be liable or responsible for any of the matters described in clauses (i) through (vii) of Section 3.06; provided, however, anything in such clauses to the contrary notwithstanding, that the Company may have a claim against the Issuing Lender, and the Issuing Lender may be liable to the Company, to the extent, but only to the extent, of any direct, as opposed to consequential or exemplary, damages suffered by the Company which the Company proves were caused by the Issuing Lender's willful misconduct or gross negligence or the Issuing Lender's willful failure to pay under any Letter of Credit after the presentation to it by the beneficiary of a sight draft and certificate(s) strictly complying with the terms and conditions of a Letter of Credit. In furtherance and not in limitation of the foregoing:
(i) the Issuing Lender may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary; and (ii) the Issuing Lender shall not be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason.

         3.06 Obligations Absolute. The obligations of the Company under this Agreement and any L/C-Related Document to reimburse the Issuing Lender for a drawing under a Letter of Credit, and to repay any L/C Borrowing and any drawing under a Letter of Credit converted into Revolving Loans, shall be unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement and each such other L/C-Related Document under all circumstances, including the following:

                          (i) any lack of validity or enforceability of this Agreement or any L/C-Related Document;

                          (ii) any change in the time, manner or place of payment of, or in any other term of, all or any of the obligations of the Company in respect of any Letter of Credit or any other amendment approved by the Company or waiver of or any consent to departure from all or any of the L/C-Related Documents;

                          (iii) the existence of any claim, set-off, defense or other right that the Company may have at any time against any beneficiary or any transferee of any Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), the Issuing Lender or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by the L/C-Related Documents or any unrelated transaction;

                          (iv) any draft, demand, certificate or other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any Letter of Credit;

                          (v) any payment by the Issuing Lender under any Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of any Letter of Credit; or any payment made by the Issuing Lender under any Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of any Letter of Credit, including any arising in connection with any Insolvency Proceeding;

                          (vi) any exchange, release or non-perfection of any collateral, or any release or amendment or waiver of or consent to departure from any other guarantee, for all or any of the obligations of the Company in respect of any Letter of Credit; or

                          (vii)   any other circumstance or happening
         whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Company or a guarantor.

         3.07    Cash Collateral Pledge.  Upon (i) the request of the Agent,
(A) if the Issuing Lender has honored any full or partial drawing request on any Letter of Credit and such drawing has resulted in an L/C Borrowing hereunder, or (B) if, as of the Revolving Termination Date, any Letters of Credit may for any reason remain outstanding and partially or wholly undrawn, or

(ii) the occurrence of the circumstances described in subsection 3.10 requiring the Company to Cash Collateralize Letters of Credit, then, the Company shall immediately Cash Collateralize the Obligations in an amount equal to the L/C Obligations.

         3.08 Letter of Credit Fees. (a) Standby Letters of Credit. The Company shall pay to the Agent for the ratable account of each of the Lenders with a Revolving Loan Commitment a letter of credit fee with respect to the Standby Letters of Credit equal to the Standby L/C Fee Rate, subject to subsection 2.09(d) (provided that the minimum fee for each Standby Letter of Credit shall be $500 per annum) in each case on the average daily maximum amount available to be drawn of the outstanding Standby Letters of Credit, computed and payable on a quarterly basis in arrears on the last Business Day of each calendar quarter, commencing December 31, 1997, through the Revolving Termination Date (or such later date upon which the outstanding Letters of Credit shall expire), with the final payment to be made on the Revolving Termination Date (or such later expiration date).

                 (b) Fronting Fee; Processing Fees. The Company shall pay to the Issuing Lender for its own account a letter of credit fronting fee for each Standby Letter of Credit Issued by the Issuing Lender equal to 0.25% of the face amount (or increased face amount, as the case may be) of such Letter of Credit. Such Letter of Credit fronting fee shall be due and payable on each date of Issuance of a Standby Letter of Credit. The Company shall also pay to the Issuing Lender for its own account, from time to time on demand, the Issuing Lender's standard processing fees, costs and charges with respect to Standby Letters of Credit.

                 (c) Commercial Letters of Credit. The Company shall pay to the Issuing Lender for its own account from time to time on demand, with respect to Commercial Letters of Credit the Issuing Lender's normal issuance, negotiation, presentation, amendment and other processing fees, and other standard costs and charges, relating to Commercial Letters of Credit as from time to time in effect. In addition, the Company shall pay to the Agent for the ratable account of each of the Lenders with a Revolving Loan Commitment a letter of credit fee with respect to Commercial Letters of Credit equal to 50% of the Standby L/C Fee Rate, subject to Section 2.09(d), in each case on the average daily maximum amount available to be drawn on the outstanding Commercial Letters of Credit, computed and payable on a quarterly basis in arrears on the last Business Day of each calendar quarter, commencing December 31, 1997, through the Revolving Termination Date (or such later date upon which the outstanding Letters of Credit shall expire), with the final payment to be made on the Revolving Termination Date (or such later expiration date).

         3.09 Uniform Customs and Practice. The Uniform Customs and Practice for Documentary Credits as published by the International Chamber of Commerce most recently at the time of issuance of any Letter of Credit shall (unless otherwise expressly provided in the Letters of Credit) apply to the Letters of Credit.

         3.10 Mandatory Prepayments of L/C Obligations. If on any date the Effective Amount of L/C Obligations exceeds the L/C Commitment, the Company shall Cash Collateralize on such date the outstanding Letters of Credit in an amount equal to the excess of the maximum amount then available to be drawn under the Letters of Credit over the Aggregate L/C Commitment. Subject to
Section 4.04, if on any date after giving effect to any Cash Collateralization made on such date pursuant to the preceding sentence, the Effective Amount of all Revolving Loans then outstanding plus the Effective Amount of all L/C Obligations exceeds the Revolving Loan Commitments, the Company shall immediately, and without notice or demand, prepay the outstanding principal amount of the Revolving Loans and L/C Advances by an amount equal to the applicable excess.

                                   ARTICLE IV

                     TAXES, YIELD PROTECTION AND ILLEGALITY

         4.01 Taxes. (a) Any and all payments by the Company to each Lender or the Agent under this Agreement and any other Loan Document shall be made free and clear of, and without deduction or withholding for, any Taxes. In addition, the Company shall pay all Other Taxes.

                 (b) If the Company shall be required by law to deduct or withhold any Taxes, Other Taxes or Further Taxes from or in respect of any sum payable hereunder to any Lender or the Agent, then:

                          (i) the sum payable shall be increased as necessary so that, after making all required deductions and withholdings (including deductions and withholdings applicable to additional sums payable under this Section), such Lender or the Agent, as the case may be, receives and retains an amount equal to the sum it would have received and retained had no such deductions or withholdings been made;

                          (ii) the Company shall make such deductions and withholdings;

                          (iii) the Company shall pay the full amount deducted or withheld to the relevant taxing authority or other authority in accordance with applicable law; and

                          (iv) the Company shall also pay to each Lender or the Agent for the account of such Lender, at the time interest is paid, Further Taxes in the amount that the respective Lender specifies as necessary to preserve the after-tax yield the Lender would have received if such Taxes, Other Taxes or Further Taxes had not been imposed.

                 (c) The Company agrees to indemnify and hold harmless each Lender and the Agent for the full amount of i) Taxes, ii) Other Taxes, and
iii) Further Taxes in the amount that the respective Lender specifies as necessary to preserve the after-tax yield the Lender would have received if such Taxes, Other Taxes or Further Taxes had not been imposed, and any liability (including penalties, interest, additions to tax and expenses) arising therefrom or with respect thereto, whether or not such Taxes, Other Taxes or Further Taxes were correctly or legally asserted. Payment under this indemnification shall be made within 30 days after the date the Lender or the Agent makes written demand therefor.

                 (d) Within 30 days after the date of any payment by the Company of Taxes, Other Taxes or Further Taxes, the Company shall furnish to each Lender or the Agent the original or a certified copy of a receipt evidencing payment thereof, or other evidence of payment satisfactory to such Lender or the Agent.

                 (e) If the Company is required to pay any amount to any Lender or the Agent pursuant to subsection (b) or (c) of this Section, then such Lender shall use reasonable efforts (consistent with legal and regulatory restrictions) to change the jurisdiction of its Lending Office so as to eliminate any such additional payment by the Company which may thereafter accrue, if such change in the sole judgment of such Lender is not otherwise disadvantageous to such Lender.

                 (f) Nothing contained in this Section 4.01 shall override any term or provision of any Specified Swap Contract regarding withholding taxes relating to Swap Contracts.

         4.02 Illegality. (a) If any Lender determines that the introduction of any Requirement of Law, or any change in any Requirement of Law, or in the interpretation or administration of any Requirement of Law, has made it unlawful, or that any central bank or other Governmental Authority has asserted that it is unlawful, for any Lender or its applicable Lending Office to make Offshore Rate Loans, then, on notice thereof by the Lender to the Company through the Agent, any obligation of that Lender to make Offshore Rate Loans shall be suspended until the Lender notifies the Agent and the Company that the circumstances giving rise to such determination no longer exist.

                 (b) If a Lender determines that it is unlawful to maintain any Offshore Rate Loan, the Company shall, upon its receipt of notice of such fact and demand from such Lender (with a copy to the Agent), prepay in full such Offshore Rate Loans of that Lender then outstanding, together with interest accrued thereon and amounts required under
Section 4.04, either on the last day of the Interest Period thereof, if the Lender may lawfully continue to maintain such Offshore Rate Loans to such day, or immediately, if the Lender may not lawfully continue to maintain such Offshore Rate Loan. If the Company is required to so prepay any Offshore Rate Loan, then concurrently with such prepayment, the Company shall borrow from the affected Lender, in the amount of such repayment, a Base Rate Loan.

                 (c) If the obligation of any Lender to make or maintain Offshore Rate Loans has been so terminated or suspended, the Company may elect, by giving notice to the Lender through the Agent that all Loans which would otherwise be made by the Lender as Offshore Rate Loans shall be instead Base Rate Loans.

                 (d) Before giving any notice to the Agent under this Section, the affected Lender shall designate a different Lending Office with respect to its Offshore Rate Loans if such designation will avoid the need for giving such notice or making such demand and will not, in the judgment of the Lender, be illegal or otherwise disadvantageous to the Lender.

         4.03 Increased Costs and Reduction of Return. (a) If any Lender determines that, due to either (i) the introduction of or any change (other than any change by way of imposition of or increase in reserve requirements included in the calculation of the Offshore Rate) in or in the interpretation of any law or regulation or (ii) the compliance by that Lender with any guideline or request from any central bank or other Governmental Authority (whether or not having the force of law), there shall be any increase in the cost to such Lender of agreeing to make or making, funding or maintaining any Offshore Rate Loans, then the Company shall be liable for, and shall from time to time, upon demand (with a copy of such demand to be sent to the Agent), pay to the Agent for the account of such Lender, additional amounts as are sufficient to compensate such Lender for such increased costs.

                 (b) If any Lender shall have determined that (i) the introduction of any Capital Adequacy Regulation, (ii) any change in any Capital Adequacy Regulation, (iii) any change in the interpretation or administration of any Capital Adequacy Regulation by any central bank or other Governmental Authority charged with the interpretation or administration thereof, or (iv) compliance by the Lender (or its Lending Office) or any corporation controlling the Lender with any Capital Adequacy Regulation, affects or would affect the amount of capital required or expected to be maintained by the Lender or any corporation controlling the Lender and (taking into consideration such Lender's or such corporation's policies with respect to capital adequacy and such Lender's desired return on capital) determines that the amount of such capital is increased as a consequence of its Commitments, loans, credits or obligations under this Agreement, then, upon demand of such Lender to the Company through the Agent, the Company shall pay to the Lender, from time to time as specified by the Lender, additional amounts sufficient to compensate the Lender for such increase.

         4.04 Funding Losses. The Company shall reimburse each Lender and hold each Lender harmless from any loss or expense which the Lender may sustain or incur as a consequence of:

                 (a) the failure of the Company to make on a timely basis any payment of principal of any Offshore Rate Loan;

                 (b) the failure of the Company to borrow, continue or convert a Loan after the Company has given (or is deemed to have given) a Notice of Borrowing or a Notice of Conversion/Continuation;

                 (c) the failure of the Company to make any prepayment in accordance with any notice delivered under Section 2.06;

                 (d) the prepayment (including pursuant to Section 2.07) or other payment (including after acceleration thereof) of an Offshore Rate Loan on a day that is not the last day of the relevant Interest Period; or

                 (e) the automatic conversion under Section 2.04 of any Offshore Rate Loan to a Base Rate Loan on a day that is not the last day of the relevant Interest Period;

including any such loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain its Offshore Rate Loans or from fees payable to terminate the deposits from which such funds were obtained. For purposes of calculating amounts payable by the Company to the Lenders under this Section and under subsection 4.03(a), each Offshore Rate Loan made by a Lender (and each related reserve, special deposit or similar requirement) shall be conclusively deemed to have been funded at the LIBOR used in determining the Offshore Rate for such Offshore Rate Loan by a matching deposit or other borrowing in the interbank eurodollar market for a comparable amount and for a comparable period, whether or not such Offshore Rate Loan is in fact so funded.

         4.05 Inability to Determine Rates. If the Reference Lender determines that for any reason adequate and reasonable means do not exist for determining the Offshore Rate for any requested Interest Period with respect to a proposed Offshore Rate Loan, or that the Offshore Rate applicable pursuant to subsection 2.09(a) for any requested Interest Period with respect to a proposed Offshore Rate Loan does not adequately and fairly reflect the


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
cost to the Lenders of funding such Loan, the Agent will promptly so notify the Company and each Lender. Thereafter, the obligation of the Lenders to make or maintain Offshore Rate Loans, as the case may be, hereunder shall be suspended until the Agent upon the instruction of the Majority Lenders revokes such notice in writing. Upon receipt of such notice, the Company may revoke any Notice of Borrowing or Notice of Conversion/Continuation then submitted by it. If the Company does not revoke such Notice, the Lenders shall make, convert or continue the Loans, as proposed by the Company, in the amount specified in the applicable notice submitted by the Company, but such Loans shall be made, converted or continued as Base Rate Loans instead of Offshore Rate Loans, as the case may be.

         4.06 Certificates of Lenders. Any Lender claiming reimbursement or compensation under this Article IV shall deliver to the Company (with a copy to the Agent) a certificate setting forth in reasonable detail the amount payable to the Lender hereunder and such certificate shall be conclusive and binding on the Company in the absence of manifest error.

         4.07    Substitution of Lenders.  Upon the receipt by the Company of
(a) a claim from any Lender for compensation under Sections 4.01 or 4.03, (b) notice by any Lender to the Company of any illegality pursuant to Section 4.02 or (c) notice from the Agent pursuant to subsection 2.16(a) that a Lender or Lenders have not approved an extension of the Revolving Termination Date, the Term Loan Final Maturity Date, the Draw Period Termination Date and the Loan Amortization Dates pursuant to subsection 2.16(a) (any such Lender referred to in clause (a), (b) or (c) being an "Affected Lender"), the Company may: (i) request one or more of the other Lenders to acquire and assume all of such Affected Lender's Loans and Commitment and if such Affected Lender or any Affiliate thereof is a Swap Provider, all Specified Swap Contracts of such Affected Lender and Affiliate; or (ii) designate a replacement bank or financial institution (a "Replacement Lender") to acquire and assume all of such Affected Lender's Loans and Commitment and if such Affected Lender or any Affiliate thereof is a Swap Provider, all Specified Swap Contracts of such Affected Lender and Affiliate. Any such designation of a Replacement Lender under clause (ii) shall be subject to the prior written consent of the Agent (which consent shall not be unreasonably withheld).

         4.08 Survival. The agreements and obligations of the Company in this Article IV shall survive the payment of all other Obligations.


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
                                   ARTICLE V

                              CONDITIONS PRECEDENT

         5.01 Conditions of Initial Credit Extension. The obligation of each Lender to make its initial Credit Extension hereunder is subject to the satisfaction of the following conditions:

                 (a) Documents. The Agent shall have received at or before the time of Closing on the Closing Date all of the following, in form and substance satisfactory to the Agent and each Lender, and in sufficient copies for each Lender:

                          (i) Credit Agreement and Notes. This Agreement and the Notes executed by each party thereto;

                          (ii)    Resolutions; Incumbency Certificates.

                                  (A)      Copies of the resolutions of the
                 board of directors of Holdings and the Company, authorizing this Agreement, the Notes, the other Loan Documents, the Related Documents and the transactions contemplated hereby and thereby, certified as of the Closing Date by the Secretary or an Assistant Secretary of such Person; and

                                  (B)      A certificate of the Secretary or
                 Assistant Secretary of Holdings and the Company, certifying the names and true signatures of the officers of such Person authorized to execute, deliver and perform, as applicable, this Agreement, the Notes, all other Loan Documents and the Related documents;

                          (iii) Organization Documents; Good Standing. Each of the following documents:

                                  (A)      the articles or certificate of
                 incorporation and the bylaws of Holdings and the Company as in effect on the Closing Date, certified by the Secretary or Assistant Secretary of such Person as of the Closing Date; and

                                  (B)      a good standing certificate for
                 Holdings and the Company from the Secretary of State (or similar, applicable Governmental Authority) of its state of incorporation and each state where such Person is qualified to do business as a foreign corporation as of a recent date;

                          (iv)    Legal Opinions.

                                  (A)      an opinion of Dorsey & Whitney LLP,
                 counsel to Holdings and the Company and addressed to


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
                 the Agent and the Lenders, substantially in the form of Exhibit N; and

                                  (B)      a favorable opinion of O'Melveny &
                 Myers LLP, special counsel to the Agent, substantially in the form of Exhibit O.

                          (v) Payment of Fees. Evidence of payment by the Company of all accrued and unpaid fees, costs and expenses to the extent then due on the Closing Date and payable on the date of the Initial Credit Extension (provided that such payment shall not be later than October 31, 1997), together with Attorney Costs of BofA to the extent invoiced prior to or on the Closing Date, plus such additional amounts of Attorney Costs as shall constitute BofA's reasonable estimate of Attorney Costs incurred or to be incurred by it through the closing proceedings (provided that such estimate shall not thereafter preclude final settling of accounts between the Company and
         BofA); including any such costs, fees and expenses arising under or referenced in Sections 2.10 and 11.04;

                          (vi) Guaranties and Collateral Documents. The Holdings Guaranty and the Collateral Documents, executed by Holdings and the Company, as applicable, in appropriate form for recording, where necessary, together with:

                                  (A)      executed copies of all UCC-l
                 financing statements and trademark filings in proper form for filing or recording to perfect the security interests of the Agent for the benefit of the Lenders;

                                  (B)      written advice relating to such
                 Liens and judgment searches as the Agent shall have requested, and such termination statements or other documents as may be necessary to confirm that the assets of Holdings and the Company are subject to no other Liens in favor of any Persons (other than Permitted Liens);

                                  (C)      all certificates and instruments
                 representing the Pledged Collateral and stock transfer powers executed in blank, except for the share certificate of the Company held by Churchill Capital Partners II, which shall be delivered no later than October 31, 1997;

                                  (D)      evidence that all other actions
                 necessary or, in the reasonable opinion of the Agent, desirable to perfect and protect the first priority security interest created by the Collateral Documents have been taken;


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
                                  (E)      funds sufficient to pay any filing
                 or recording tax in connection with any and all UCC-1 financing statements; and

                                  (F)      evidence that all other actions
                 necessary or, in the reasonable opinion of the Agent, desirable to perfect and protect the first priority Lien created by the Collateral Documents have been taken;

                          (vii) Evidence of Insurance. Instruments or documents evidencing insurance coverage in accordance with Section 7.06;

                          (viii) Environmental Questionnaire. A completed environmental questionnaire completed by the Company with respect to any real property owned or leased by the Company or any of its Subsidiaries dated as of a recent date prior to the Closing Date, showing among other things, that the status of such real property and the operations thereon are in material compliance with all Environmental Laws;

                          (ix) Certificate. A certificate signed by a Responsible Officer of each of Holdings and the Company dated as of the Closing Date, stating that:

                                  (A)      the representations and warranties
                 contained in Article VI are true and correct on and as of such date, as though made on and as of such date; and

                                  (B)      no Default or Event of Default
                 exists or would result from the initial Borrowing.

                          (x) Other Documents. Such other approvals, opinions, documents or materials as the Agent or any Lender may request.

                 (b) No Material Adverse Effect. Since March 31, 1997, no Material Adverse Effect (in the sole opinion of the Majority Lenders) shall have occurred.

                 (c) Corporate and Capital Structure, Ownership, Tax Structure, Management, Contracts, Etc.

                          (i)     Corporate Structure.  The corporate
         organizational structure of Holdings and the Company, both before and after giving effect to the Recapitalization, shall be satisfactory to the Agent and the Majority Lenders;

                          (ii) Capital Structure and Ownership. The capital structure and ownership of Holdings and the Company, after


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
         giving effect to the Recapitalization, shall be satisfactory to the Agent and the Majority Lenders; and

                          (iii) Tax Structure. The tax structure of Holdings and the Company, after giving effect to the Recapitalization, shall be reasonably satisfactory to the Agent and the Majority Lenders;

                          (iv) Management. The management and management structure of Holdings and the Company shall be satisfactory to the Agent and the Majority Lenders;

                          (v) Contracts and Plans. The Agent shall have received copies of, and shall be satisfied with the form and substance of, (A) the KRG Transaction Advisory Agreement, (B) any and all employment contracts with senior management of Holdings and/or the Company, (C) documentation related to the change of the Company's name from White Cap Industries, Inc. and the designation of any trade names to be used by the Company in any jurisdiction, (D) the Company's 1997 Long-Term Equity Incentive Plan, and (E) all other material contracts of Holdings and/or the Company; and

                          (vi) Schedule of Leases. The Agent shall have received a schedule setting forth in reasonable detail a description of all capital leases and operating leases of the Company in effect on the Closing Date.

                 (d) Termination of Existing Credit Agreements. At or before the time of Closing, Holdings and the Company shall have (i) repaid in full all Indebtedness outstanding under the Existing Credit Agreements, (ii) terminated any commitments to lend or make other extensions of credit thereunder, and (iii) obtained an enforceable termination agreement in form and substance satisfactory to the Agent providing for the immediate termination and release of all Liens securing such Indebtedness under the Existing Credit Agreements upon the payment referred to in clause (i) above.

                 (e) Consummation of IPO. At or before the time of Closing, Holdings shall have received at least $50,000,000 in Net Issuance Proceeds from the sale by Holdings of its common stock pursuant to the IPO and Holdings shall have contributed at least $50,000,000 of such Net Issuance Proceeds to the Company as equity, and there shall have been no material modifications to the statements made in the Registration Statement on Form S-1 filed with the SEC on August 15, 1997 which are, in the reasonable opinion of the Majority Lenders, adverse to the Lenders.


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
                 (f)      Related Agreements.

                          (i) Approval of Related Agreements. Each of the Related Agreements shall be reasonably satisfactory in form and substance to the Agent and the Majority Lenders; and

                          (ii) Related Agreements in Full Force and Effect. The Agent shall have received a fully executed or conformed copy of each Related Agreement and any documents executed in connection therewith, and each Related Agreement shall be in full force and effect and no provision thereof shall have been modified or waived in any respect determined by the Agent to be material, in each case without the consent of Agent and the Majority Lenders.

                 (g) Necessary Governmental Authorizations, Etc. Holdings and the Company shall have obtained all Governmental Authorizations and all consents of other Persons, in each case that are necessary or advisable in connection with the Recapitalization, the other transactions contemplated by the Loan Documents and the Related Agreements, and the continued operation of the business conducted by the Company and its Subsidiaries in substantially the same manner as conducted prior to the consummation of the Recapitalization, and each of the foregoing shall be in full force and effect, in each case other than those the failure to obtain or maintain which, either individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect. All applicable waiting periods shall have expired without any action being taken or threatened by any competent authority which would restrain, prevent or otherwise impose adverse conditions on the Recapitalization or the financing thereof. No action, request for stay, petition for review or rehearing, reconsideration, or appeal with respect to any of the foregoing shall be pending, and the time for any applicable agency to take action to set aside its consent on its own motion shall have expired.

                 (h) Financial Statements; Pro Forma Balance Sheet and Projections. On or before the Closing Date, the Lenders shall have received from the Company (i) audited financial statements of Holdings and its Subsidiaries for the fiscal year ended March 31, 1997, consisting of a balance sheet and the related consolidated statement of income, shareholders' equity and cash flows for such fiscal year, (ii) unaudited financial statements of Holdings and its Subsidiaries as at June 30, 1997, consisting of a balance sheet and the related consolidated statements of income, shareholders' equity and cash flows for the three-month and six-month periods ending on such dates, all in reasonable detail and certified by the chief financial officer of Holdings that they fairly present the financial condition of Holdings and its Subsidiaries as at the dates indicated and the results of their operations and their cash flows for the periods indicated, subject to changes resulting from audit and normal year-end adjustments, (iii) pro forma consolidated balance sheets of Holdings and its Subsidiaries as at the Closing Date, prepared in accordance with GAAP and reflecting the consummation of the Recapitalization, the related financings and the other transactions contemplated by the Loan Documents and the Related Agreements, (iv) current financial projections of Holdings and its Subsidiaries, and (v) a detailed listing of all material contingent liabilities; each of which financial statements, pro forma balance sheets, projections and listing shall be in form and substance reasonably satisfactory to the Agent and the Majority Lenders.

                 (i) Since September 11, 1997, there shall have been no material adverse change in the syndication markets for credit facilities similar in nature to the credit facilities provided under this Agreement and there shall not have occurred and be continuing a material disruption of or material adverse change in financial, banking or capital markets that would have an adverse effect on such syndication market, in each case as determined by BARS in its sole discretion.

         5.02 Conditions to All Credit Extensions. The obligation of each Lender to make any Loan to be made by it (including its initial Loan) or to continue or convert any Loan under Section 2.04 and the obligation of the Issuing Lender to Issue any Letter of Credit (including the initial Letter of Credit) is subject to the satisfaction of the following conditions precedent on the relevant Borrowing Date or Conversion/Continuation Date or Issuance Date:

                 (a) Notice, Application. The Agent shall have received (with, in the case of the initial Loans only, a copy for each Lender) (i) a Notice of Borrowing or a Notice of Conversion/Continuation, as applicable, or
(ii) in the case of any Issuance of any Letter of Credit, the Issuing Lender and the Agent shall have received an L/C Application or L/C Amendment Application, as required under Section 3.02 or (iii) in the case of any Delayed Draw Term Loan, (A) a Notice of Borrowing and (B) a Permitted Acquisition Certificate, certifying that the transaction for which the borrowing is requested is in compliance with the definition of Permitted Aqcuisition as provided for in this Agreement;

                 (b) Continuation of Representations and Warranties. The representations and warranties in Article VI shall be true and correct on and as of such Borrowing Date or Conversion/Continuation Date or Issuance Date with the same effect as if made on and as of such Borrowing Date or Conversion/Continuation Date or Issuance Date (except to the extent such representations and warranties expressly refer to an earlier date, in which case they shall be true and correct as of such earlier date); and

                 (c) No Existing Default. No Default or Event of Default shall exist or shall result from such Borrowing or continuation or conversion or Issuance.

Each Notice of Borrowing, Notice of Conversion/Continuation, L/C Application and L/C Amendment Application submitted by the Company hereunder shall constitute a representation and warranty by the Company hereunder, as of the date of each such notice and as of each Borrowing Date, Conversion/Continuation Date, or Issuance Date as applicable, that the conditions in this Section 5.02 are satisfied.

                                   ARTICLE VI

                         REPRESENTATIONS AND WARRANTIES

         Each of Holdings and the Company jointly and severally represents and warrants to the Agent and each Lender that:

         6.01 Corporate Existence and Power. Each of Holdings, the Company and its Subsidiaries:

                 (a) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation;

                 (b) has the power and authority and all governmental licenses, authorizations, consents and approvals to own its assets, carry on its business and to execute, deliver, and perform its obligations under the Loan Documents;

                 (c) is duly qualified as a foreign corporation and is licensed and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification or license; and

                 (d)      is in compliance with all Requirements of Law;

except, in each case referred to in clause (c) or clause (d), to the extent that the failure to do so could not reasonably be expected to have a Material Adverse Effect.

         6.02 Corporate Authorization; No Contravention. The execution, delivery and performance by each Loan Party of this Agreement and each other Loan Document and Related Agreement to which such Person is party, have been duly authorized by all necessary corporate action, and do not and will not:

                 (a) contravene the terms of any of that Person's Organization Documents;

                 (b) conflict with or result in any breach or contravention of, or the creation of any Lien under, any document evidencing any Contractual Obligation to which such Person is a party or any order, injunction, writ or decree of any Governmental Authority to which such Person or its property is subject; or

                 (c) violate in any material respect any Requirement of Law.

         6.03 Governmental Authorization. No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority (except for recordings or filings in connection with the Liens granted to the Agent under the Collateral Documents) is necessary or required in connection with the execution, delivery or performance by, or enforcement against, any Loan Party of this Agreement or any other Loan Document or Related Agreement.

         6.04 Binding Effect. This Agreement and each other Loan Document and Related Agreement to which each Loan Party is a party constitute the legal, valid and binding obligations of such Person in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, or similar laws affecting the enforcement of creditors' rights generally or by equitable principles relating to enforceability.

         6.05 Litigation. Except as specifically disclosed in Schedule 6.05, there are no actions, suits, proceedings, claims or disputes pending, or to the best knowledge of the Company, threatened in writing, at law, in equity, in arbitration or before any Governmental Authority, against any Loan Party or its Subsidiaries or any of their respective properties which:

                 (a) as of the Closing Date, purport to affect or pertain to this Agreement or any other Loan Document or any Related Agreement, or any of the transactions contemplated hereby or thereby; or

                 (b) could reasonably be expected to have a Material Adverse Effect. No injunction, writ, temporary restraining order or any order of any nature has been issued by any court or other Governmental Authority purporting to enjoin or restrain the execution, delivery or performance of this Agreement or any other Loan Document of Related Agreement, or directing that the transactions provided for herein or therein not be consummated as herein or therein provided.

         6.06 No Default. No Default or Event of Default exists or would result from the incurring of any Obligations by the Loan Parties or from the grant or perfection of the Liens of the Agent and the Lenders on the Collateral. Neither a Loan Party nor any

Subsidiary is in default under or with respect to any Contractual Obligation in any respect which, individually or together with all such defaults, could reasonably be expected to have a Material Adverse Effect, or that would, if such default had occurred after the Closing Date, create an Event of Default under subsection 9.01(e).

         6.07    ERISA Compliance.

                 (a) Each Plan is in compliance in all material respects with the applicable provisions of ERISA, and the Code. Each Plan which is intended to qualify under Section 401(a) of the Code has received a favorable determination letter from the IRS and to the best knowledge of the Company, nothing has occurred which would cause the loss of such qualification. The Company and each ERISA Affiliate has made all required contributions to any Plan subject to Section 412 of the Code, and no application for a funding waiver or an extension of any amortization period pursuant to Section 412 of the Code has been made with respect to any Plan.

                 (b) There are no pending or, to the best knowledge of Company, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan which has resulted or could reasonably be expected to result in a Material Adverse Effect. There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan which has resulted or could reasonably be expected to result in a Material Adverse Effect.

                 (c)      (i)     No ERISA Event has occurred or is reasonably
expected to occur; (ii) no Pension Plan has any Unfunded Pension Liability;
(iii) neither the Company nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability under Title IV of ERISA with respect to any Pension Plan (other than premiums due and not delinquent under Section 4007 of ERISA); (iv) neither the Company nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Section 4201 or 4243 of ERISA with respect to a Multiemployer Plan; and (v) neither the Company nor any ERISA Affiliate has engaged in a transaction that could be subject to Section 4069 or 4212(c) of ERISA.

         6.08 Use of Proceeds; Margin Regulations. The proceeds of the Loans are to be used solely for the purposes set forth in and permitted by
Section 7.12 and Section 8.07. Neither the Company nor any Subsidiary is generally engaged in the business of purchasing or selling Margin Stock or extending credit for the purpose of purchasing or carrying Margin Stock.

         6.09 Title to Properties. The Company and each Subsidiary have good record and marketable title in fee simple to, or valid


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leasehold interests in, all real property necessary or used in the ordinary conduct of their respective businesses, except for such defects in title as could not, individually or in the aggregate, have a Material Adverse Effect. As of the Closing Date, the property of the Company and its Subsidiaries is subject to no Liens, other than Permitted Liens. No Subsidiary owns any trademarks or tradenames. Holdings has no assets other than common stock of the Company and cash and cash equivalents not exceeding $100,000.

         6.10 Taxes. Holdings, the Company and their respective Subsidiaries have filed all Federal and other material tax returns and reports required to be filed, and have paid all Federal and other material taxes, assessments, fees and other governmental charges levied or imposed upon them or their properties, income or assets otherwise due and payable, except those which are being contested in good faith by appropriate proceedings and for which adequate reserves have been provided in accordance with GAAP. There is no proposed tax assessment against Holdings, the Company or any of their Subsidiaries that would, if made, have a Material Adverse Effect.

         6.11 Financial Condition. (a) The audited and unaudited consolidated financial statements of Holdings and its Subsidiaries, dated December 31, 1996, March 31, 1997, and June 30, 1997, respectively, and the related consolidated statements of income or operations, shareholders' equity and cash flows for the fiscal year and quarters ended on each of such dates:

                          (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein, subject in the case of such unaudited financial statements to ordinary, good faith year end audit adjustments;

                          (ii) fairly present the financial condition of Holdings and its Subsidiaries as of the date thereof and results of operations for the period covered thereby; and

                          (iii) except as specifically disclosed in Schedule 6.11, show all material indebtedness and other liabilities, direct or contingent, of Holdings and its Subsidiaries as of the date thereof, including liabilities for taxes, material commitments and Contingent Obligations.

                 (b) Since March 31 1997, there has been no Material Adverse Effect.

                 (c) After giving effect to the Recapitalization, Holdings has no Indebtedness or other liabilities, direct or contingent, except liabilities for taxes which are not yet due and payable, liabilities under the Holdings Guaranty and the

Holdings Pledge Agreement, and liabilities under the KRG Transaction Advisory Agreement.

         6.12 Environmental Matters. (a) Except as specifically disclosed in Schedule 6.12, the on-going operations of the Company and each of its Subsidiaries comply in all respects with all Environmental Laws, except such non-compliance which would not (if enforced in accordance with applicable law) result in a Material Adverse Effect.

                 (b) Except as specifically disclosed in Schedule 6.12, the Company and each of its Subsidiaries have obtained all material licenses, permits, authorizations and registrations required under any Environmental Law ("Environmental Permits") and necessary for their respective ordinary course operations, all such Environmental Permits are in good standing, and the Company and each of its Subsidiaries are in compliance with all material terms and conditions of such Environmental Permits.

                 (c) Except as specifically disclosed in Schedule 6.12, none of the Company, any of its Subsidiaries or any of their respective present property or operations, is subject to any outstanding written order from or agreement with any Governmental Authority, nor subject to any judicial or docketed administrative proceeding, respecting any Environmental Law, Environmental Claim or Hazardous Material that could reasonably be expected to have a Material Adverse Effect.

                 (d) Except as specifically disclosed in Schedule 6.12, there are no Hazardous Materials or other conditions or circumstances existing with respect to any property of the Company or any Subsidiary, or arising from operations prior to the Closing Date, of the Company or any of its Subsidiaries that would reasonably be expected to give rise to Environmental Claims that could reasonably be expected to have a Material Adverse Effect. In addition,
(i) neither the Company nor any Subsidiary has any underground storage tanks
(x) that are not properly registered or permitted under applicable Environmental Laws, or (y) that are leaking or disposing of Hazardous Materials off-site, and (ii) the Company and its Subsidiaries have notified all of their employees of the existence, if any, of any health hazard arising from the conditions of their employment and have met all notification requirements under Title III of CERCLA and all other Environmental Laws.

         6.13 Collateral Documents. (a) The provisions of each of the Collateral Documents are effective to create in favor of the Agent for the benefit of the Lenders, a legal, valid and enforceable first priority security interest in all right, title and interest of Holdings, the Company and its Subsidiaries in the collateral described therein.

                 (b) All representations and warranties of Holdings, the Company and any of its Subsidiaries party thereto contained in the Collateral Documents are true and correct.

         6.14 Regulated Entities. None of Holdings, the Company, any Person controlling Holdings, the Company, or any Subsidiary, is an "Investment Company" within the meaning of the Investment Company Act of 1940. Neither Holdings nor the Company is subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Interstate Commerce Act, any state public utilities code, or any other Federal or state statute or regulation limiting its ability to incur Indebtedness.

         6.15 No Burdensome Restrictions. Neither Holdings, the Company nor any Subsidiary is a party to or bound by any Contractual Obligation, or subject to any restriction in any Organization Document, or any Requirement of Law, which could reasonably be expected to have a Material Adverse Effect.

         6.16 Copyrights, Patents, Trademarks and Licenses, etc. The Company or its Subsidiaries own or are licensed or otherwise have the right to use all of the patents, trademarks, service marks, trade names, copyrights, contractual franchises, authorizations and other rights that are reasonably necessary for the operation of their respective businesses, without material conflict with the rights of any other Person. To the best knowledge of the Company, no slogan or other advertising device, product, process, method, substance, part or other material now employed, or now contemplated to be employed, by the Company or any Subsidiary infringes materially upon any rights held by any other Person. Except as specifically disclosed in Schedule 6.05, no claim or litigation regarding any of the foregoing is pending or threatened in writing, and no patent, invention, device, application, principle or any statute, law, rule, regulation, standard or code is pending or, to the knowledge of the Company, proposed, which, in either case, could reasonably be expected to have a Material Adverse Effect.

         6.17 Subsidiaries. Holdings has no Subsidiaries (other than the Company, which is a direct Wholly-Owned Subsidiary of Holdings) and no equity investments in any other corporation. As of the Closing Date, the Company has no Subsidiaries and has no equity investments in any other corporation or entity other than those specifically disclosed in Schedule 6.17.

         6.18 Insurance. Except as specifically disclosed in Schedule 6.18, the properties of the Company and its Subsidiaries are insured with financially sound and reputable insurance companies not Affiliates of the Company, in such amounts, with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar properties in localities where the Company or such Subsidiary operates.


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
         6.19 Solvency. Each of Holdings, the Company and each of its Material Subsidiaries are Solvent.

         6.20 Swap Obligations. Neither the Company nor any of its Subsidiaries has incurred any outstanding obligations under any Swap Contracts, other than Permitted Swap Obligations. The Company has undertaken its own independent assessment of its consolidated assets, liabilities and commitments and has considered appropriate means of mitigating and managing risks associated with such matters and has not relied on any Swap Provider or any Affiliate of any Swap Provider in determining whether to enter into any Swap Contract.

         6.21 Disclosure. No representation or warranty of Holdings or the Company or any of its Subsidiaries contained in the Confidential Information Memorandum dated September __, 1997 prepared in connection with the syndication of the credit facilities evidenced by this Agreement or in any Loan Document or Related Agreement or in any other document, certificate or written statement (including the Registration Statement in connection with the IPO) furnished to the Lenders or prospective Eligible Assignees by or on behalf of Holdings or the Company or any of its Subsidiaries for use in connection with the transactions contemplated by this Agreement contains any untrue statement of a material fact or omits to state a material fact (known to Holdings or the Company, in the case of any document not furnished by it) necessary in order to make the statements contained herein or therein not misleading in light of the circumstances in which the same were made. Any projections and pro forma financial information contained in such materials are based upon good faith estimates and assumptions believed by Holdings and the Company to be reasonable at the time made, it being recognized by the Lenders that such projections as to future events are not to be viewed as facts and that actual results during the period or periods covered by any such projections will differ from the projected results. There are no facts known (or which should upon the reasonable exercise of diligence be known) to Holdings or the Company (other than matters of a general economic nature) that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect and that have not been disclosed herein or in such other documents, certificates and statements furnished to the Lenders and prospective Eligible Assignees for use in connection with the transactions contemplated hereby, including without limitation, the Registration Statement on Form S-1 filed in connection with the IPO.

         6.22    Related Agreements.

                 Holdings and the Company have delivered to the Lenders complete and correct copies of each Related Agreement and of all exhibits and schedules thereto.


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
                                  ARTICLE VII

                             AFFIRMATIVE COVENANTS

         So long as any Lender shall have any Commitment hereunder, or any Loan or other Obligation shall remain unpaid or unsatisfied, unless the Majority Lenders waive compliance in writing:

         7.01 Financial Statements. The Company shall deliver to the Agent, in form and detail reasonably satisfactory to the Agent and the Majority Lenders, with sufficient copies for each Lender:

                 (a) as soon as available, but not later than 90 days after the end of each fiscal year (commencing with the fiscal year ended March 31, 1998), a copy of the audited consolidated balance sheet of Holdings and its Subsidiaries as at the end of such year and the related consolidated statements of income or operations, shareholders' equity and cash flows for such year, setting forth in each case in comparative form the figures for the previous fiscal year, and accompanied by the opinion of a "Big Six" accounting firm or another nationally-recognized independent public accounting firm ("Independent Auditor") which report shall state that such consolidated financial statements present fairly the financial position for the periods indicated in conformity with GAAP applied on a basis consistent with prior years. Such opinion shall not contain a "going concern" or like qualification or exception and shall not be qualified or limited because of a restricted or limited examination by the Independent Auditor of any material portion of Holdings', the Company's or any Subsidiary's records; and

                 (b) as soon as available, but not later than 45 days after the end of each month (commencing with the month ended September 30, 1997), a copy of the unaudited consolidated balance sheet of Holdings and its Subsidiaries as of the end of such month and the related consolidated statements of income, shareholders' equity and cash flows for the period commencing on the first day and ending on the last day of such month and for the period commencing on the first day of the then current fiscal year and ending on the last day of such month, setting forth in each case in comparative form the figures for the previous year, and certified by a Responsible Officer as fairly presenting, in accordance with GAAP (subject to ordinary, good faith year-end audit adjustments), the financial position and the results of operations of the Company and the Subsidiaries;

                 (c) as soon as available, but not later than 20 days after the Closing Date, an unaudited consolidated balance sheet of Holdings and its Subsidiaries as of the Closing Date after giving effect to the IPO and the other transactions consummated on the Closing Date, in form and substance satisfactory to the Agent and the Majority Lenders, certified by a Responsible


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
Officer as fairly presenting, in accordance with GAAP (subject to ordinary, good faith audit adjustments), the financial condition of Holdings and its Subsidiaries.

         7.02 Certificates; Other Information. The Company shall furnish to the Agent, with sufficient copies for each Lender:

                 (a) concurrently with the delivery of the financial statements referred to in subsections 7.01(a) and (b) for each fiscal quarter end, a Compliance Certificate executed by a Responsible Officer;

                 (b) promptly, and in any event not later than 10 days after the sending or filing thereof, copies of all financial statements and reports that Holdings or the Company sends to its shareholders, and copies of all financial statements and regular, periodical or special reports (including Forms 10K, 10Q and 8K) that Holdings or the Company or any Subsidiary may make to, or file with, the SEC;

                 (c) promptly, and in any event prior to the beginning of each fiscal year, an annual budget, including a narrative description of major assumptions and a capital expenditures budget, in form and substance satisfactory to the Agent, containing such projected financial information on a monthly basis for such fiscal year;

                 (d) as soon as available, but not later than 45 days after the end of each fiscal quarter (commencing with the fiscal quarter ending March 31, 1998), a written status report, in form and substance satisfactory to the Agent, on steps being taken by Holdings, the Company and its Subsidiaries to correct any "Year 2000" computer problems until such time as the Majority Lenders indicate that such report is no longer required; and

                 (e) promptly, such additional information regarding the business, financial or corporate affairs of Holdings, the Company or any Subsidiary as the Agent, at the request of any Lender, through the Agent, may from time to time reasonably request.

         7.03    Notices.  The Company shall promptly notify the Agent and each
Lender:

                 (a) of the occurrence of any Default or Event of Default, and of the occurrence or existence of any event or circumstance that foreseeably will become a Default or Event of Default;

                 (b) of (i) any breach or non-performance of, or any default under, any Contractual Obligation of Holdings, the Company or any of its Subsidiaries which could result in a Material Adverse Effect; and (ii) any dispute, litigation,


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
investigation, proceeding or suspension which may exist at any time between Holdings, the Company or any of its Subsidiaries and any Governmental Authority and which could result in a Material Adverse Effect;

                 (c) of the commencement of, or any material development in, any litigation or proceeding affecting Holdings, the Company or any Subsidiary (i) in which the amount of damages claimed is $500,000 (or its equivalent in another currency or currencies) or more and not covered by insurance unless such proceeding is a products liability claim in the ordinary course of business where the Company is not the manufacturer, in which case such amount shall be $1,000,000, (ii) in which injunctive or similar relief is sought and which, if adversely determined, would reasonably be expected to have a Material Adverse Effect, or (iii) in which the relief sought is an injunction or other stay of the performance of this Agreement or any Loan Document;

                 (d) upon, but in no event later than 10 days after, becoming aware of (i) any and all enforcement, cleanup, removal or other governmental or regulatory actions instituted, completed or threatened against Holdings, the Company or any Subsidiary or any of their respective properties pursuant to any applicable Environmental Laws, (ii) all other Environmental Claims, and (iii) any environmental or similar condition on any real property adjoining or in the vicinity of the property of the Company or any Subsidiary that could reasonably be anticipated to cause such property or any part thereof to be subject to any restrictions on the ownership, occupancy, transferability or use of such property under any Environmental Laws, or which, in the case of
(i), (ii) or (iii) could result in a Material Adverse Effect;

                 (e) of any other litigation or proceeding affecting Holdings, the Company or any of its Subsidiaries which the Company would be required to report to the SEC pursuant to the Exchange Act, within four days after reporting the same to the SEC;

                 (f) of the occurrence of any of the following events affecting the Company or any ERISA Affiliate (but in no event more than 10 days after such event), and deliver to the Agent and each Lender a copy of any notice with respect to such event that is filed with a Governmental Authority and any notice delivered by a Governmental Authority to the Company or any ERISA Affiliate with respect to such event:

                          (i)     an ERISA Event;

                          (ii) a material increase in the Unfunded Pension Liability of any Pension Plan;

                          (iii) the adoption of, or the commencement of contributions to, any Plan subject to Section 412 of the Code by the Company or any ERISA Affiliate; or

                          (iv) the adoption of any amendment to a Plan subject to Section 412 of the Code, if such amendment results in a material increase in contributions or Unfunded Pension Liability.

                 (g) of any material change in accounting policies or financial reporting practices by the Company or any of its consolidated Subsidiaries;

                 (h) of the entry by the Company into any Specified Swap Contract, together with the details thereof;

                 (i) of the occurrence of any default, event of default, termination event or other event under any Specified Swap Contract that after the giving of notice, passage of time or both, would permit either counterparty to such Specified Swap Contract to terminate early any or all trades relating to such contract; and

                 (j) upon the request from time to time of the Agent, the Swap Termination Values, together with a description of the method by which such amounts were determined, relating to any then-outstanding Swap Contracts to which the Company or any of its Subsidiaries is party.

                 Each notice under this Section shall be accompanied by a written statement by a Responsible Officer setting forth details of the occurrence referred to therein, and stating what action Holdings, the Company or any affected Subsidiary proposes to take with respect thereto and at what time. Each notice under subsection 7.03(a) shall describe with particularity any and all clauses or provisions of this Agreement or other Loan Document that have been (or foreseeably will be) breached or violated.

         7.04 Preservation of Corporate Existence, Etc. Each of Holdings and the Company shall, and shall cause each Subsidiary to:

                 (a) preserve and maintain in full force and effect its corporate existence and good standing under the laws of its state or jurisdiction of incorporation;

                 (b) preserve and maintain in full force and effect all governmental rights, privileges, qualifications, permits, licenses and franchises necessary or desirable in the normal conduct of its business except in connection with transactions permitted by Section 8.03 and sales of assets permitted by Section 8.02;

                 (c) use reasonable efforts, in the ordinary course of business, to preserve its business organization and goodwill; and

                 (d) preserve or renew all of its registered patents, trademarks, trade names and service marks, the non-preservation of which could reasonably be expected to have a Material Adverse Effect.

         7.05 Maintenance of Property. The Company shall maintain, and shall cause each Material Subsidiary to maintain, and preserve all its property which is used or useful in its business in good working order and condition, ordinary wear and tear excepted and make all necessary repairs thereto and renewals and replacements thereof except where the failure to do so could not reasonably be expected to have a Material Adverse Effect, except as permitted by Section 8.02. The Company and each Subsidiary shall use the standard of care typical in the industry in the operation and maintenance of its facilities.

         7.06 Insurance. In addition to insurance requirements set forth in the Collateral Documents, the Company shall maintain, and shall cause each of its Subsidiaries to maintain, with financially sound and reputable independent insurers, insurance with respect to its properties and business against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar business, of such types and in such amounts as are customarily carried under similar circumstances by such other Persons; including workers' compensation insurance, public liability and property and casualty insurance in amounts and coverages not less than those in effect on the date hereof. Upon request of the Agent or any Lender, the Company shall furnish the Agent, with sufficient copies for each Lender, at reasonable intervals (but not more than once per calendar year) a certificate of a Responsible Officer of the Company (and, if requested by the Agent, any insurance broker of the Company) setting forth the nature and extent of all insurance maintained by the Company and its Subsidiaries in accordance with this Section or any Collateral Documents (and which, in the case of a certificate of a broker, were placed through such broker).

         7.07 Payment of Obligations. Holdings and the Company shall, and shall cause each Subsidiary to, pay and discharge as the same shall become due and payable, all their respective obligations and liabilities, including:

                 (a) all tax liabilities, assessments and governmental charges or levies upon it or its properties or assets, unless the same are being contested in good faith by appropriate proceedings and adequate reserves in accordance with GAAP are being maintained by Holdings, the Company or such Subsidiary;

                 (b) all lawful claims which, if unpaid, would by law become a Lien upon its property; and

                 (c) all indebtedness, as and when due and payable, but subject to any subordination provisions contained in any instrument or agreement evidencing such Indebtedness.

         7.08 Compliance with Laws. Holdings and the Company shall comply, and shall cause each Subsidiary to comply, in all material respects with all Requirements of Law of any Governmental Authority having jurisdiction over it or its business (including the Federal Fair Labor Standards Act), except such as may be contested in good faith or as to which a bona fide dispute may exist.

         7.09 Compliance with ERISA. The Company shall, and shall cause each of its ERISA Affiliates to: (a) maintain each Plan in compliance in all material respects with the applicable provisions of ERISA, the Code and other federal or state law; (b) cause each Plan which is qualified under Section 401(a) of the Code to maintain such qualification; and (c) make all required contributions to any Plan subject to Section 412 of the Code.

         7.10 Inspection of Property and Books and Records. Holdings and the Company shall maintain and shall cause each Subsidiary to maintain proper books of record and account, in which full, true and correct entries in conformity with GAAP consistently applied shall be made of all financial transactions and matters involving the assets and business of Holdings and the Company and such Subsidiary. Holdings and the Company shall permit, and shall cause each Subsidiary to permit, representatives and independent contractors of the Agent or any Lender to visit and inspect any of their respective properties, to examine their respective corporate, financial and operating records, and make copies thereof or abstracts therefrom, and to discuss their respective affairs, finances and accounts with their respective directors, officers, and independent public accountants, all at the expense of the Company and at such reasonable times during normal business hours and as often as may be reasonably desired, upon reasonable advance notice to the Company; provided, however, when (i) no Event of Default exists, any inspection of the Company's properties for purposes of examining the Company's corporate, financial or operating records shall be conducted at the same time as any such inspection by the Agent and (ii) an Event of Default exists the Agent or any Lender may do any of the foregoing at the expense of the Company at any time during normal business hours and without advance notice.

         7.11 Environmental Laws. (a) The Company shall, and shall cause each Subsidiary to, conduct its operations and keep and maintain its property in material compliance with all Environmental Laws.


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
                 (b) Upon the written request of the Agent or any Lender, the Company shall submit and cause each of its Subsidiaries to submit, to the Agent with sufficient copies for each Lender, at the Company's sole cost and expense, at reasonable intervals, a report providing an update of the status of any environmental, health or safety compliance, hazard or liability issue identified in any notice or report required pursuant to subsection 7.03(d), that could, individually or in the aggregate, result in liability in excess of $250,000.

         7.12 Use of Proceeds. The Company shall use the proceeds of the Term Loans to pay a portion of the Recapitalization Financing Requirements and to pay for Permitted Acquisitions, and will use the proceeds of the Revolving Loans to pay a portion of the Recapitalization Financing Requirements, for working capital and for other general corporate purposes in each case not in contravention of any Requirement of Law or of any Loan Document.

         7.13 Further Assurances. (a) Holdings and the Company shall ensure that all written information, exhibits and reports furnished to the Agent or the Lenders do not and will not contain any untrue statement of a material fact and do not and will not omit to state any material fact or any fact necessary to make the statements contained therein not misleading in light of the circumstances in which made, and will promptly disclose to the Agent and the Lenders and correct any defect or error that may be discovered therein or in any Loan Document or in the execution, acknowledgement or recordation thereof.

                 (b) Promptly upon request by the Agent or the Majority Lenders, Holdings and the Company shall (and shall cause any of its Subsidiaries to) do, execute, acknowledge, deliver, record, re-record, file, re-file, register and re-register, any and all such further acts, deeds, conveyances, security agreements, mortgages, assignments, estoppel certificates, financing statements and continuations thereof, termination statements, notices of assignment, transfers, certificates, assurances and other instruments the Agent or such Lenders, as the case may be, may reasonably require from time to time in order (i) to carry out more effectively the purposes of this Agreement or any other Loan Document, (ii) to subject to the Liens created by any of the Collateral Documents any of the properties, rights or interests covered by any of the Collateral Documents, (iii) to perfect and maintain the validity, effectiveness and priority of any of the Collateral Documents and the Liens intended to be created thereby.

         7.14 Additional Guarantors. Within ten Business Days following the formation or Acquisition (provided that nothing in this paragraph shall be deemed to authorize the Acquisition of any entity) of any Material Subsidiary or the date any Subsidiary becomes a Material Subsidiary, the Company shall cause (i) such Material Subsidiary to deliver to the Agent a supplement to the


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
Subsidiary Guaranty in the form attached as Schedule I to the Subsidiary Guaranty and a new Subsidiary Security Agreement and, if such Material Subsidiary owns any trademarks or tradenames a new Subsidiary Trademark Security Agreement and (ii) the parent of such Material Subsidiary to become a pledgor under the Company Pledge Agreement (or a substantially similar pledge agreement) if it is not already a party thereto and to deliver the stock of such Material Subsidiary to the Agent in accordance with the terms thereof (and accompanied by any stock powers and UCC financing statements required thereunder), together with the following documents with respect to such Material Subsidiary (and the pledgor of its stock), all in form and substance reasonably satisfactory to the Agent:

                 (i) certified copies of resolutions of the board of directors of such Material Subsidiary and of the board of directors of such pledgor approving the Subsidiary Guaranty, Subsidiary Security Agreement and a trademark security agreement to be executed by such Material Subsidiary and such amendment to Company Pledge Agreement or pledge agreement, as applicable;

                 (ii) incumbency certificates for such Material Subsidiary and such pledgor certifying as to their respective officers who are authorized to execute and delivery the documents required hereunder; and

                 (iii) a favorable opinion of counsel with respect to (a) the due organization, good standing and corporate power and authority of such Material Subsidiary and such pledgor, (b) the due authorization, execution, delivery, validity, binding effect and enforceability as to such Material Subsidiary and such pledgor of all documents required to be delivered by them hereunder, (c) the creation and perfection of such security interest in the stock of such Material Subsidiary, (d) the execution and delivery of the documents required to be delivered by such Material Subsidiary and such pledgor hereunder not conflicting with or creating a Lien under any other agreement of such Material Subsidiary or such pledgor, not violating any law or regulation, not requiring any consent or authorization of any Person; and (e) such other matters as the Agent or the Majority Lenders may reasonably require.

                                  ARTICLE VIII

                               NEGATIVE COVENANTS

         So long as any Lender shall have any Commitment hereunder, or any Loan or other Obligation shall remain unpaid or unsatisfied, unless the Majority Lenders waive compliance in writing:


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
         8.01 Limitation on Liens. The Company shall not, and shall not suffer or permit any Subsidiary to, directly or indirectly, make, create, incur, assume or suffer to exist any Lien upon or with respect to any part of its property, whether now owned or hereafter acquired, other than the following ("Permitted Liens"):

                 (a) any Lien (other than a Lien on the Collateral) existing on property of the Company or any Subsidiary on the Closing Date and set forth in Schedule 8.01 securing Indebtedness outstanding on such date;

                 (b)      any Lien created under any Loan Document;

                 (c) Liens for taxes, fees, assessments or other governmental charges which are not delinquent or remain payable without penalty, or to the extent that non-payment thereof is permitted by Section 8.07, provided that no notice of lien has been filed or recorded under the Code;

                 (d) carriers', warehousemen's, mechanics', landlords', materialmen's, repairmen's or other similar Liens arising in the ordinary course of business which are not delinquent or remain payable without penalty or which are being contested in good faith and by appropriate proceedings, which proceedings have the effect of preventing the forfeiture or sale of the property subject thereto;

                 (e) Liens (other than any Lien imposed by ERISA and other than on the Collateral) consisting of pledges or deposits required in the ordinary course of business in connection with workers' compensation, unemployment insurance and other social security legislation;

                 (f) Liens (other than Liens on the Collateral), on the property of the Company or its Subsidiary securing (i) the non- delinquent performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, (ii) contingent obligations on surety and appeal bonds, and (iii) other non-delinquent obligations of a like nature; in each case, incurred in the ordinary course of business, provided all such Liens in the aggregate would not (even if enforced) cause a Material Adverse Effect;

                 (g) Liens (other than Liens on the Collateral) consisting of judgment or judicial attachment liens, provided that the enforcement of such Liens is effectively stayed and all such liens in the aggregate at any time outstanding for the Company and its Subsidiaries do not exceed $250,000;

                 (h) easements, rights-of-way, restrictions and other similar encumbrances incurred in the ordinary course of business which, in the aggregate are not substantial in amount, and which do not in any case materially detract from the value of the


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
property subject thereto or interfere with the ordinary conduct of the businesses of the Company and its Subsidiaries;

                 (i) Liens on assets of corporations which become Subsidiaries after the date of this Agreement, provided, however, that such Liens existed at the time the respective corporations became Subsidiaries and were not created in anticipation thereof, provided that the aggregate principal amount of Indebtedness secured by any such Liens shall not exceed the amount permitted by subsection 8.05(e);

                 (j) purchase money security interests on any property acquired or held by the Company or its Subsidiaries in the ordinary course of business, securing Indebtedness incurred or assumed for the purpose of financing all or any part of the cost of acquiring such property; provided that
(i) any such Lien attaches to such property concurrently with or within 20 days after the acquisition thereof, (ii) such Lien attaches solely to the property so acquired in such transaction, (iii) the principal amount of the debt secured thereby does not exceed 100% of the cost of such property, and (iv) the aggregate principal amount of the Indebtedness secured by any and all such purchase money security interests shall not at any time exceed the amount permitted by Section 8.05(e);

                 (k) Liens securing obligations in respect of capital leases on assets subject to such leases, provided that such capital leases are otherwise permitted hereunder and the amount of Indebtedness secured by such Liens shall not exceed the amount permitted by subsection 8.05(e);

                 (l) Liens arising solely by virtue of any statutory or common law provision relating to banker's liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a creditor depository institution; provided that (i) such deposit account is not a dedicated cash collateral account and is not subject to restrictions against access by the Company in excess of those set forth by regulations promulgated by the FRB, and (ii) such deposit account is not intended by the Company or any Subsidiary to provide collateral to the depository institution.

                 (m) purchase money security interests in inventory of the Company or its Subsidiaries sold by a vendor and securing trade payables to such vendor that are not delinquent, provided that (i) such security interests shall not extend to other assets of the Company or its Subsidiaries and (ii) the aggregate amount of trade payables secured by such security interests, including such security interests existing on the date hereof, shall not exceed at any time $2,000,000.

         8.02 Disposition of Assets. The Company shall not, and shall not suffer or permit any Subsidiary to, directly or indirectly, sell, assign, lease, convey, transfer or otherwise dispose of (whether in one or a series of transactions) any property (including accounts and notes receivable, with or without recourse) or enter into any agreement to do any of the foregoing, except:

                 (a) dispositions of inventory, or used, worn-out or surplus equipment, all in the ordinary course of business;

                 (b) the sale of equipment to the extent that such equipment is exchanged for credit against the purchase price of similar replacement equipment, or the proceeds of such sale are reasonably promptly applied within 90 days of such sale to the purchase price of such replacement equipment; and

                 (c) dispositions not otherwise permitted hereunder which are made for fair market value; provided, that (i) at the time of any disposition, no Event of Default or Default shall exist or shall result from such disposition, (ii) the aggregate sales price from such disposition shall be paid in cash, and (iii) the aggregate value of all assets so sold by the Company and its Subsidiaries, together, in each fiscal year shall not exceed 5% of the difference of (A) the total assets of the Company on a consolidated basis in any fiscal year minus (B) those assets classified as intangible assets in accordance with GAAP.

         8.03 Consolidations and Mergers. The Company shall not, and shall not suffer or permit any Subsidiary to, merge, consolidate with or into, or convey, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to or in favor of any Person, except:

                 (a) any Subsidiary may merge with the Company, provided that the Company shall be the continuing or surviving corporation, or with any one or more Subsidiaries, provided that if any transaction shall be between a Subsidiary and a Wholly-Owned Subsidiary, the Wholly-Owned Subsidiary shall be the continuing or surviving corporation and if any transaction shall be between a Subsidiary Guarantor and another Subsidiary, the Subsidiary Guarantor shall be the surviving corporation; and

                 (b) any Subsidiary may sell all or substantially all of its assets (upon voluntary liquidation or otherwise), to the Company or another Wholly-Owned Subsidiary; provided that any Subsidiary Guarantor may sell all or substantially all of its assets only to the Company or another Subsidiary Guarantor.

         8.04 Loans, Investments and Acquisitions. The Company shall not purchase or acquire, or suffer or permit any Subsidiary to purchase or acquire, or make any commitment therefor, any capital stock, equity interest, or any obligations or other securities of, or any interest in, any Person (including a Joint Venture), or make or commit to make any Acquisitions, or make or commit to make any advance, loan, extension of credit or capital contribution to or any other investment in, any Person including any Affiliate of the Company (together, "Investments"), except for:

                 (a) Investments held by the Company or Subsidiary in the form of cash equivalents or short term marketable securities;

                 (b) extensions of credit in the nature of accounts receivable or notes receivable arising from the sale or lease of goods or services in the ordinary course of business;

                 (c) extensions of credit by the Company to any of its Wholly-Owned Subsidiaries or by any of its Wholly-Owned Subsidiaries to another of its Wholly-Owned Subsidiaries;

                 (d)      one or more Permitted Acquisitions; and

                 (e) Investments constituting Permitted Swap Obligations or payments or advances under Swap Contracts relating to Permitted Swap Obligations.

         8.05 Limitation on Indebtedness. The Company shall not, and shall not suffer or permit any Subsidiary to, create, incur, assume, suffer to exist, or otherwise become or remain directly or indirectly liable with respect to, any Indebtedness, except:

                 (a)      Indebtedness incurred pursuant to this Agreement;

                 (b) Indebtedness consisting of Contingent Obligations permitted pursuant to Section 8.08;

                 (c) Indebtedness existing on the Closing Date and set forth in Schedule 8.05;

                 (d) Unsecured Subordinated Indebtedness of the Company payable to sellers of businesses acquired by the Company as Permitted Acquisitions; and

                 (e) Indebtedness secured by Liens permitted by subsections 8.01(i), (j) and (k) and other unsecured Indebtedness of the Company in an aggregate principal amount at any time outstanding for all such secured and unsecured Indebtedness not exceeding $10,000,000.

         8.06 Transactions with Affiliates. The Company shall not, and shall not suffer or permit any Subsidiary to, enter into any transaction with any Affiliate of the Company, except (a) the KRG Transaction Advisory Agreement and the Employment Agreements, each as in effect at the date of Closing, or (b) upon fair and reasonable terms no less favorable to the Company or such

Subsidiary, as determined in good faith by the board of directors of the Company, than would obtain in a comparable arm's-length transaction with a Person not an Affiliate of the Company or such Subsidiary.

         8.07 Use of Proceeds. (a) The Company shall not, and shall not suffer or permit any Subsidiary to, use any portion of the Loan proceeds, directly or indirectly, (i) to purchase or carry Margin Stock, (ii) to repay or otherwise refinance indebtedness of the Company or others incurred to purchase or carry Margin Stock, or (iii) to extend credit for the purpose of purchasing or carrying any Margin Stock;

                 (b) The Company shall not, directly or indirectly, use any portion of the Loan proceeds (i) knowingly to purchase Ineligible Securities from BARS during any period in which BARS makes a market in such Ineligible Securities, (ii) knowingly to purchase during the underwriting or placement period Ineligible Securities being underwritten or privately placed by BARS, or (iii) to make payments of principal or interest on Ineligible Securities underwritten or privately placed by BARS and issued by or for the benefit of the Company or any Affiliate of the Company. BARS is a registered broker-dealer and permitted to underwrite and deal in certain Ineligible Securities; and "Ineligible Securities" means securities which may not be underwritten or dealt in by member banks of the Federal Reserve System under
Section 16 of the Lendering Act of 1933 (12 U.S.C. Section 24, Seventh), as amended.

         8.08 Contingent Obligations. The Company shall not, and shall not suffer or permit any Subsidiary to, create, incur, assume or suffer to exist any Contingent Obligations except:

                 (a) endorsements for collection or deposit in the ordinary course of business;

                 (b)      Permitted Swap Obligations;

                 (c) Contingent Obligations of the Company and its Subsidiaries existing as of the Closing Date and listed in Schedule 8.08; and

                 (d) (i) Contingent Obligations with respect to Letters of Credit issued hereunder and (ii) other Surety Instruments incurred in the ordinary course of business and not exceeding at any time $250,000 in the aggregate in respect of the Company and its Subsidiaries together.

         8.09 Capital Expenditures. The Company shall not, and shall not permit its Subsidiaries to, make or incur Consolidated Capital Expenditures, in any fiscal year, in an aggregate amount in excess of $5,000,000 (the "MAXIMUM CONSOLIDATED CAPITAL EXPENDITURES AMOUNT"); provided that the Maximum Consolidated


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
Capital Expenditures Amount for any fiscal year shall be increased by an amount equal to the excess, if any, (but in no event more than $1,500,000) of the Maximum Consolidated Capital Expenditures Amount for the previous Fiscal Year (as adjusted in accordance with this proviso) over the actual amount of Consolidated Capital Expenditures for such previous fiscal year.

         8.10 Lease Obligations; Sales and Leasebacks. (a) The Company shall not, and shall not suffer or permit any Subsidiary to, create or suffer to exist any obligations for the payment of rent for any property under any lease or agreement to lease, whether a capital lease or an operating lease, except for:

                 (i) operating leases entered into by the Company or any Subsidiary in the ordinary course of business; and

                 (ii) capital leases entered into by the Company or any Subsidiary to finance the acquisition of equipment, provided that the Indebtedness evidenced by such capital leases shall be permitted by subsection 8.05(e).

                 (b) The Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, become or remain liable as lessee or as a guarantor or other surety with respect to any lease, whether an operating lease or a capital lease, of any property (whether real, personal or mixed), whether now owned or hereafter acquired, (i) which the Company or any of its Subsidiaries has sold or transferred or is to sell or transfer to any other Person (other than the Company or any of its Subsidiaries) or (ii) which the Company or any of its Subsidiaries intends to use for substantially the same purpose as any other property which has been or is to be sold or transferred by the Company or any of its subsidiaries to any Person (other than the Company or any of its Subsidiaries) in connection with such lease; provided that Company and its Subsidiaries may become and remain liable as lessee, guarantor or other surety with respect to any such lease if and to the extent that Company or any of its Subsidiaries would be permitted to enter into, and remain liable under, such lease under subsection 8.10(a).

         8.11 Restricted Payments. The Company shall not, and shall not suffer or permit any Subsidiary to, declare or make any dividend payment or other distribution of assets, properties, cash, rights, obligations or securities on account of any shares of any class of its capital stock, or make any prepayment of principal with respect to any Subordinated Indebtedness (other than scheduled mandatory prepayments) or purchase, redeem or otherwise acquire for value any shares of its capital stock or any warrants, rights or options to acquire such shares, now or hereafter outstanding or any such Subordinated Indebtedness; except that the Company and any Wholly-Owned Subsidiary may:

                 (a) declare and make dividend payments or other distributions payable solely in its common stock;

                 (b) purchase, redeem or otherwise acquire shares of its common stock or warrants or options to acquire any such shares with the proceeds received from the substantially concurrent issue of new shares of its common stock;

                 (c) so long as no Event of Default exists, declare and make dividend payments to Holdings to enable Holdings to buy back restricted stock in amounts not to exceed $100,000 per fiscal year; and

                 (d) declare and pay cash dividends to Holdings in amounts sufficient (but not exceeding the amounts required) to enable Holdings to (i) pay income and franchise taxes attributable to the income of the Company and its Subsidiaries, and (ii) pay out-of-pocket expenses for accounting, SEC reporting, legal and similar services.

         8.12    Financial Covenants.

                 (a) Minimum Fixed Charge Coverage Ratio. At each fiscal quarter end, the Company and Holdings shall not permit the ratio of (i) Consolidated Adjusted EBITDA less Consolidated Capital Expenditures for each four-fiscal quarter period to (ii) Consolidated Fixed Charges, in the case of each such period ending during any of the periods set forth below, to be less than the correlative ratio indicated:

                                                             MINIMUM FIXED
                  PERIOD                                 CHARGE COVERAGE RATIO
  -------------------------------------                  ---------------------
  Closing Date through March 30, 1998                         2.00 to 1.0
  March 31, 1998 through March 30, 1999                       2.50 to 1.0
  March 31, 1999 through December 30, 1999                    3.00 to 1.0
  December 31, 1999 through March 30, 2000                    2.50 to 1.0
  March 31, 2000 through June 29, 2000                        2.00 to 1.0
  June 30, 2000 through September 29, 2000                    1.50 to 1.0
  September 30, 2000 and thereafter                           1.25 to 1.0

provided that the Fixed Charge Coverage Ratio Step Down Dates set forth above are subject to extension pursuant to Section 2.16.

         (b) Maximum Consolidated Total Debt to Adjusted EBITDA Ratio. At each fiscal quarter end, the Company and Holdings shall not permit the Consolidated Total Debt to Adjusted EBITDA Ratio at any time during any of the periods set forth below to exceed the correlative ratio indicated:

                                                         MAXIMUM CONSOLIDATED
                                                            FUNDED DEBT TO
                PERIOD                                   ADJUSTED EBITDA RATIO
  -------------------------------------                  ---------------------
  Closing Date through March 30, 2000                         3.50 to 1.0
  March 31, 2000 through March 30, 2001                       3.25 to 1.0
  March 31, 2001 and thereafter                               3.00 to 1.0

                 (c) Minimum Net Worth. The Company and Holdings shall not permit Consolidated Net worth at any time to be less than the sum of (a) 80% of Consolidated Net Worth as of the Closing Date after giving effect to the Recapitalization, plus (b) 50% of Consolidated Net Income earned after October 31, 1997 (if a positive number) for each fiscal year of the Company, such amount to be added as of June 30 in each year with respect to Consolidated Net Income of the previous fiscal year, plus (c) 75% of the Net Issuance Proceeds from the issuance of any equity securities by Holdings or the Company subsequent to the Closing Date.

                 (d) Minimum Asset Coverage Ratio. The Company and Holdings shall not permit the Asset Coverage Ratio as of the last day of any fiscal quarter ending during any of the periods set forth below to be less than the correlative ratio indicated:

                                                                MINIMUM ASSET
                 PERIOD                                         COVERAGE RATIO
  -------------------------------------                       ------------------
  Closing Date through March 30, 1999                            0.85 to 1.00
  March 31, 1999 through March 30, 2000                          0.90 to 1.00
  March 31, 2000 and thereafter                                  1.00 to 1.00

         8.13 ERISA. The Company shall not, and shall not suffer or permit any of its ERISA Affiliates to: (a) engage in a prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan which has resulted or could reasonably expected to result in liability of the Company in an aggregate amount in excess of $250,000; or (b) engage in a transaction that could be subject to Section 4069 or 4212(c) of ERISA.

         8.14 Change in Business. The Company shall not, and shall not suffer or permit any Subsidiary to, engage in any material line of business substantially different from those lines of business carried on by the Company and its Subsidiaries on the date hereof or engage in business outside of the United States.

         8.15 Accounting Changes. Holdings and the Company shall not, and shall not suffer or permit any Subsidiary to, make any significant change in accounting treatment or reporting practices, except as required by GAAP, or change the fiscal year of Holdings, the Company or of any Subsidiary.


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
         8.16    Holdings Activities.  Holdings shall not:

                 (a) engage in any business activity or own any assets other than the capital stock of the Company and cash or cash equivalents not exceeding $500,000;

                 (b) make, create, incur, assume or suffer to exist any Lien (except for Permitted Liens) upon or with respect to its property, whether now owned or hereafter acquired, other than the Lien on the capital stock of the Company created by the Holdings Pledge Agreement;

                 (c) sell, assign, convey or otherwise dispose of any capital stock of the Company;

                 (d) merge, consolidate with or into or convey, transfer, lease or otherwise dispose of all or substantially all of its assets to or in favor of any Person;

                 (e) purchase or acquire any Investment or make any commitment therefor, other than the capital stock of the Company; or

                 (f) create, incur, assume or suffer to exist or otherwise become or remain directly or indirectly liable with respect to any Indebtedness or Contingent Obligation (other than the Holdings Guaranty) except indemnification obligations in favor of directors and officers as expressly set forth in the Bylaws of Holdings and in directors indemnity agreements for directors of Holdings; provided, that notwithstanding the foregoing, Holdings may (i) enter into contracts to provide D&O insurance and (ii) enter into arms length contracts with outside directors and key employees to provide compensation for the performance of their duties in such capacities.

                                   ARTICLE IX

                               EVENTS OF DEFAULT

         9.01 Event of Default. Any of the following shall constitute an "Event of Default":

                 (a) Non-Payment. The Company fails to make, (i) when and as required to be made herein, payments of any amount of principal of any Loan, or (ii) within three Business Days after the same becomes due, payment of any interest, fee or any other amount payable hereunder or under any other Loan Document (other than a Specified Swap Contract); or

                 (b) Representation or Warranty. Any representation or warranty by Holdings, the Company or any Subsidiary made or deemed made herein, in any other Loan Document, or which is contained in any certificate, document or financial or other statement by Holdings, the Company, any Subsidiary, or any Responsible Officer, furnished at any time under this Agreement, or in or under any other Loan Document other than a Specified Swap Contract, is incorrect in any material respect on or as of the date made or deemed made; or

                 (c) Specific Defaults. Holdings or the Company fails to perform or observe any term, covenant or agreement contained in any of Section 7.01, 7.02, 7.03 or 7.09 or in Article VIII or in Section 5 of the Holdings Pledge Agreement or in Section 5 of the Company Pledge Agreement or in Section 6 of the Company Security Agreement or any Guarantor fails to perform or observe any form, covenant or agreement contained in Section 6 of the Subsidiary Security Agreement; or

                 (d) Other Defaults. Holdings, the Company or any Subsidiary party thereto fails to perform or observe any other term or covenant contained in this Agreement or any other Loan Document, and such default shall continue unremedied for a period of 30 days after the earlier of (i) the date upon which a Responsible Officer knew of such failure or (ii) the date upon which written notice thereof is given to the Company by the Agent or any Lender; or

                 (e) Cross-Default. (i) The Company or any Subsidiary (A) fails to make any payment in respect of any Indebtedness or Contingent Obligation (other than in respect of Swap Contracts), having an aggregate principal amount (including undrawn committed or available amounts and including amounts owing to all creditors under any combined or syndicated credit arrangement) of more than $250,000 when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) and such failure continues after the applicable grace or notice period, if any, specified in the relevant document on the date of such failure; or (B) fails to perform or observe any other condition or covenant, or any other event shall occur or condition exist, under any agreement or instrument relating to any such Indebtedness or Contingent Obligation, and such failure continues after the applicable grace or notice period, if any, specified in the relevant document on the date of such failure if the effect of such failure, event or condition is to cause, or to permit the holder or holders of such Indebtedness or beneficiary or beneficiaries of such Indebtedness (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause such Indebtedness to be declared to be due and payable prior to its stated maturity, or such Contingent Obligation to become payable or cash collateral in respect thereof to be demanded; or (ii) there occurs under any Specified Swap Contract an Early Termination Date (as defined in such Specified Swap Contract) resulting from (1) any event of default under such Specified Swap Contract as to which the Company or any Subsidiary is the Defaulting Party (as defined in such Specified Swap

Contract) or (2) any Termination Event (as so defined) as to which the Company or any Subsidiary is an Affected Party (as so defined), and, in either event, the Swap Termination Value owed by the Company or such Subsidiary as a result thereof is greater than $250,000.

                 (f) Insolvency; Voluntary Proceedings. Holdings, the Company or any Subsidiary (i) ceases or fails to be Solvent, or generally fails to pay, or admits in writing its inability to pay, its debts as they become due, subject to applicable grace periods, if any, whether at stated maturity or otherwise; (ii) voluntarily ceases to conduct its business in the ordinary course; (iii) commences any Insolvency Proceeding with respect to itself; or
(iv) takes any action to effectuate or authorize any of the foregoing; or

                 (g) Involuntary Proceedings. (i) Any involuntary Insolvency Proceeding is commenced or filed against Holdings, the Company or any Subsidiary, or any writ, judgment, warrant of attachment, execution or similar process, is issued or levied against a substantial part of Holdings', the Company's or any Subsidiary's properties, and any such proceeding or petition shall not be dismissed, or such writ, judgment, warrant of attachment, execution or similar process shall not be released, vacated or fully bonded within 60 days after commencement, filing or levy; (ii) Holdings, the Company or any Subsidiary admits the material allegations of a petition against it in any Insolvency Proceeding, or an order for relief (or similar order under non-U.S. law) is ordered in any Insolvency Proceeding; or (iii) Holdings, the Company or any Subsidiary acquiesces in the appointment of a receiver, trustee, custodian, conservator, liquidator, mortgagee in possession (or agent therefor), or other similar Person for itself or a substantial portion of its property or business; or

                 (h) ERISA. (i) An ERISA Event shall occur with respect to a Pension Plan or Multiemployer Plan which has resulted or could reasonably be expected to result in liability of the Company under Title IV of ERISA to the Pension Plan, Multiemployer Plan or the PBGC in an aggregate amount in excess of $250,000; or (ii) the aggregate amount of Unfunded Pension Liability among all Pension Plans at any time exceeds $250,000; or (iii) Holdings, the Company or any ERISA Affiliate shall fail to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan in an aggregate amount in excess of $250,000; or

                 (i) Monetary Judgments. One or more non-interlocutory judgments, non-interlocutory orders, decrees or arbitration awards is entered against Holdings, the Company or any Subsidiary involving in the aggregate a liability (to the extent not covered by independent third-party insurance as to which the insurer does not dispute coverage) as to any single or related series of transactions, incidents or conditions, of $250,000 or more, and the same shall remain unsatisfied, unvacated and unstayed pending appeal for a period of 30 days after the entry thereof; or

                 (j) Non-Monetary Judgments. Any non-monetary judgment, order or decree is entered against Holdings, the Company or any Subsidiary which does or would reasonably be expected to have a Material Adverse Effect, and there shall be any period of 10 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

                 (k)      Change of Control.  There occurs any Change of
Control; or

                 (l) Loss of Licenses. Any Governmental Authority revokes or fails to renew any material license, permit or franchise of Holdings, the Company or any Subsidiary, Holdings, the Company or any Subsidiary for any reason loses any material license, permit or franchise, or Holdings, the Company or any Subsidiary suffers the imposition of any restraining order, escrow, suspension or impound of funds in connection with any proceeding (judicial or administrative) with respect to any material license, permit or franchise; or

                 (m)      Adverse Change.  There occurs a Material Adverse
Effect; or

                 (n) Guarantor Defaults. Any Guarantor fails in any material respect to perform or observe any term, covenant or agreement in the Guaranty to which it is a party; or any Guaranty is for any reason partially (including with respect to future advances) or wholly revoked or invalidated, or otherwise ceases to be in full force and effect, or a Guarantor or any other Person contests in any manner the validity or enforceability thereof or denies that it has any further liability or obligation thereunder; or any event described at subsections (f) or (g) of this Section occurs with respect to a Guarantor; or

                 (o) Invalidity of Subordination Provisions. The subordination provisions of any agreement or instrument governing any Subordinated Indebtedness is for any reason revoked or invalidated, or otherwise cease to be in full force and effect, or any Person contests in any manner the validity or enforceability thereof or denies that it has any further liability or obligation thereunder, or the Indebtedness hereunder is for any reason subordinated or does not have the priority contemplated by this Agreement or such subordination provisions; or

                 (p)      Collateral.

                          (i) any material provision of any Collateral Document shall for any reason cease to be valid and binding on or enforceable against Holdings, the Company or any Subsidiary party thereto or Holdings, the Company or any Subsidiary shall so state in writing or bring an action to limit its obligations or liabilities thereunder; or

                          (ii) any Collateral Document shall for any reason (other than pursuant to the terms thereof) cease to create a valid security interest in the Collateral purported to be covered thereby having a value in excess of $250,000 or such security interest shall for any reason cease to be a perfected and first priority security interest subject only to Permitted Liens.

         9.02 Remedies. If any Event of Default occurs, the Agent shall, at the request of, or may, with the consent of, the Majority Lenders,

                 (a) declare the commitment of each Lender to make Loans and any obligation of the Issuing Lender to Issue Letters of Credit to be terminated, whereupon such commitments and obligation shall be terminated;

                 (b) declare an amount equal to the maximum aggregate amount that is or at any time thereafter may become available for drawing under any outstanding Letters of Credit (whether or not any beneficiary shall have presented, or shall be entitled at such time to present, the drafts or other documents required to draw under such Letters of Credit) to be immediately due and payable, and declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Company; and

                 (c) exercise on behalf of itself and the Lenders all rights and remedies available to it and the Lenders under the Loan Documents or applicable law;

provided, however, that upon the occurrence of any event specified in subsection (f) or (g) of Section 9.01 (in the case of clause (i) of subsection
(g) upon the expiration of the 60-day period mentioned therein), the obligation of each Lender to make Loans and any obligation of the Issuing Lender to Issue Letters of Credit shall automatically terminate and the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable without further act of the Agent, the Issuing Lender or any Lender.

         9.03 Specified Swap Contract Remedies. Notwithstanding any other provision of this Article IX, each Swap Provider shall have the right, with prior notice to the Agent, but without the approval or consent of the Agent or the other Lenders, with respect to any Specified Swap Contract of such Swap Provider, (a) to declare an event of default, termination event or other similar event thereunder and to create an Early Termination Date, (b) to determine net termination amounts in accordance with the terms of such Specified Swap Contracts and to set-off amounts between Specified Swap Contracts, and (c) to prosecute any legal action against the Company to enforce net amounts owing to such Swap Provider.

         9.04 Rights Not Exclusive. The rights provided for in this Agreement and the other Loan Documents are cumulative and are not exclusive of any other rights, powers, privileges or remedies provided by law or in equity, or under any other instrument, document or agreement now existing or hereafter arising.

                                   ARTICLE X

                                   THE AGENT

         10.01   Appointment and Authorization; "Agent".  (a)       Each Lender
hereby irrevocably (subject to Section 10.09) appoints, designates and authorizes the Agent to take such action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary contained elsewhere in this Agreement or in any other Loan Document, the Agent shall not have any duties or responsibilities, except those expressly set forth herein, nor shall the Agent have or be deemed to have any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Agent. Without limiting the generality of the foregoing sentence, the use of the term "agent" in this Agreement with reference to the Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.

                 (b) The Issuing Lender shall act on behalf of the Lenders with respect to any Letters of Credit Issued by it and the documents associated therewith until such time and except for so long as the Agent may agree at the request of the Required Revolving Lenders to act for such Issuing Lender with respect thereto; provided, however, that the Issuing Lender shall have all of the benefits and immunities (i) provided to the Agent in this Article X with respect to any acts taken or omissions suffered by the Issuing Lender in connection with Letters of Credit Issued by it or proposed to be Issued by it and the application and agreements for letters of credit pertaining to the Letters of Credit as fully as if the term "Agent," as used in this Article X, included the Issuing Lender with respect to such acts or omissions, and (ii) as additionally provided in this Agreement with respect to the Issuing Lender.

         10.02 Delegation of Duties. The Agent may execute any of its duties under this Agreement or any other Loan Document by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Agent shall not be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects with reasonable care.

         10.03   Liability of Agent.  None of the Agent-Related Persons shall
(i) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby (except for its own gross negligence or willful misconduct), or (ii) be responsible in any manner to any of the Lenders for any recital, statement, representation or warranty made by the Company or any Subsidiary or Affiliate of the Company, or any officer thereof, contained in this Agreement or in any other Loan Document, or in any certificate, report, statement or other document referred to or provided for in, or received by the Agent under or in connection with, this Agreement or any other Loan Document, or for the value of or title to any Collateral, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document, or for any failure of Holdings, the Company or any other party to any Loan Document to perform its obligations hereunder or thereunder. No Agent-Related Person shall be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of Holdings, the Company or any of the Company's Subsidiaries or Affiliates.

         10.04 Reliance by Agent. (a) The Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex or telephone message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to the Company), independent accountants and other experts selected by the Agent. The Agent shall be fully justified in failing or refusing to take any


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action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Majority Lenders as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of the Majority Lenders and such request and any action taken or failure to act pursuant thereto shall be binding upon all of the Lenders.

                 (b) For purposes of determining compliance with the conditions specified in Section 5.01, each Lender that has executed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter either sent by the Agent to such Lender for consent, approval, acceptance or satisfaction, or required thereunder to be consented to or approved by or acceptable or satisfactory to the Lender.

         10.05 Notice of Default. The Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default, except with respect to defaults in the payment of principal, interest and fees required to be paid to the Agent for the account of the Lenders, unless the Agent shall have received written notice from a Lender or the Company referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default". The Agent will notify the Lenders of its receipt of any such notice. The Agent shall take such action with respect to such Default or Event of Default as may be requested by the Majority Lenders in accordance with Article IX; provided, however, that unless and until the Agent has received any such request, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable or in the best interest of the Lenders.

         10.06 Credit Decision. Each Lender acknowledges that none of the Agent-Related Persons has made any representation or warranty to it, and that no act by the Agent hereinafter taken, including any review of the affairs of the Company and its Subsidiaries, shall be deemed to constitute any representation or warranty by any Agent-Related Person to any Lender. Each Lender represents to the Agent that it has, independently and without reliance upon any Agent-Related Person and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of the Company and its Subsidiaries, the value of and title to any Collateral, and all applicable bank regulatory laws relating to the transactions contemplated hereby,


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and made its own decision to enter into this Agreement and to extend credit to the Company hereunder. Each Lender also represents that it will, independently and without reliance upon any Agent-Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the Company. Except for notices, reports and other documents expressly herein required to be furnished to the Lenders by the Agent, the Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of the Company which may come into the possession of any of the Agent-Related Persons.

         10.07 Indemnification of Agent. Whether or not the transactions contemplated hereby are consummated, the Lenders shall indemnify upon demand the Agent-Related Persons (to the extent not reimbursed by or on behalf of the Company and without limiting the obligation of the Company to do so), pro rata, from and against any and all Indemnified Liabilities; provided, however, that no Lender shall be liable for the payment to the Agent-Related Persons of any portion of such Indemnified Liabilities resulting solely from such Person's gross negligence or willful misconduct. Without limitation of the foregoing, each Lender shall reimburse the Agent upon demand for its ratable share of any costs or out-of-pocket expenses (including Attorney Costs) incurred by the Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Loan Document, or any document contemplated by or referred to herein, to the extent that the Agent is not reimbursed for such expenses by or on behalf of the Company. The undertaking in this Section shall survive the payment of all Obligations hereunder and the resignation or replacement of the Agent.

         10.08 Agent in Individual Capacity. BofA and its Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with the Company and its Subsidiaries and Affiliates as though BofA were not the Agent hereunder and without notice to or consent of the Lenders. The Lenders acknowledge that, pursuant to such activities, BofA or its Affiliates may receive information regarding the Company or its Affiliates (including information that may be subject to confidentiality obligations in favor of the Company or such


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Subsidiary) and acknowledge that the Agent shall be under no obligation to provide such information to them. With respect to its Loans, BofA shall have the same rights and powers under this Agreement as any other Lender and may exercise the same as though it were not the Agent, and the terms "Lender" and "Lenders" include BofA in its individual capacity.

         10.09 Successor Agent. The Agent may resign as Agent upon 60 days' notice to the Lenders. If the Agent resigns under this Agreement, the Majority Lenders shall appoint from among the Lenders a successor agent for the Lenders which successor agent shall be approved by the Company which approval shall not be unreasonably withheld. If no successor agent is appointed prior to the effective date of the resignation of the Agent, the Agent may appoint, after consulting with the Lenders and the Company, a successor agent from among the Lenders. Upon the acceptance of its appointment as successor agent hereunder, such successor agent shall succeed to all the rights, powers and duties of the retiring Agent and the term "Agent" shall mean such successor agent and the retiring Agent's appointment, powers and duties as Agent shall be terminated. After any retiring Agent's resignation hereunder as Agent, the provisions of this Article X and Sections 11.04 and 11.05 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement. If no successor agent has accepted appointment as Agent by the date which is 30 days following a retiring Agent's notice of resignation, the retiring Agent's resignation shall nevertheless thereupon become effective and the Lenders shall perform all of the duties of the Agent hereunder until such time, if any, as the Majority Lenders appoint a successor agent as provided for above.

         10.10 Withholding Tax. (a) If any Lender is a "foreign corporation, partnership or trust" within the meaning of the Code and such Lender claims exemption from, or a reduction of, U.S. withholding tax under Sections 1441 or 1442 of the Code, such Lender agrees with and in favor of the Agent, to deliver to the Agent:

                          (i) if such Lender claims an exemption from, or a reduction of, withholding tax under a United States tax treaty, two properly completed and executed copies of IRS Form 1001 before the payment of any interest in the first calendar year and before the payment of any interest in each third succeeding calendar year during which interest may be paid under this Agreement;

                          (ii) if such Lender claims that interest paid under this Agreement is exempt from United States withholding tax because it is effectively connected with a United States trade or business of such Lender, two properly completed and executed copies of IRS Form 4224 before the payment of any interest is due in the first taxable year of


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         such Lender and in each succeeding taxable year of such Lender during which interest may be paid under this Agreement; and

                          (iii) such other form or forms as may be required under the Code or other laws of the United States as a condition to exemption from, or reduction of, United States withholding tax.

                 Such Lender agrees to promptly notify the Agent of any change in circumstances which would modify or render invalid any claimed exemption or reduction.

                 (b) If any Lender claims exemption from, or reduction of, withholding tax under a United States tax treaty by providing IRS Form 1001 and such Lender sells, assigns, grants a participation in, or otherwise transfers all or part of the Obligations of the Company to such Lender, such Lender agrees to notify the Agent of the percentage amount in which it is no longer the beneficial owner of Obligations of the Company to such Lender. To the extent of such percentage amount, the Agent will treat such Lender's IRS Form 1001 as no longer valid.

                 (c) If any Lender claiming exemption from United States withholding tax by filing IRS Form 4224 with the Agent sells, assigns, grants a participation in, or otherwise transfers all or part of the Obligations of the Company to such Lender, such Lender agrees to undertake sole responsibility for complying with the withholding tax requirements imposed by Sections 1441 and 1442 of the Code.

                 (d) If any Lender is entitled to a reduction in the applicable withholding tax, the Agent may withhold from any interest payment to such Lender an amount equivalent to the applicable withholding tax after taking into account such reduction. However, if the forms or other documentation required by subsection (a) of this Section are not delivered to the Agent, then the Agent may withhold from any interest payment to such Lender not providing such forms or other documentation an amount equivalent to the applicable withholding tax imposed by Sections 1441 and 1442 of the Code, without reduction.

                 (e) If the IRS or any other Governmental Authority of the United States or other jurisdiction asserts a claim that the Agent did not properly withhold tax from amounts paid to or for the account of any Lender (because the appropriate form was not delivered or was not properly executed, or because such Lender failed to notify the Agent of a change in circumstances which rendered the exemption from, or reduction of, withholding tax ineffective, or for any other reason) such Lender shall indemnify the Agent fully for all amounts paid, directly or indirectly, by the Agent as tax or otherwise, including penalties and interest, and including any taxes imposed by any jurisdiction on the


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amounts payable to the Agent under this Section, together with all costs and expenses (including Attorney Costs). The obligation of the Lenders under this subsection shall survive the payment of all Obligations and the resignation or replacement of the Agent.

                 (f) If any Lender is organized under the laws of any jurisdiction other than the United States or any state or other political subdivision thereof and if such Lender is not a "bank" or other Person described in Section 881(c)(3) of the Code and cannot deliver IRS Form 1001 or 4224 pursuant to subsection 10.10(a) above, then such Lender shall deliver to Agent for transmission to the Company, prior to or at the time such Lender becomes a registered holder of any Note, an IRS Form W-8 (Certificate of Foreign Status of the U.S. Department of Treasury) (or such successor and related forms as may from time to time be adopted by the relevant U.S. taxing authorities), together with an annual certificate stating that (1) such Lender is not a "bank" within the meaning of Section 881(c)(3)(A) of the Code and (2) such Lender shall promptly notify the Agent if, at any time, such Lender determines that it is no longer in a position to provide such certificate to the Agent and Company (or any other form of certification adopted by the relevant U.S. taxing authorities for such purposes).

         10.11 Collateral Matters. (a) The Agent is authorized on behalf of all the Lenders, without the necessity of any notice to or further consent from the Lenders, from time to time to take any action with respect to any Collateral or the Collateral Documents which may be necessary to perfect and maintain perfected the security interest in and Liens upon the Collateral granted pursuant to the Collateral Documents.

                 (b) The Lenders irrevocably authorize the Agent, at its option and in its discretion, to release any Lien granted to or held by the Agent upon any Collateral (i) upon termination of the Commitments and payment in full of all Loans and all other Obligations known to the Agent and payable under this Agreement or any other Loan Document; (ii) constituting property sold or to be sold or disposed of as part of or in connection with any disposition permitted hereunder; (iii) constituting property in which the Company or any Subsidiary owned no interest at the time the Lien was granted or at any time thereafter; (iv) constituting property leased to the Company or any Subsidiary under a lease which has expired or been terminated in a transaction permitted under this Agreement or is about to expire and which has not been, and is not intended by the Company or such Subsidiary to be, renewed or extended; (v) consisting of an instrument evidencing Indebtedness or other debt instrument, if the indebtedness evidenced thereby has been paid in full; or
(vi) if approved, authorized or ratified in writing by the Majority Lenders or all the Lenders, as the case may be, as provided in subsection 11.01(f). Upon request by the Agent at any time, the


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Lenders will confirm in writing the Agent's authority to release particular types or items of Collateral pursuant to this subsection 10.11(b), provided that the absence of any such confirmation for whatever reason shall not affect the Agent's rights under this Section 10.11.

                 (c) Each Lender agrees with and in favor of each other (which agreement shall not be for the benefit of the Company or any Subsidiary) that the Company's obligation to such Lender under this Agreement and the other Loan Documents is not and shall not be secured by any real property collateral now or hereafter acquired by such Lender.

         10.12 Co-Agents. None of the financial institutions identified on the facing page, preamble or signature pages of this Agreement as a "co-agent" shall have any right, power, obligation, liability, responsibility or duty under this Agreement other than those applicable to all Lenders as such. Without limiting the foregoing, none of the Lenders so identified as a "co-agent" shall have or be deemed to have any fiduciary relationship with any Lender. Each Lender acknowledges that it has not relied, and will not rely, on any of the financial institutions so identified in deciding to enter into this Agreement or in taking or not taking action hereunder.

                                   ARTICLE XI

                                 MISCELLANEOUS

         11.01 Amendments and Waivers. No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent with respect to any departure by Holdings, the Company or any applicable Subsidiary therefrom, shall be effective unless the same shall be in writing and signed by the Majority Lenders (or by the Agent at the written request of the Majority Lenders) and the Company and acknowledged by the Agent, and then any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such waiver, amendment, or consent shall, unless in writing and signed by all the Lenders and the Company and acknowledged by the Agent, do any of the following:

                 (a) increase or extend the Commitment of any Lender (or reinstate any Commitment terminated pursuant to Section 9.02);

                 (b) postpone or delay any date fixed by this Agreement or any other Loan Document for any payment of principal, interest, fees or other amounts due to the Lenders (or any of them) hereunder or under any other Loan Document, but not mandatory prepayments required by Section 2.07;


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                 (c)      reduce the principal of, or the rate of interest
specified herein on any Loan, or (subject to clause (iii) below) any fees or other amounts payable hereunder or under any other Loan Document;

                 (d) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Loans which is required for the Lenders or any of them to take any action hereunder; or

                 (e) amend this Section, or Section 2.14, or any provision herein providing for consent or other action by all Lenders; or

                 (f) discharge any Guarantor, or release all or substantially all of the Collateral except as otherwise may be provided in the Collateral Document;

provided that this Section 11.01 does not apply to any Loan specific waivers, solely administrative in nature (i.e., waivers of Interest Period tenors, minimum borrowing amounts or integral multiples, pricing options, and notice periods for fundings or paydowns, other than as specified in this Agreement), for which approval may be given by Lenders having in excess of 50% of the Loan Exposure for said specific Loan; and provided further, that (i) no amendment, waiver or consent shall, unless in writing and signed by the Issuing Lender in addition to the Majority Lenders or all Lenders, as the case may be, affect the rights or duties of the Issuing Lender under this Agreement or any L/C-Related Document relating to any Letter of Credit Issued or to be Issued by it, (ii) no amendment, waiver or consent shall, unless in writing and signed by the Agent in addition to the Majority Lenders or all the Lenders, as the case may be, affect the rights or duties of the Agent under this Agreement or any other Loan Document, and (iii) the Fee Letters and documents evidencing Specified Swap Contracts may be amended, or rights or privileges thereunder waived, in a writing executed by the parties thereto.

         11.02 Notices. (a) All notices, requests, consents, approvals, waivers and other communications shall be in writing (including, unless the context expressly otherwise provides, by facsimile transmission, provided that any matter transmitted by the Company by facsimile (i) shall be promptly confirmed by a telephone call to the recipient at the number specified on
Schedule 11.02, and (ii) shall be followed promptly by delivery of a hard copy original thereof) and mailed, faxed or delivered, to the address or facsimile number specified for notices on Schedule 11.02; or, as directed to the Company or the Agent, to such other address as shall be designated by such party in a written notice to the other parties, and as directed to any other party, at such other address as shall be designated by such party in a written notice to the Company and the Agent.


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                 (b)      All such notices, requests and communications shall,
when transmitted by overnight delivery, or faxed, be effective when delivered for overnight (next-day) delivery, or transmitted in legible form by facsimile machine, respectively, or if mailed, upon the third Business Day after the date deposited into the U.S. mail, or if delivered, upon delivery; except that notices pursuant to Article II or X to the Agent shall not be effective until actually received by the Agent.

                 (c) Any agreement of the Agent and the Lenders herein to receive certain notices by telephone or facsimile is solely for the convenience and at the request of the Company. The Agent and the Lenders shall be entitled to rely on the authority of any Person purporting to be a Person authorized by the Company to give such notice and the Agent and the Lenders shall not have any liability to the Company or other Person on account of any action taken or not taken by the Agent or the Lenders in reliance upon such telephonic or facsimile notice. The obligation of the Company to repay the Loans shall not be affected in any way or to any extent by any failure by the Agent and the Lenders to receive written confirmation of any telephonic or facsimile notice or the receipt by the Agent and the Lenders of a confirmation which is at variance with the terms understood by the Agent and the Lenders to be contained in the telephonic or facsimile notice.

         11.03 No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of the Agent or any Lender, any right, remedy, power or privilege hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

         11.04   Costs and Expenses.  The Company shall:

                 (a) whether or not the transactions contemplated hereby are consummated, pay or reimburse BofA (including in its capacity as Agent) within five Business Days after demand (subject to subsection 5.01(a)(v)) for all reasonable out-of-pocket costs and expenses incurred by BofA (including in its capacity as Agent) in connection with the development, preparation, delivery, administration and execution of, and any amendment, supplement, waiver or modification to (in each case, whether or not consummated), this Agreement, any Loan Document and any other documents prepared in connection herewith or therewith, and the consummation of the transactions contemplated hereby and thereby, including reasonable Attorney Costs incurred by BofA (including in its capacity as Agent) with respect thereto; and

                 (b) pay or reimburse the Agent, BARS and each Lender within five Business Days after demand (subject to subsection 5.01(a)(v) for all costs and expenses (including Attorney Costs)


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incurred by them in connection with the enforcement, attempted enforcement, or preservation of any rights or remedies under this Agreement or any other Loan Document during the existence of an Event of Default or after acceleration of the Loans (including in connection with any "workout" or restructuring regarding the Loans, and including in any Insolvency Proceeding or appellate proceeding); and

                 (c) pay or reimburse BofA (including in its capacity as Agent) within five Business Days after demand (subject to subsection 5.01(a)(v) for all reasonable appraisal (including the allocated cost of internal appraisal services), audit, environmental inspection and review (including the allocated cost of such internal services), search and filing costs, fees and expenses, incurred or sustained by BofA (including in its capacity as Agent) in connection with the matters referred to under subsections (a) and (b) of this Section.

         11.05 Company Indemnification. (a) Whether or not the transactions contemplated hereby are consummated, Holdings and the Company, jointly and severally, shall indemnify, defend and hold the Agent-Related Persons, and each Lender and each of its respective officers, directors, employees, counsel, agents and attorneys-in-fact (each, an "Indemnified Person") harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, charges, expenses and disbursements (including Attorney Costs) of any kind or nature whatsoever which may at any time (including at any time following repayment of the Loans and termination of all Specified Swap Contracts and the termination, resignation or replacement of the Agent or replacement of any Lender) be imposed on, incurred by or asserted against any such Person in any way relating to or arising out of this Agreement or any document contemplated by or referred to herein, or the transactions contemplated hereby, or any action taken or omitted by any such Person under or in connection with any of the foregoing, including with respect to any investigation, litigation or proceeding (including any Insolvency Proceeding or appellate proceeding) related to or arising out of this Agreement or the Specified Swap Contracts or the Loans or the use of the proceeds thereof, whether or not any Indemnified Person is a party thereto (all the foregoing, collectively, the "Indemnified Liabilities"); provided, that Holdings and the Company shall have no obligation hereunder to any Indemnified Person with respect to Indemnified Liabilities resulting solely from the gross negligence or willful misconduct of such Indemnified Person. The agreements in this Section shall survive payment of all other Obligations.

                 (b)      (i)     The Company shall indemnify, defend and hold
harmless each Indemnified Person, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, charges, expenses or disbursements (including Attorney Costs and the allocated cost of internal


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environmental audit or review services), which may be incurred by or asserted against such Indemnified Person in connection with or arising out of any pending or threatened investigation, litigation or proceeding, or any action taken by any Person, with respect to any Environmental Claim. No action taken by legal counsel chosen by the Agent or any Lender in defending against any such investigation, litigation or proceeding or requested remedial, removal or response action shall vitiate or any way impair the Company's obligation and duty hereunder to indemnify and hold harmless the Agent and each Lender.

                 (ii) In no event shall any site visit, observation, or testing by the Agent or any Lender (or any contractee of the Agent or any Lender) be deemed a representation or warranty that Hazardous Materials are or are not present in, on, or under, the site, or that there has been or shall be compliance with any Environmental Law. Neither the Company nor any other Person is entitled to rely on any site visit, observation, or testing by the Agent or any Lender. Neither the Agent nor any Lender owes any duty of care to protect the Company or any other Person against, or to inform the Company or any other party of, any Hazardous Materials or any other adverse condition affecting any site or property. Neither the Agent nor any Lender shall be obligated to disclose to the Company or any other Person any report or findings made as a result of, or in connection with, any site visit, observation, or testing by the Agent or any Lender.

                 (c) Survival; Defense. The obligations in this Section shall survive payment of all other Obligations. At the election of any Indemnified Person, the Company shall defend such Indemnified Person using legal counsel satisfactory to such Indemnified Person in such Person's sole discretion, at the sole cost and expense of the Company. All amounts owing under this Section shall be paid within 30 days after demand.

         11.06 Marshalling; Payments Set Aside. Neither the Agent nor the Lenders shall be under any obligation to marshall any assets in favor of the Company or any other Person or against or in payment of any or all of the Obligations. To the extent that the Company makes a payment to the Agent or the Lenders, or the Agent or the Lenders exercise their right of set-off, and such payment or the proceeds of such set- off or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Agent or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any Insolvency Proceeding or otherwise, then (a) to the extent of such recovery the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such set-off had not occurred, and (b) each


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Lender severally agrees to pay to the Agent upon demand its pro rata share of any amount so recovered from or repaid by the Agent.

         11.07 Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that the Company may not assign or transfer any of its rights or obligations under this Agreement without the prior written consent of the Agent and each Lender.

         11.08 Assignments, Participations, etc. (a) Any Lender may, with the written consent of the Company at all times other than during the existence of an Event of Default and of the Agent, which consents shall not be unreasonably withheld, at any time assign and delegate to one or more Eligible Assignees (provided that no written consent of the Company or the Agent shall be required in connection with any assignment and delegation by a Lender to an Eligible Assignee that is an Affiliate of such Lender or to another Lender) (each an "Assignee") all, or any ratable part of (x) its Term Loan Commitment and Term Loans, and (y) its Revolving Loan Commitment and Revolving Loans (including its interest in the L/C Obligations), in each case together with the other rights and obligations of such Lender hereunder with respect to the Commitments and Loans being so assigned and delegated, in a minimum amount for the Term Loan Commitment and Term Loans and for the Revolving Loan Commitment and Revolving Loans of $10,000,000 or if less, all of such assignor Lender's rights and obligations with respect to the Commitments and Loans being assigned, as applicable; provided, however, that (i) the Company and the Agent may continue to deal solely and directly with such Lender in connection with the interest so assigned to an Assignee until (A) written notice of such assignment, together with payment instructions, addresses and related information with respect to the Assignee, shall have been given to the Company and the Agent by such Lender and the Assignee; (B) such Lender and its Assignee shall have delivered to the Company and the Agent an Assignment and Acceptance in the form of Exhibit M ("Assignment and Acceptance") together with any Note or Notes subject to such assignment and (C) the assignor Lender or Assignee has paid to the Agent a processing fee in the amount of $3,000; and (ii) if the assignor Lender or any of its Affiliates is a Swap Provider with respect to any Specified Swap Contract, such Lender shall not assign all of its interest in the Loans and the Commitments to an Assignee unless such Assignee, or an Affiliate of such Assignee, shall also assume all obligations of such assignor Lender or Affiliate with respect to such Specified Swap Contracts, with the consent of the Company.

                 (b) From and after the date that the Agent notifies the assignor Lender that it has received (and provided its consent with respect to) an executed Assignment and Acceptance and payment of the above-referenced processing fee, (i)


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the Assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, shall have the rights and obligations of a Lender under the Loan Documents, and (ii) the assignor Lender shall, to the extent that rights and obligations hereunder and under the other Loan Documents have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under the Loan Documents. Agent will record the information contained in the Assignment and Acceptance in the Register.

                 (c) Within five Business Days after its receipt of notice by the Agent that it has received an executed Assignment and Acceptance and payment of the processing fee, (and provided that it consents to such assignment if such consent is required in accordance with subsection 11.08(a)), the Company shall execute and deliver to the Agent, new Notes evidencing such Assignee's assigned Loans and Commitment and, if the assignor Lender has retained a portion of its Loans and its Commitment, replacement Notes in the principal amount of the Loans retained by the assignor Lender (such Notes to be in exchange for, but not in payment of, the Notes held by such Lender). Immediately upon each Assignee's making its processing fee payment under the Assignment and Acceptance, this Agreement shall be deemed to be amended to the extent, but only to the extent, necessary to reflect the addition of the Assignee and the resulting adjustment of the Commitments arising therefrom. The Commitment allocated to each Assignee shall reduce such Commitments of the assigning Lender pro tanto.

                 (d) Any Lender may at any time sell to one or more commercial banks or other Persons not Affiliates of the Company (a "Participant") participating interests in any Loans, the Commitment of that Lender and the other interests of that Lender (the "originating Lender") hereunder and under the other Loan Documents; provided, however, that (i) the originating Lender's obligations under this Agreement shall remain unchanged,
(ii) the originating Lender shall remain solely responsible for the performance of such obligations, (iii) the Company and the Agent shall continue to deal solely and directly with the originating Lender in connection with the originating Lender's rights and obligations under this Agreement and the other Loan Documents, and (iv) no Lender shall transfer or grant any participating interest under which the Participant has rights to approve any amendment to, or any consent or waiver with respect to, this Agreement or any other Loan Document, except to the extent such amendment, consent or waiver would require unanimous consent of the Lenders as described in the first proviso to Section
11.01. In the case of any such participation, the Participant shall be entitled to the benefit of Sections 4.01, 4.03 and 11.05 as though it were also a Lender hereunder, and if amounts outstanding under this Agreement are due and unpaid, or shall have been declared or shall have become due and payable upon the


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occurrence of an Event of Default, each Participant shall be deemed to have the right of set-off in respect of its participating interest in amounts owing under this Agreement to the same extent as if the amount of its participating interest were owing directly to it as a Lender under this Agreement.

                 (e) Notwithstanding any other provision in this Agreement, any Lender may at any time create a security interest in, or pledge, all or any portion of its rights under and interest in this Agreement and the Note held by it in favor of any Federal Reserve Bank in accordance with Regulation A of the FRB or U.S. Treasury Regulation 31 CFR Section 203.14, and such Federal Reserve Bank may enforce such pledge or security interest in any manner permitted under applicable law.

         11.09 Confidentiality. Each Lender agrees to take and to cause its Affiliates to take normal and reasonable precautions and exercise due care to maintain the confidentiality of all information identified as "confidential" or "secret" by the Company, or otherwise known to such Lender to be non-public, and provided to it by the Company or any Subsidiary, or by the Agent on the Company's or such Subsidiary's behalf, under this Agreement or any other Loan Document, and neither it nor any of its Affiliates shall use any such information other than in connection with or in enforcement of this Agreement and the other Loan Documents or in connection with other business now or hereafter existing or contemplated with the Company or any Subsidiary; except to the extent such information (i) was or becomes generally available to the public other than as a result of disclosure by such Lender, or (ii) was or becomes available on a non-confidential basis from a source other than the Company, provided that such source is not bound by a confidentiality agreement with the Company known to the Lender (all such non-excepted information being "Confidential Information"); provided, however, that any Lender may disclose Confidential Information (A) at the request or pursuant to any requirement of any Governmental Authority to which the Lender is subject or in connection with an examination of such Lender by any such authority; (B) pursuant to subpoena or other court process; (C) when required to do so in accordance with the provisions of any applicable Requirement of Law; (D) to the extent reasonably required in connection with any litigation or proceeding to which the Agent, any Lender or their respective Affiliates may be party; (E) to the extent reasonably required in connection with the exercise of any remedy hereunder or under any other Loan Document; (F) to such Lender's independent auditors and other professional advisors; (G) to any Participant or Assignee, actual or potential, provided that such Person agrees in writing to keep such information confidential to the same extent required of the Lenders hereunder; (H) as to any Lender or its Affiliate, as expressly permitted under the terms of any other document or agreement regarding confidentiality to which the Company or any


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Subsidiary is party or is deemed party with such Lender or such Affiliate; and
(I) to its Affiliates.

         11.10 Set-off. In addition to any rights and remedies of the Lenders provided by law, if an Event of Default exists or the Loans have been accelerated, each Lender is authorized at any time and from time to time, without prior notice to the Company, any such notice being waived by the Company to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held by, and other indebtedness at any time owing by, such Lender to or for the credit or the account of the Company against any and all Obligations owing to such Lender, now or hereafter existing, irrespective of whether or not the Agent or such Lender shall have made demand under this Agreement or any Loan Document and although such Obligations may be contingent or unmatured. Each Lender agrees promptly to notify the Company and the Agent after any such set-off and application made by such Lender; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application.

         11.11 Automatic Debits of Fees. With respect to any commitment fee, arrangement fee, or other fee, or any other cost or expense (including Attorney Costs) due and payable to the Agent, BofA or BARS under the Loan Documents, the Company hereby irrevocably authorizes BofA, to debit any deposit account of the Company with BofA in an amount such that the aggregate amount debited from all such deposit accounts does not exceed such fee or other cost or expense. BofA will provide prompt written notice to the Company of any such debit. If there are insufficient funds in such deposit accounts to cover the amount of the fee or other cost or expense then due, such debits will be reversed (in whole or in part, in BofA's sole discretion) and such amount not debited shall be deemed to be unpaid. No such debit under this Section shall be deemed a set-off.

         11.12 Notification of Addresses, Lending Offices, Etc. Each Lender shall notify the Agent and the Company in writing of any changes in the address to which notices to the Lender should be directed, of addresses of any Lending Office, of payment instructions in respect of all payments to be made to it hereunder and of such other administrative information as the Agent shall reasonably request.

         11.13 Counterparts. This Agreement may be executed in any number of separate counterparts, each of which, when so executed, shall be deemed an original, and all of said counterparts taken together shall be deemed to constitute but one and the same instrument.

         11.14 Severability. The illegality or unenforceability of any provision of this Agreement or any instrument or agreement required hereunder shall not in any way affect or impair the


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legality or enforceability of the remaining provisions of this Agreement or any instrument or agreement required hereunder.

         11.15 No Third Parties Benefited. This Agreement is made and entered into for the sole protection and legal benefit of the Company, the Lenders, the Agent and the Agent-Related Persons, and their permitted successors and assigns, and no other Person shall be a direct or indirect legal beneficiary of, or have any direct or indirect cause of action or claim in connection with, this Agreement or any of the other Loan Documents.

         11.16   Governing Law and Jurisdiction.  (a)       THIS AGREEMENT AND
THE NOTES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF CALIFORNIA; PROVIDED THAT THE AGENT AND THE LENDERS SHALL RETAIN ALL RIGHTS ARISING UNDER FEDERAL LAW.

                 (b) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF CALIFORNIA OR OF THE UNITED STATES FOR THE CENTRAL DISTRICT OF CALIFORNIA, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH OF THE COMPANY, THE AGENT AND THE LENDERS CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THOSE COURTS. EACH OF HOLDINGS, THE COMPANY, THE AGENT AND THE LENDERS IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF THIS AGREEMENT OR ANY DOCUMENT RELATED HERETO. THE COMPANY, THE AGENT AND THE LENDERS EACH WAIVE PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER PROCESS, WHICH MAY BE MADE BY ANY OTHER MEANS PERMITTED BY CALIFORNIA LAW.

                 (c) Nothing contained in this Section shall override any contrary provision contained in any Specified Swap Contract.

         11.17 Waiver of Jury Trial. HOLDINGS, THE COMPANY, THE LENDERS AND THE AGENT EACH WAIVE THEIR RESPECTIVE RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR RELATED TO THIS AGREEMENT, THE OTHER LOAN DOCUMENTS, OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY OF THE PARTIES AGAINST ANY OTHER PARTY OR ANY AGENT-RELATED PERSON, PARTICIPANT OR ASSIGNEE, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS, OR OTHERWISE. HOLDINGS, THE COMPANY, THE LENDERS AND THE AGENT EACH AGREE THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY. WITHOUT LIMITING THE FOREGOING, THE PARTIES FURTHER AGREE THAT THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR


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ENFORCEABILITY OF THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS OR ANY PROVISION
HEREOF OR THEREOF. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS.

         11.18 Entire Agreement. This Agreement, together with the other Loan Documents, embodies the entire agreement and understanding among Holdings, the Company, the Lenders and the Agent, and supersedes all prior or contemporaneous agreements and understandings of such Persons, verbal or written, relating to the subject matter hereof and thereof.


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         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered in Los Angeles, California by their proper and duly authorized officers as of the day and year first above written.

                                               WHITE CAP INDUSTRIES, CORP.

                                               By: /s/ CHRIS LANE
                                                   -----------------------------

                                               Title: CFO
                                                      --------------------------

                                               By: [SIG]
                                                   -----------------------------

                                               Title: TREASURER
                                                      --------------------------

                                               WHITE CAP INDUSTRIES, CORP.

                                               By: /s/ CHRIS LANE
                                                   -----------------------------

                                               Title: CFO
                                                      --------------------------

                                               By: [SIG]
                                                   -----------------------------

                                               Title: TREASURER
                                                      --------------------------

                                               BANK OF AMERICA NATIONAL TRUST
                                               AND SAVINGS ASSOCIATION, as Agent

                                               By:  /s/ DAVID F. MCLEESE
                                                   -----------------------------
                                                      David F. McLeese
                                                      Vice President

                                               BANK OF AMERICA NATIONAL TRUST
                                               AND SAVINGS ASSOCIATION, as a
                                               Lender and as Issuing Lender

                                               By:  /s/ DAVID F. MCLEESE
                                                   -----------------------------
                                                      David F. McLeese
                                                      Vice President

                                           BT COMMERCIAL CORPORATION

                                           By:     /s/ BRUCE W. ADDISON
                                               ---------------------------------
                                                   Bruce W. Addison
                                                   Vice President

                                           WELLS FARGO BANK, N.A.

                                           By:     /s/ JOHN P. MANNING
                                               --------------------------------
                                                   John P. Manning
                                                   Vice President

                                           HARRIS TRUST AND SAVINGS BANK

                                           By:     /s/ DAVID HOWELL
                                               --------------------------------
                                                   David Howell
                                                   Vice President

                                           HSBC BUSINESS LOANS, INC.

                                           By:     /s/ TOM SPINOGATTI
                                               ---------------------------------
                                                   Tom Spinogatti
                                                   Vice President

                                           SANWA BANK CALIFORNIA

                                           By:     /s/ ART DUNBAR
                                               ---------------------------------
                                                   Art Dunbar
                                                   Vice President

                                           SUMITOMO BANK OF CALIFORNIA

                                           By:     /s/ SAJEDA SIMJEE
                                               ---------------------------------
                                                   Sajeda Simjee
                                                   Vice President